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Notice of annual meeting of stockholders
April 16, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 annual meeting of stockholders on Thursday, April 16, 2009, at the cafeteria on our property at 12500 TI Boulevard, Dallas, Texas, at 10:00 a.m. (Dallas time). At the meeting we will:

  Elect directors for the next year.
  Consider and act upon a board proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2009.
  Consider and act upon a board proposal to approve a Texas Instruments 2009 Long-Term Incentive Plan.
  Consider and act upon a board proposal to approve a Texas Instruments 2009 Director Compensation Plan.
  Consider and act upon such other matters, including a stockholder proposal, as may properly come before the meeting.

Stockholders of record at the close of business on February 17, 2009, are entitled to vote at the annual meeting.

We urge you to vote your shares as promptly as possible by: (1) accessing the Internet web site, (2) calling the toll-free number or (3) signing, dating and mailing the enclosed proxy.

Sincerely,

Joseph F. Hubach Senior Vice President, Secretary and General Counsel

Dallas, Texas
March 5, 2009

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 51 ]

Table of contents

Voting procedures	52
Election of directors	52
Nominees for directorship	52
Director nomination process	54
Communications with the board	54
Corporate governance	54
Annual meeting attendance	54
Director independence	54
Directors’ ages, service and stock ownership	56
Board organization	56
Board and committee meetings	56
Committees of the board	57
Director compensation	59
Executive compensation	61
Compensation discussion and analysis	61
Compensation Committee report	71
2008 summary compensation table	71
Grants of plan-based awards in 2008	73
Outstanding equity awards at fiscal year-end 2008	74
2008 option exercises and stock vested	77
2008 pension benefits	78
2008 non-qualified deferred compensation	79
Potential payments upon termination or change in control	81
Audit Committee report	85
Proposal to ratify appointment of independent registered public accounting firm	85
Proposal to approve the Texas Instruments 2009 Long-Term Incentive Plan	86
Proposal to approve the Texas Instruments 2009 Director Compensation Plan	88
Equity compensation plan information	90
Stockholder proposal	91
Additional information	92
Voting securities	92
Security ownership of certain beneficial holders	92
Security ownership of management	92
Related person transactions	93
Compensation committee interlocks and insider participation	94
Cost of solicitation	94
Stockholder proposals for 2010	94
Quorum requirement	95
Vote required	95
Benefit plan voting	95
Section 16(a) beneficial ownership reporting compliance	95
Telephone and Internet voting	95
Stockholders sharing the same address	96
Electronic delivery of proxy materials	96
Exhibit A – Texas Instruments 2009 Long-Term Incentive Plan	A-1
Exhibit B – Texas Instruments 2009 Director Compensation Plan	B-1

Proxy statement
March 5, 2009

Executive offices
12500 TI Boulevard, Dallas, Texas 75243
Mailing Address: P. O. Box 660199, Dallas, Texas 75266-0199

Voting procedures
TI’s board of directors requests your proxy for the annual meeting of stockholders on April 16, 2009. If you sign and return the enclosed proxy, or vote by telephone or on the Internet, you authorize the persons named in the proxy to represent you and vote your shares for the purposes mentioned in the notice of annual meeting. This proxy statement and related proxy are being distributed on or about March 5, 2009. If you come to the meeting, you can of course vote in person. But if you don’t come to the meeting, your shares can be voted only if you have returned a properly signed proxy or followed the telephone or Internet voting instructions. If you sign and return your proxy but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the board of directors. You can revoke your authorization at any time before the shares are voted at the meeting.

Election of directors
Directors are elected at the annual meeting to hold office until the next annual meeting and until their successors are elected and qualified. The board of directors has designated the following persons as nominees: JAMES R. ADAMS, DAVID L. BOREN, DANIEL A. CARP, CARRIE S. COX, DAVID R. GOODE, STEPHEN P. MACMILLAN, PAMELA H. PATSLEY, WAYNE R. SANDERS, RUTH J. SIMMONS, RICHARD K. TEMPLETON and CHRISTINE TODD WHITMAN.
     If you return a proxy that is not otherwise marked, your shares will be voted FOR each of the nominees.

Nominees for directorship
All of the nominees for directorship are now directors of the company. If any nominee becomes unable to serve before the meeting, the people named as proxies may vote for a substitute or the number of directors will be reduced accordingly.

[ 52 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

Directors

JAMES R. ADAMS – Director
Member, Governance and Stockholder Relations Committee. Chairman of the board of the company, 1996-98. Group president, SBC Communications Inc., 1992-95; president and chief executive officer of Southwestern Bell Telephone Company, 1988-92.

 DAVID L. BOREN – Director
Member, Audit Committee. President of the University of Oklahoma since 1994. U.S. Senator, 1979-94; Governor of Oklahoma, 1975-79. Director, AMR Corporation, Hiland Partners, LP and Torchmark Corporation; chairman, Oklahoma Foundation for Excellence.

DANIEL A. CARP – Director
Chair, Compensation Committee. Chairman of the board and chief executive officer of Eastman Kodak Company, 2000-2005; director, 1997-2005. President of Eastman Kodak, 1997-2001, 2002-2003; chief operating officer, 2002-2003. Chairman of the board, Delta Air Lines, Inc.; director, Liz Claiborne, Inc. and Norfolk Southern Corporation.

CARRIE S. COX – Director
Member, Compensation Committee. Executive vice president and president of Global Pharmaceuticals at Schering-Plough Corporation since 2003. Executive vice president and president of Global Prescription Business at Pharmacia Corporation, 1997-2003.

DAVID R. GOODE – Director
Member, Compensation Committee. Chairman of the board of Norfolk Southern Corporation, 1992-2006; chief executive officer, 1992-2005; president, 1991-2004. Director, Caterpillar, Inc., Delta Air Lines, Inc. and Russell Reynolds Associates, Inc.; member, The Business Council.

STEPHEN P. MACMILLAN – Director
Member, Audit Committee. Director and chief executive officer of Stryker Corporation since 2005; president since 2003 and chief operating officer from 2003-2004. Sector vice president, global specialty operations, Pharmacia Corporation, 1999-2003.

PAMELA H. PATSLEY – Director
Chair, Audit Committee. Executive chairman, MoneyGram International, Inc. Senior executive vice president of First Data Corporation, 2000-2007; president of its subsidiaries First Data International, 2002-2007 and First Data Merchant Services, 2000-2002. President and chief executive officer of Paymentech, Inc., 1991-2000. Director, Dr. Pepper Snapple Group, Inc., Molson Coors Brewing Company and Tolleson Wealth Management, Inc.; southwestern region trustee and governor, Boys and Girls Clubs of America.

WAYNE R. SANDERS – Director
Member, Audit Committee. Chairman of the board of Kimberly-Clark Corporation, 1992-2003; chief executive officer, 1991-2002; director, 1989-2003. Chairman, Dr. Pepper Snapple Group, Inc.; director, Belo Corporation; national trustee and governor, Boys and Girls Clubs of America.

RUTH J. SIMMONS – Director
Chair, Governance and Stockholder Relations Committee. President of Brown University since 2001. President of Smith College, 1995-2001; vice provost of Princeton University, 1992-95. Director, The Goldman Sachs Group, Inc.; fellow, American Academy of Arts and Sciences; member, Council on Foreign Relations; trustee, Howard University.

RICHARD K. TEMPLETON – Chairman
President and Chief Executive Officer. Chairman of the board since April 2008, president and chief executive officer of the company since 2004. Chief operating officer of the company, 2000-2004. Joined the company in 1980; elected president of the company’s Semiconductor Group and executive vice president in 1996. Director, Semiconductor Industry Association; member, The Business Roundtable.

CHRISTINE TODD WHITMAN – Director
Member, Governance and Stockholder Relations Committee. Director and president of The Whitman Strategy Group. Administrator of the Environmental Protection Agency, 2001-2003; Governor of New Jersey, 1994-2000. Director, Council on Foreign Relations, S.C. Johnson & Son, Inc. and United Technologies Corp.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 53 ]

Director nomination process
The board is responsible for approving nominees for election as directors. To assist in this task, the board has designated a standing committee, the Governance and Stockholder Relations Committee (the Committee), which is responsible for reviewing and recommending nominees to the board. The Committee is comprised solely of independent directors as defined by the rules of the New York Stock Exchange (NYSE) and the board’s corporate governance guidelines. Our board of directors has adopted a written charter for the Committee. It can be found on our web site at www.ti.com/corporategovernance.
     It is a long-standing policy of the board to consider prospective board nominees recommended by stockholders. A stockholder who wishes to recommend a prospective board nominee for the Committee’s consideration can write to the Secretary of the Governance and Stockholder Relations Committee, Texas Instruments Incorporated, Post Office Box 655936, MS 8658, Dallas, Texas 75265-5936. The Committee will evaluate the stockholder’s prospective board nominee in the same manner as it evaluates other nominees.
     In evaluating prospective nominees, the Committee looks for the following minimum qualifications, qualities and skills:

  Outstanding achievement in the individual’s personal career.
  Breadth of experience.
  Soundness of judgment.
  Ability to make independent, analytical inquiries.
  Ability to contribute to a diversity of viewpoints among board members.
  Willingness and ability to devote the time required to perform board activities adequately (in this regard, the Committee will consider the number of other boards on which the individual serves as a director).
  Ability to represent the total corporate interests of TI (a director will not be selected to, nor will he or she be expected to, represent the interests of any particular group).

     Stockholders, non-employee directors, management and others may submit recommendations to the Committee. The board prefers a mix of experience among its members to maintain a diversity of viewpoints. For example, some board members may have spent much of their careers in business, some in government and some in academia. The board’s current size is within the desired range as stated in the board’s corporate governance guidelines.
     Mr. MacMillan was elected to the Board on September 18, 2008. He is the only non-management director nominee for the 2009 annual meeting of stockholders who is standing for election by the stockholders for the first time. A search firm retained by the company to assist the Committee in identifying and evaluating potential nominees initially identified Mr. MacMillan as a potential director candidate. The search firm conducted research to identify viable candidates, based on qualifications and skills the Committee determined that candidates should possess. It then conducted further research on the candidates in whom the Committee had the most interest. The firm is no longer on retainer.

Communications with the board
Stockholders and others who wish to communicate with the board as a whole, or to individual directors, may write to them at: P. O. Box 655936, MS 8658, Dallas, Texas 75265-5936. All communications sent to this address will be shared with the board or the individual director, if so addressed.

Corporate governance
The board has a long-standing commitment to responsible and effective corporate governance. The board’s corporate governance guidelines, the charters of the board’s committees, TI’s code of business conduct and our code of ethics for its chief executive officer and senior financial officers are available on our web site at www.ti.com/corporategovernance. Stockholders may request copies of these documents free of charge by writing to Texas Instruments Incorporated, P.O. Box 660199, MS 8657, Dallas, Texas, 75266-0199, Attn: Investor Relations.

Annual meeting attendance
It is a policy of the board to encourage directors to attend each annual meeting of stockholders. Such attendance allows for direct interaction between stockholders and board members. In 2008, all directors attended TI’s annual meeting of stockholders.

Director independence The board has adopted the following standards for determining independence.
A.	In no event will a director be considered independent if:
	1.	He or she is a current partner of or is employed by the company’s independent auditors; or
2.

An immediate family member of the director is (a) a current partner of the company’s independent auditors or (b) currently employed by the company’s independent auditors and personally works on the company’s audit.

[ 54 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

B.	In no event will a director be considered independent if, within the preceding three years:
	1.	He or she was employed by the company (except in the capacity of interim chairman of the board, chief executive officer or other executive officer) or any of its subsidiaries;
	2.	He or she received more than $120,000 during any twelve-month period in direct compensation from TI (other than (a) director and committee fees and pension or other forms of deferred compensation and (b) compensation received for former service as an interim chairman of the board, chief executive officer or other executive officer);
	3.	An immediate family member of the director was employed as an executive officer by the company or any of its subsidiaries;
	4.	An immediate family member of the director received more than $120,000 during any twelve-month period in direct compensation from TI (excluding compensation as a non-executive officer employee of the company);
	5.	He or she was (but is no longer) a partner or employee of the company’s independent auditors and personally worked on the company’s audit within that time;
	6.	An immediate family member of the director was (but is no longer) a partner or employee of the company’s independent auditors and personally worked on the company’s audit within that time;
	7.	He or she was an executive officer of another company, at which any of TI’s current executive officers at the same time served on that company’s compensation committee;
	8.	An immediate family member of the director was an executive officer of another company at which any of TI’s current executive officers at the same time served on that company’s compensation committee;
	9.	He or she was, and remains at the time of the determination, an executive officer or employee of a company that made payments to, or received payments from, TI for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2 percent of the other company’s consolidated gross revenues for its last completed fiscal year (for purposes of this standard, charitable contributions are not considered “payments”); or
	10.	An immediate family member of the director was, and remains at the time of the determination, an executive officer of a company that made payments to, or received payments from, TI for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2 percent of the other company’s consolidated gross revenues for its last completed fiscal year (for purposes of this standard, charitable contributions are not considered “payments”).
C.	Audit Committee members may not accept any consulting, advisory or other compensatory fee from TI, other than in their capacity as members of the board or any board committee. Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with TI (provided that such compensation is not contingent in any way on continued service).
D.	The following relationships will not be considered material relationships with the company for the purpose of determining director independence:
	1.	A director is an employee, director or trustee of a charitable organization and TI or the TI Foundation makes discretionary contributions to that organization that are less than the greater of $50,000 or 2 percent of the organization’s latest publicly available consolidated gross revenue.
	2.	A director is an employee, director or trustee of another entity that is indebted to TI or to which TI is indebted, and the total amount of either company’s indebtedness to the other is less than 2 percent of the total consolidated assets of the entity he or she serves as an executive officer, director or trustee.

     For any other relationship, the determination of whether it is material, and consequently whether the director involved is independent, will be made by directors who satisfy the independence criteria set forth in this section.
     For purposes of these independence determinations, “immediate family member” will have the same meaning as under the NYSE rules.
     Applying these standards, the board has determined that the following directors have no material relationship with the company other than as a director and are, therefore, independent: Mr. Adams, Mr. Boren, Mr. Carp, Ms. Cox, Mr. Goode, Mr. MacMillan, Ms. Patsley, Mr. Sanders, Ms. Simmons and Ms. Whitman.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 55 ]

Directors’ ages, service and stock ownership
The table below shows the directors’ ages and beneficial ownership of common stock of the company and the year each became a director.

			Common Stock
		Director	Ownership at
Director	Age	Since	December 31, 2008*

J. R. Adams	69	1989	454,075
D. L. Boren	67	1995	90,524
D. A. Carp	60	1997	150,134
C. S. Cox	51	2004	41,639
D. R. Goode	68	1996	147,833
S. P. MacMillan	45	2008	3,649
P. H. Patsley	52	2004	51,260
W. R. Sanders	61	1997	128,038
R. J. Simmons	63	1999	113,742
R. K. Templeton	50	2003	5,574,472
C. T. Whitman	62	2003	56,911

* Included in the common stock ownership shown above are:

		Shares Credited		Shares Credited
	Shares	to 401(k) and	Restricted	to Deferred
	Obtainable	Profit Sharing	Stock Units	Compensation
Director	within 60 Days	Accounts	(in shares) (1)	Account (2)

J. R. Adams	106,500	3,430	23,512	28,734
D. L. Boren	59,000	—	27,880	3,644
D. A. Carp	106,500	—	13,664	29,970
C. S. Cox	31,500	—	7,000	—
D. R. Goode	106,500	—	18,632	22,701
S. P. MacMillan	—	—	2,000	649
P. H. Patsley	31,500	—	7,000	12,760
W. R. Sanders	106,500	—	14,600	1,338
R. J. Simmons	86,500	—	13,000	14,242
R. K. Templeton	4,825,446	11,498	670,000	—
C. T. Whitman	46,500	—	7,000	3,411

(1)	The non-employee directors’ restricted stock units granted before 2007 are settled in TI stock generally upon the director’s termination of service provided he or she has served at least eight years or has reached the company’s retirement age for directors. Restricted stock units granted after 2006 are settled in TI stock generally upon the fourth anniversary of the grant date.

(2)	The shares in deferred compensation accounts are issued following the director’s termination of service.

Excludes shares held by a family member if a director has disclaimed beneficial ownership. Each director owns less than 1 percent of TI’s common stock. No director has pledged shares of TI common stock.

Board organization

Board and committee meetings
During 2008, the board held nine meetings. The board has three standing committees described below. The committees of the board collectively held 22 meetings in 2008. Overall attendance at board and committee meetings was approximately 98 percent.
     Non-employee directors of the board meet in executive session at each regularly scheduled meeting and at such other times as the Governance and Stockholder Relations Committee recommends. The chair of the appropriate board committee acts as chair at executive sessions at which the principal item to be considered is within the scope of authority of his or her committee or, if there is no single principal item, the chair of the Governance and Stockholder Relations Committee acts as chair.

[ 56 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

Committees of the board
Audit Committee. The Audit Committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. All members of the Audit Committee are independent under the rules of the NYSE and the board’s corporate governance guidelines. From January 1, 2008, to April 17, 2008, the committee members were Ms. Patsley (Chair), Ms. Cox and Mr. Sanders. Since April 18, 2008, Ms. Patsley (Chair), Mr. Boren and Mr. Sanders have been members of the committee. Mr. MacMillan joined the committee on September 18, 2008. The Audit Committee is generally responsible for:

  Appointing, compensating, retaining and overseeing TI’s independent registered public accounting firm.
  Reviewing the annual report of TI’s independent registered public accounting firm related to quality control.
  Reviewing TI’s annual reports to the SEC, including the financial statements and the “Management’s Discussion and Analysis” portion of those reports, and recommending appropriate action to the board.
  Reviewing TI’s audit plans.
  Reviewing before issuance TI’s news releases regarding annual and interim financial results and discussing with management any related earnings guidance that may be provided to analysts and rating agencies.
  Discussing TI’s audited financial statements with management and the independent registered public accounting firm, including a discussion with the firm regarding the matters required to be reviewed under applicable legal or regulatory requirements.
  Reviewing relationships between the independent registered public accounting firm and TI.
  Reviewing and discussing the adequacy of TI’s internal accounting controls and other factors affecting the integrity of TI’s financial reports with management and with the independent registered public accounting firm.
  Creating and periodically reviewing TI’s whistleblower policy.
  Reviewing TI’s risk assessment and risk management policies.
  Reviewing TI’s compliance and ethics program.
  Reviewing a report of compliance of management and operating personnel with TI’s code of business conduct, including TI’s conflict of interest policy.
  Reviewing TI’s non-employee-related insurance programs.
  Reviewing changes, if any, in major accounting policies of the company.
  Reviewing trends in accounting policy changes that are relevant to the company.
  Reviewing the company’s policy regarding investments and financial derivative products.

     The board has determined that all members of the Audit Committee are financially literate and have financial management expertise, as the board has interpreted such qualifications in its business judgment. In addition, the board has designated Ms. Patsley as the audit committee financial expert as defined in the Securities Exchange Act of 1934, as amended.
     The Audit Committee met six times in 2008. The Audit Committee holds regularly scheduled meetings and reports its activities to the board. The committee also continued its long-standing practice of meeting directly with our internal audit staff to discuss the audit plan and to allow for direct interaction between Audit Committee members and our internal auditors. Please see page 85 for a report of the committee.

Compensation Committee. The Compensation Committee consists of three independent directors. From January 1, 2008, to April 17, 2008, the committee members were Mr. Carp (Chair), Ms. Simmons and Ms. Whitman. Since April 18, 2008, the committee members have been Mr. Carp (Chair), Ms. Cox and Mr. Goode. The committee is responsible for:

  Reviewing and approving company goals and objectives relevant to CEO compensation.
  Evaluating the CEO’s performance in light of those goals and objectives.
  Setting the compensation of the CEO and other executive officers.
  Overseeing administration of employee benefit plans.
  Making recommendations to the board regarding:

  Institution and termination of, revisions in and actions under employee benefit plans that (i) increase benefits only for officers of the company or disproportionately increase benefits for officers of the company more than other employees of the company, (ii) require or permit the issuance of the company’s stock or (iii) the board must approve.
  Reservation of company stock for use as awards of grants under plans or as contributions or sales to any trustee of any employee benefit plan.
  Purchase of company stock in connection with employee benefit plans.

Taking action as appropriate regarding the institution and termination of, revisions in and actions under employee benefit plans that are not required to be approved by the board.

     The Compensation Committee holds regularly scheduled meetings, reports its activities to the board, and consults with the board before setting annual executive compensation. During 2008, the committee met eight times. Please see page 71 for a report of the committee.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 57 ]

     In performing its functions, the committee is supported by the company’s Human Resources organization. The committee has the authority to retain any advisors it deems appropriate to carry out its responsibilities. The committee retained Pearl Meyer & Partners as its compensation consultant for the 2008 compensation cycle. The committee instructed the consultant to advise it directly on executive compensation philosophy, strategies, pay levels, decision-making processes and other matters within the scope of the committee’s charter. Additionally, the committee instructed the consultant to assist the company’s Human Resources organization in its support of the committee in these matters with such items as peer-group assessment, analysis of the executive compensation market, and compensation recommendations.
     The Compensation Committee considers it important that its compensation consultant’s objectivity not be compromised by other business engagements with the company or its management. In support of this belief, the committee adopted a policy in June 2007 on compensation consultants. A copy of the policy may be found on www.ti.com/corporategovernance. During 2008, neither the consultant nor any of its affiliates performed services for TI other than pursuant to the engagement by the committee.
     The Compensation Committee considers executive compensation in a multistep process that involves the review of market information, performance data and possible compensation levels over several meetings leading to the annual determinations in January. Before setting executive compensation, the committee reviews the total compensation and benefits of the executive officers and considers the impact that their retirement, or termination under various other scenarios, would have on their compensation and benefits.
     The CEO and the senior vice president responsible for Human Resources, who is an executive officer, are regularly invited to attend meetings of the committee. The CEO is excused from the meeting during any discussion of his own compensation. No executive officer determines his or her own compensation or the compensation of any other executive officer. As members of the board, the members of the committee receive information concerning the performance of the company during the year and interact with our management. During the committee’s deliberations on executive compensation, the CEO gives the committee and the board an assessment of his own performance during the year just ended. He also reviews the performance of the other executive officers with the committee and makes recommendations regarding their compensation. The senior vice president responsible for Human Resources assists in the preparation of and reviews the compensation recommendations made to the committee other than for her compensation.
     The Compensation Committee’s charter provides that it may delegate its power, authority and rights with respect to TI’s long-term incentive plans, employee stock purchase plan and employee benefit plans to (i) one or more committees of the board established or delegated authority for that purpose; or (ii) employees or committees of employees except that no such delegation may be made with respect to compensation of the company’s executive officers.
     Pursuant to that authority, the Compensation Committee has delegated to a special committee established by the board the authority to grant a limited number of stock options and restricted stock units under the company’s long-term incentive plans. The sole member of the special committee is Mr. Templeton. The special committee has no authority to grant, amend or terminate any form of compensation to TI’s executive officers. The Compensation Committee reviews the grant activity of the special committee.

Governance and Stockholder Relations Committee. All members of the Governance and Stockholder Relations Committee are independent. From January 1, 2008, to April 17, 2008, the committee members were Mr. Boren (Chair), Mr. Adams and Mr. Goode. Since April 18, 2008, the committee members have been Ms. Simmons (Chair), Mr. Adams and Ms. Whitman. The Governance and Stockholder Relations Committee is generally responsible for:

Making recommendations to the board regarding:

  The development and revision of our corporate governance principles.
  The size, composition and functioning of the board and board committees.
  Candidates to fill board positions.
  Nominees to be designated for election as directors.
  Compensation of board members.
  Organization and responsibilities of board committees.
  Succession planning by the company.
  Issues of potential conflicts of interest involving a board member raised under TI’s conflict of interest policy.
  Election of executive officers of the company.
  Topics affecting the relationship between the company and stockholders.
  Public issues likely to affect the company.
  Responses to proposals submitted by stockholders.

Reviewing:
Contribution policies of the company and of the TI Foundation. Revisions to TI’s code of ethics.
Electing officers of the company other than the executive officers. Overseeing an annual evaluation of the board and the committee.

[ 58 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

     The Governance and Stockholder Relations Committee met eight times in 2008. The Governance and Stockholder Relations Committee holds regularly scheduled meetings and reports its activities to the board. Please see page 54 for a discussion of stockholder nominations and communications with the board.

Director compensation
The Governance and Stockholder Relations Committee has responsibility for reviewing and making recommendations to the board on compensation for non-employee directors, with the board making the final determination. The committee has no authority to delegate its responsibility regarding director compensation. In carrying out this responsibility it is supported by TI’s Human Resources organization. The CEO, the senior vice president responsible for Human Resources and the Secretary review the recommendations made to the committee. The CEO also votes, as a member of the board, on the compensation of non-employee directors.
     The compensation arrangements for the non-employee directors are:

  Annual retainer of $80,000 for board and committee service.
  Additional annual retainer of $20,000 for the chair of the Audit Committee.
  Additional annual retainer of $10,000 for each of the chairs of the Compensation Committee and the Governance and Stockholder Relations Committee.
  Annual grant of a 10-year option to purchase 7,000 shares of TI common stock pursuant to the terms of the Texas Instruments 2003 Director Compensation Plan (Director Plan), which was approved by stockholders in April 2003. The exercise price of the option is the closing price of the company’s common stock on the date of the grant. These non-qualified options become exercisable in four equal annual installments beginning on the first anniversary of the grant and also will become fully exercisable in the event of a change in control (as defined in the Director Plan) of TI.
  Annual grant of 2,500 restricted stock units pursuant to the terms of the Director Plan. The restricted stock units vest on the fourth anniversary of their date of grant and upon a change in control as defined in the Director Plan. If a director is not a member of the board on the fourth anniversary of the grant, restricted stock units will nonetheless settle on such anniversary date if the director had completed eight years of service prior to termination or the director’s termination was due to death, disability or ineligibility to stand for reelection under the company’s by-laws. The director may defer settlement of the restricted stock units at his or her election. Upon settlement, the director will receive one share of TI common stock for each restricted stock unit. Dividend equivalents are paid on the restricted stock units at the same rate as dividends on TI common stock.
  $1,000 per day compensation for other activities designated by the chairman.

     The board has determined that grants of equity compensation to non-employee directors should be timed to occur when grants are made to our U.S. employees in connection with the annual compensation review process. Accordingly, equity grants to non-employee directors are made in January. Please see the discussion regarding the timing of equity compensation grants in the Compensation Discussion and Analysis on page 69.
     Directors are not paid a fee for meeting attendance, but we reimburse non-employee directors for their travel, lodging and related expenses incurred in connection with attending board, committee and stockholders meetings and other designated TI events. In addition, non-employee directors may travel on company aircraft to and from these meetings and other designated events. On occasion, directors’ spouses are invited to attend board events; the spouses’ expenses incurred in connection with attendance at those events are also reimbursed.
     Under the Director Plan, some directors have chosen to defer all or part of their cash compensation until they leave the board (or certain other specified times). These deferred amounts were credited to either a cash account or stock unit account. Cash accounts earn interest from TI at a rate currently based on Moody’s Seasoned Aaa Corporate Bonds. For 2008, that rate was 5.76 percent. Stock unit accounts fluctuate in value with the underlying shares of TI common stock, which will be issued after the deferral period. Dividend equivalents are paid on these stock units. Directors may also defer settlement of the restricted stock units that they receive.
     We have arrangements with certain customers whereby our employees may purchase specific consumer products containing TI-manufactured components at discounted pricing. Directors are entitled to participate on the same terms and conditions available to employees.
     Non-employee directors are not eligible to participate in any TI-sponsored pension plan.
     This year stockholders are asked to approve a new 2009 Director Compensation Plan. Information about that plan can be found beginning on page 88.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 59 ]

2008 director compensation
The following table shows the compensation of all persons who were non-employee members of the board during 2008 for services in all capacities to TI in 2008, except as otherwise indicated.

					Change in
					Pension
					Value and
				Non equity	Non-qualified
	Fees Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in	Awards	Awards	Compensation	Compensation	Compensation
Name (1)	Cash ($)(2)	($)(3)	($)(4)	($)	Earnings	($)(5)	Total ($)

J. R. Adams	$80,000	$74,475	$62,160	—	—	$655	$217,290
D. L. Boren	$83,333	$74,475	$62,160	—	—	$11,761	$231,729
D. A. Carp	$90,000	$74,475	$62,160	—	—	$8,531	$235,166
C. S. Cox	$80,000	$74,169	$62,633	—	—	$20	$216,822
D. R. Goode	$80,000	$74,475	$62,160	—	—	$11,761	$228,396
S. P. MacMillan	$22,889	$45,500	$—	—	—	$20	$68,409
P. H. Patsley	$100,000	$74,169	$62,633	—	—	$20	$236,822
W. R. Sanders	$80,250	$74,475	$62,160	—	—	$8,531	$225,416
R. J. Simmons	$86,667	$74,475	$62,160	—	—	$20	$223,322
C. T. Whitman	$81,000	$74,169	$62,633	—	—	$20	$217,822

(1)	Thomas J. Engibous, an executive officer of the company, retired as chairman of the board on April 17, 2008. Mr. Engibous received no additional compensation for his services as a director and is not a named executive officer as defined on page 61. Therefore, SEC rules do not require disclosure of his compensation.

(2)	Includes amounts deferred at the director’s election.

(3)

Shown is the expense recognized in TI’s 2008 financial statements in accordance with Statement of Financial Accounting Standard (SFAS) 123(R) for all outstanding awards relating to the named individual. In accordance with SEC rules, no estimates were made for forfeitures in calculating these amounts. For individuals who have at least eight years of service, the SFAS 123(R) expense is recognized immediately; consequently, the table includes the full expense of the 2008 restricted stock grant. Except as noted below for Mr. MacMillan, for individuals who have less service, the SFAS 123(R) expense is recognized over a one-year period from date of grant; consequently, the table includes a portion of the expense for the 2007 and 2008 restricted stock grants. The SFAS 123(R) expense for Mr. MacMillan’s restricted stock unit grant, made upon his initial election to the board in September 2008, was recognized over the remainder of 2008. Ms. Simmons and Messrs. Adams, Boren, Carp, Goode and Sanders have at least eight years of service. For all directors except Mr. MacMillan, the grant date fair value of the restricted stock units granted in 2008 calculated in accordance with SFAS 123(R) is $74,475. The grant date fair value of Mr. MacMillan’s award calculated in the same manner is $45,500. The discussion of the assumptions used for purposes of calculating the SFAS 123(R) expense and the grant date fair value appears on pages 12-15 of Exhibit 13 to TI’s annual report on Form 10-K for the year ended December 31, 2008.

The table below shows the aggregate number of shares underlying outstanding restricted stock units held by the named individuals as of December 31, 2008.

Restricted Stock
Name	Units (in shares)

J. R. Adams	23,512
D. L. Boren	27,880
D. A. Carp	13,664
C. S. Cox	7,000
D. R. Goode	18,632
S. P. MacMillan	2,000
P. H. Patsley	7,000
W. R. Sanders	14,600
R. J. Simmons	13,000
C. T. Whitman	7,000

[ 60 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

Each restricted stock unit represents the right to receive one share of TI common stock. For restricted stock units granted prior to 2007, shares are issued at the time of mandatory retirement from the board (age 70) or upon the earlier of termination of service from the board after completing eight years of service or death or disability. For information regarding share issuances under restricted stock units granted after 2006, please see the discussion on page 59.

(4)	Shown is the expense recognized in TI’s 2008 financial statements in accordance with SFAS 123(R) for all outstanding grants relating to the named individual. In accordance with SEC rules, no estimates were made for forfeitures in calculating these amounts. For individuals who have at least eight years of service, the expense is recognized over a six-month period; consequently, the table includes the full expense of the 2008 stock option grant. For individuals who have less service, the table includes a portion of the expense for the 2007 and 2008 stock option grants. The grant date fair value of the options granted in 2008 calculated in accordance with SFAS 123(R) is $62,160. The discussion of the assumptions used for purposes of calculating the SFAS 123(R) expense and the grant date fair value appears on pages 12-15 of Exhibit 13 to TI’s annual report on Form 10-K for the year ended December 31, 2008.

The table below shows the aggregate number of shares underlying outstanding stock options held by the named individuals as of December 31, 2008.

Name	Options (in shares)

J. R. Adams	119,000
D. L. Boren	71,500
D. A. Carp	119,000
C. S. Cox	44,000
D. R. Goode	119,000
S. P. MacMillan	—
P. H. Patsley	44,000
W. R. Sanders	119,000
R. J. Simmons	99,000
C. T. Whitman	59,000

The terms of these options are set forth on page 59 except that for options granted before November 2006, the exercise price is the average of the high and low price of the company’s common stock on the date of grant.

(5)	All Other Compensation in 2008 consists of the annual cost of premiums for travel and accident insurance policies and, for certain individuals, costs related to the Director Award Program. Each director whose service commenced prior to June 20, 2002, is eligible to participate in the Director Award Program, a charitable donation program under which we will contribute a total of $500,000 per eligible director to as many as three educational institutions recommended by the director and approved by us. The contributions are made following the director’s death. Directors receive no financial benefit from the program, and all charitable deductions belong to the company. In accordance with SEC rules, we have included the company’s annual costs under the program in All Other Compensation of the directors who participate. These costs include third-party administrator fees for the program and premiums on life insurance policies to fund the program. Messrs. Adams, Boren, Carp, Goode and Sanders participate in this program. The cost attributable to each of Messrs. Boren and Goode for their participation in the program was $11,741. For the other participating individuals, the attributable cost was below the $10,000 reporting threshold.

Executive compensation

Compensation discussion and analysis This section describes TI’s compensation program for executive officers. It will provide insight into the following:
The elements of the 2008 compensation program, how we selected them and how they relate to one another; and How we determined the amount of the compensation for 2008.

     Currently, TI has 14 executive officers. These executives have the broadest job responsibilities and policy-making authority in the company. We hold them accountable for the company’s performance and for maintaining a culture of strong ethics. Details of compensation for our CEO, CFO and the three other highest paid individuals who were executive officers in 2008 (collectively called the “named executive officers”) can be found in the tables beginning on page 72.

Executive summary
  The Compensation Committee of TI’s board of directors is responsible for setting the compensation of all TI executive officers. The committee consults with the other independent directors on the board before setting annual compensation for the executives. The committee chair regularly reports on committee actions at board meetings.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 61 ]

  The primary goal of the compensation program is to provide meaningful incentives that motivate executive officers to achieve profitable growth and build long-term capability that will deliver shareholder value. To achieve this goal, the committee has designed the compensation program to (1) pay for performance; and (2) deliver rewards in ways that encourage executives to think and act in both the near-term and long-term interests of our stockholders.
  In a cyclical industry such as ours, in which market conditions and therefore growth and profitability can change quickly, we do not use formulas or pre-set thresholds or multiples to determine compensation awards. The only exception to this is the broad-based profit sharing program, which pays in accordance with a formula based on company profitability.
  All executive officers are employed at will. None has an employment contract.
  Executive compensation has cash and non-cash components. The cash components are base salary, profit sharing and performance bonus. The non-cash component is equity compensation in the form of non-qualified (NQ) stock options and restricted stock units. In addition, executive officers get the same benefits as other U.S. employees and a few perquisites, such as financial counseling and executive physicals.
  Setting cash compensation: base salary is generally set below the market median; profit sharing is determined according to a formula and depends on the level of company’s annual operating profit as a percentage of revenue; and bonuses are set at an appropriate level to reflect the company’s near-term performance as compared to competitors, its strategic progress, and the performance of the operations for which the executive is responsible.
  Setting equity compensation: the primary consideration is the level of equity compensation granted to similarly situated executive officers at a peer group of companies (the “Comparator Group” discussed below).

Compensation elements
The primary elements of our executive compensation program are as follows:

Near-term compensation, paid in cash

Element	Purpose	Policy	Terms

Base salary	Basic, least variable form of compensation	Pay slightly below market median in order to weight total compensation to the performance-based elements described below	Paid twice monthly

Profit sharing	Broad-based program designed to emphasize that each employee contributes to the company’s profitability and can share in it

Pay according to a formula that focuses employees on a company goal, and at a level that will affect behavior. Profit sharing is paid in addition to any performance bonus awarded for the year.

For the last five years, the formula has been based on company-level annual operating profit margin. The formula was set by the TI board. The committee’s practice has been not to adjust amounts earned under the formula.

Payable in a single cash payment shortly after the end of the performance year

As in recent years, the formula for 2008 was:

  Below 10% company-level annual operating profit as a percentage of revenue (“Margin”): No profit sharing
  At 10% Margin: Profit sharing = 2% of base salary
  At Margin above 10%: Profit sharing increases by 0.5% of base salary for each percentage point of Margin between 10% and 24%, and 1% of base salary for each percentage point of Margin above 24%. The maximum profit sharing is 20% of base salary.

In 2008, TI delivered Margin of 19.5%. As a result, all eligible employees, including executive officers, received profit sharing of 6.75% of base salary.

[ 62 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

Element	Purpose	Policy	Terms

Performance bonus	To motivate executives and reward them according to the company’s performance and the executive’s individual performance

Bonus is based primarily on one-year and three-year company performance on certain measures (revenue growth percent, operating margin and total shareholder return) as compared to competitors and on our strategic progress in key markets and with customers.[1] These factors have been chosen to reflect our near-term financial performance as well as our progress in building long-term shareholder value.

If relative company performance is better than last year, then bonuses will generally be higher than last year. If relative performance is the same or lower than last year, bonuses will generally be the same or lower than last year.

The committee does not rely on formulas or performance targets or thresholds. Instead it uses its judgment based on its assessment of the factors described above.

Our general policy is to pay the bonus under the Texas Instruments Executive Officer Performance Plan (approved by stockholders in 2002). It provides for a bonus of 0.5% of TI consolidated income, as defined in the plan, to each executive officer, subject to the committee’s authority to reduce the amount to any level it considers appropriate, including $0. The committee reserves the right to pay bonuses outside the plan if it considers it in stockholder interests to do so.

Determined by the committee and paid in a single payment after the performance year

Long-term compensation, awarded in equity

Non-qualified stock options and restricted stock units	Alignment with shareholders; long-term focus; retention, particularly with respect to restricted stock units	We grant a combination of stock options and restricted stock units, targeted at the median level of equity compensation awarded to executives in similar positions at the Comparator Group.	The terms and conditions of stock options and restricted stock units are summarized on pages 76-77. The committee’s grant-timing policy is described on page 69.

Comparator group
The Compensation Committee considers the market level of compensation when setting the salary, bonuses and equity compensation of the executive officers. The Committee targets salary slightly below market median in order to weight total compensation to performance-based elements. To estimate the market level of pay, the committee uses information provided by its compensation consultant and TI’s Compensation and Benefits organization about compensation paid to executives in similar positions at Comparator Group companies.

____________________

1	“Total shareholder return” refers to the percentage change in the value of a stockholder’s investment in a company over the relevant time period, as determined by dividends paid and the change in the company’s share price during the period.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 63 ]

     The committee sets the Comparator Group annually in June for the next compensation cycle. In general, the selected companies (1) are U.S.-based, (2) engage in the semiconductor business or other electronics or information technology activities, and (3) use forms of executive compensation comparable to TI’s.

In June 2007, the committee set the Comparator Group for compensation decisions to be made in January 2008 (referred to below as the “2008 Comparator Group”). The 2008 Comparator Group consisted of the following 27 companies:

Advanced Micro Devices, Inc.	EMC Corporation	Microsoft Corporation
Altera Corporation	Fairchild Semiconductor International, Inc.	Motorola, Inc.
Analog Devices, Inc.	Intel Corporation	National Semiconductor Corporation
Apple Inc.	Intersil Corporation	NVIDIA Corporation
Applied Materials, Inc.	Jabil Circuit, Inc.	ON Semiconductor Corporation
Broadcom Corporation	Linear Technology Corporation	Oracle Corporation
Cisco Systems, Inc.	LSI Logic Corporation	QUALCOMM Incorporated
Conexant Systems, Inc.	Maxim Integrated Products, Inc.	Seagate Technology
Dell Inc.	Microchip Technology Incorporated	Xilinx, Inc.

The committee used the 2008 Comparator Group for the base salary and equity compensation decisions made in January 2008.
     On the advice of its compensation consultant, the committee decided that the revenue range of the Comparator Group should more closely align with that of TI. Accordingly, the committee approved the following Comparator Group in June 2008 for use in the compensation decisions to be made in January 2009 (the “2009 Comparator Group”):

Analog Devices, Inc.	Emerson Electric Co.	Seagate Technology
Apple Inc.	Google Inc.	Sun Microsystems, Inc.
Applied Materials, Inc.	Intel Corporation	Tyco Electronics Ltd.
Cisco Systems, Inc.	Motorola, Inc.	Yahoo! Inc.
Computer Sciences Corporation	NVIDIA Corporation	Western Digital Corporation
eBay Inc.	Oracle Corporation	Xerox Corporation
EMC Corporation	QUALCOMM Incorporated

Eleven of the 20 companies in 2009 Comparator Group were in the 2008 Comparator Group. The two largest companies in terms of revenue in the 2008 Comparator Group, each of which had revenue of approximately four times TI’s, were dropped from the Comparator Group, as were thirteen companies that had significantly less revenue than TI. The median revenue and market capitalization of the 2009 Comparator Group was approximately equivalent to TI’s. The revenue range of the 2009 Comparator Group was significantly narrower (generally between 1/3 and 3 times TI revenue) than the 2008 Comparator Group.2 In January 2009, the committee considered 2009 Comparator Group data when setting bonuses for 2008 performance.

Analysis of compensation determinations for 2008
In setting compensation, the committee applied the same policies to all named executive officers. The committee determined each named executive officer’s compensation separately, without using any formula to set one officer’s compensation at a higher or lower level than another officer’s.

Total compensation – Before finalizing the compensation of the executive officers, the committee performed a “tally sheet” review, i.e., a review covering all elements of compensation. The review included total cash compensation (salary, profit sharing and projected bonus), the grant date fair value of equity compensation, the impact that proposed compensation would have on other compensation elements such as pension, and a summary of benefits that the executives would receive under various termination scenarios. The review enabled the committee to see how various compensation elements relate to one another and what impact its decisions would have on the total earnings opportunity of the executives. In assessing the “tally sheet” data, the committee did not target a specific level of total compensation or use a formula to allocate compensation among the various elements. Instead, it discussed the data with its compensation consultant and used its judgment in assessing whether the total was consistent with the objectives of the program. Based on this review, the committee determined that the level of compensation was appropriate.

____________________

2	The statements in this paragraph about revenue and market capitalization reflect the information available to the committee when it made its June 2008 decision. Comparator Group and TI revenue is for the four completed fiscal quarters before June 2008. Market capitalization is as of April 2008.

[ 64 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

Base salary – In January 2008, the committee set the base salary of each named executive officer for 2008. In keeping with its strategy, the committee targeted base salary for the named executive officers below the estimated median level of salaries that will be paid to similarly situated executives of the Comparator Group of companies in 2008. As a result of the committee’s decisions, the 2008 rate of base salary for the officers was as follows:

Officer	2008 Annual Rate*	Change from 2007 Annual Rate

Mr. Templeton	$963,120	+3.0%
Mr. March	$465,000	+6.9%
Mr. Lowe	$535,020	+5.9%
Mr. Ritchie	$448,080	+3.0%
Mr. Hames	$463,500	+3.0%

*	Effective February 1, 2008. The numbers in this column differ from the “Salary” column of the Summary Compensation Table on page 72 because (as required by SEC rules) the latter shows salary received in the year 2008, including amounts paid in January 2008 at the prior year’s annual rate.

The salary differences among the named executive officers were driven primarily by differences in the market rate of pay for each officer. The increase for Mr. Templeton reflected the expected increase in the market rate of base salary for CEOs. The increase for Mr. March was in response to the rise in CFO compensation that has occurred in recent years. The committee continued to adjust Mr. Lowe’s salary to the market level for the additional responsibilities he assumed in 2006. The increases for Messrs. Hames and Ritchie reflected the expected increase in the market rate of base salary for executive officers generally.

Equity compensation – In January 2008, the committee granted long-term equity compensation to the named executive officers using a combination of NQ stock options and restricted stock units.
     The committee’s objective was to set equity grants at approximately the median level, in this case the 40th to 60th percentile, of equity compensation granted by the 2008 Comparator Group for each of the executive officers. In assessing the market level of equity compensation, the committee considered information presented by TI’s Compensation and Benefits organization (prepared using data provided by the committee’s compensation consultant) on both the value of the awards and number of shares expected to be granted by the 2008 Comparator Group to similarly situated executives in 2008.
     The award value was estimated using the same methodology used for financial accounting. The number of shares was assessed in terms of “NQ Equivalents,” which were calculated by treating each option share as 1 NQ Equivalent, and each restricted stock unit as 3 NQ Equivalents. This 3:1 ratio approximates the relative accounting expense of granting one restricted stock unit as compared to an option for one share.
     Before setting the awards, the committee also reviewed the amount of unvested equity compensation held by the officers to assess its retention value. In making this assessment, the committee used its judgment and did not apply any formula, threshold or maximum.
     For each of the named executive officers, the committee decided to hold the number of NQ Equivalents at the same level as in 2007. The committee found that at the 2007 grant level, the value of each officer’s award would be at approximately the market median and the number of NQ Equivalents would still be competitive with the number of shares expected to be granted by the Comparator Group to similarly situated officers.
     Based on its review of the retention value of outstanding awards, the committee concluded that the allocation of shares between stock options and restricted stock units was still appropriate for purposes of retention and there was no need to increase or decrease the award from the targeted level.
     Accordingly, the committee awarded to each of the named executive officers the same number of stock options and restricted stock units as in 2007. The differences in the equity granted to the named executive officers were primarily the result of differences in the applicable market level of equity compensation for their positions, and not the application of any formula designed to maintain differentials between the officers.
     Please see the Grants of Plan-Based Awards in 2008 table on page 73 for details concerning the grants, including the grant date fair value of the 2008 awards. The table below is provided to assist the reader in comparing NQ Equivalent levels in the three reporting years. The grant date fair value of the 2008 awards is shown in the chart on page 68.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 65 ]

			Restricted
		Stock Options	Stock Units
Officer	Year	(in Shares)	(in Shares)	NQ Equivalents

Mr. Templeton	2008	270,000	150,000	720,000
	2007	270,000	150,000	720,000
	2006	350,000	150,000	800,000
Mr. March	2008	85,000	35,000	190,000
	2007	85,000	35,000	190,000
	2006	85,000	30,000	175,000
Mr. Lowe	2008	100,000	60,000	280,000
	2007	100,000	60,000	280,000
	2006	100,000	150,000 *	550,000	*
Mr. Ritchie	2008	100,000	50,000	250,000
	2007	100,000	50,000	250,000
	2006	100,000	50,000	250,000
Mr. Hames	2008	75,000	45,000	210,000
	2007	75,000	45,000	210,000
	2006	80,000	50,000	230,000

*	Includes a June 2006 retention grant of 100,000 restricted stock units made in connection with his assuming additional responsibilities.

All grants of equity compensation were made under the Texas Instruments 2000 Long-Term Incentive Plan, which stockholders approved in April 2000. The grants have the terms described on pages 76-77.

Bonus – In January 2009, the committee set the 2008 bonus compensation for executive officers based on its assessment of 2008 performance. The committee considered the bonus amount specified by the Executive Officer Performance Plan. In deciding whether to reduce that amount, the committee used the following performance measures to assess the company:

The relative one-year and three-year performance of TI as compared with competitor companies, as measured by revenue growth, operating profit as a percentage of revenue, total shareholder return; and
The absolute one-year and three-year performance of TI on the above measures.

     In addition, the committee considered our strategic progress by reviewing how competitive we are in key markets with our core products and technologies, as well as the strength of our relationships with key customers.
     One-year relative performance on the three measures and one-year strategic progress were the primary considerations in the committee’s assessment of the company’s 2008 performance. In assessing performance, the committee did not use formulas or pre-set thresholds or multiples. Because market conditions can quickly change in our industry, thresholds established at the beginning of a year could prove irrelevant by year-end. We believe the committee’s approach, which assesses the company’s relative performance in hindsight after year-end, gave it the insight to judge results and encouraged executives to pursue strategies that serve the long-term interests of the company and its shareholders.
     In the comparison of relative performance, the committee used the following companies (the “competitor companies”):[3]

Advanced Micro Devices, Inc.	Intel Corporation	National Semiconductor Corporation
Altera Corporation	Intersil Corporation	NVIDIA Corporation
Analog Devices, Inc.	Linear Technology Corporation	ON Semiconductor Corporation
Broadcom Corporation	LSI Logic Corporation	QUALCOMM Incorporated
Conexant Systems, Inc.	Marvell Technology Group Ltd.	STMicroelectronics N.V.
Fairchild Semiconductor International, Inc.	Maxim Integrated Products, Inc.	Xilinx, Inc.
Infineon Technologies AG	Microchip Technology Incorporated

These companies include broad-based and niche suppliers that operate in our key markets or offer technology that competes with our products. This list of companies was unchanged from the list used by the committee in January 2008 in assessing TI performance for purposes of setting the bonuses for 2007 performance.

____________________

3	To the extent the companies had not released financial results for the year or most recent quarter, the committee based its evaluation on estimates and projections of the companies’ financial results for 2008.

[ 66 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

     Overall, the committee determined that TI’s performance in 2008 was below the median of the competitor companies. Specifically, revenue growth was below the median, operating margin was above the median, and total shareholder return was below the median. With regard to strategic position, the committee determined that once again the company strengthened in Analog and Embedded Processing, due to a broader portfolio of products and deeper relationships with customers. However, the company’s position weakened in cellular basebands for wireless phones, due both to market conditions and to loss of market share. After reviewing all these factors, the committee applied its judgment and determined that, in total, TI’s performance in 2008 was below that of the prior year when the committee determined performance was well above the median of the competitor companies. As a result, total cash compensation for the named executive officers for 2008 was 18 to 24 percent lower than for 2007.
     Below are details of the committee’s assessment.

Revenue and margin
  TI’s 2008 revenue declined 9.6 percent, below the median. About 6 points of this decline reflect weaker wireless performance. Analog revenue declined about 1.4 percent, and Embedded Processing revenue grew about 2.7 percent.
  Three-year compounded annual revenue growth was 0.4 percent, below the median of the competitor companies.
  One-year operating profit margin was 19.5 percent, above the median of the competitor companies.
  Three-year average operating profit margin was 22.8 percent, above the median of the competitor companies.

Total shareholder return (“TSR”)
  One-year TSR declined 52.8 percent, below the median performance of the competitor companies.
  Three-year TSR declined 20.7 percent on a compounded annual basis, the median performance of the competitor companies.
  The company returned cash to stockholders through stock repurchases of $2.1 billion, reducing outstanding shares by 6 percent. The company also increased the quarterly dividend rate by 10 percent, the sixth increase in five years.
  Even accounting for the above stock repurchases and dividend increases, the balance sheet remained robust, ending the year with cash and short-term investments of more than $2.5 billion.

Strategic progress
  TI’s strategic position in Analog and Embedded Processing strengthened in 2008 as the company put more of its attention and investment into these areas. Among the year’s results were acquisitions that broadened the company’s portfolio and the introduction of important new products. Through acquisitions, TI gained technology for improving energy efficiency and for medical applications. The company launched more than 700 new analog semiconductors and embedded processors, allowing it to reach new customers and deepen its relationships with existing customers. In total, TI remained the leading supplier of the complete chain of analog and digital semiconductors necessary for the electronic conversion and processing of real-world signals.
  The company increased the intensity around growth initiatives for tens of new applications by creating small groups to design and market products for areas such as alternative energy, LED lighting and smart electric meters. TI also established Kilby Labs, where researchers and engineers can conduct early-stage experiments to determine the viability of new ideas and technologies.
  Customer-centricity again gained momentum as a defining component of TI’s culture. While this is primarily an outcome of employee commitment and dependable delivery of products, the further expansion of sales networks in the emerging markets of Asia and Eastern Europe contributed to TI’s ability to engage with a broader group of customers. More than 10 new sales offices were opened in these regions, including five in India, two each in China and Vietnam, and one each in Poland, Russia and Thailand.
  With slowing growth in the market for cellular basebands, TI took hard but important steps to transform its wireless business and reduce investments by about $200 million annually when fully implemented. The company is running the cellular baseband part of its wireless product line to maximize its economic value to TI. Strategically, TI is focusing on applications processors for smartphones, which have strong growth potential.

Performance summary

	1-Year	3-Years

Revenue growth	-9.6%	0.4% CAGR
Operating margin	19.5%	22.8% average
Return on invested capital (ROIC)	20.2%	22.3% average
Dividend rate growth	10%	267%
Total shareholder return (TSR)	-52.8%	-20.7% CAGR

CAGR = compound annual growth rate

ROIC = operating margin x (1 – tax rate) / (assets – non-debt liabilities)

One-year TSR % =	[(Closing price of the company’s stock at year-end 2008, plus dividends paid during 2008) divided by 2007 year-end closing price] minus 1, multiplied by 100

Three-year TSR CAGR % =	[(Closing price of the company’s stock at year-end 2008, plus dividends paid during 2006 through 2008) divided by 2005 year-end closing price] 1/3 minus 1, multiplied by 100

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 67 ]

Based on its assessment of company performance, the committee determined that the bonuses of the named executive officers for 2008 performance should be approximately 35 percent lower than for 2007. The committee considered the officers’ individual performance. The performance of the CEO was judged according to the performance of the company. For the other officers, the committee also considered the factors described below in assessing individual performance. In making this assessment, the committee did not apply any formula or performance targets.
     Mr. March is the chief financial officer. The committee noted the financial management of the company.
     Mr. Lowe is responsible for the company’s analog semiconductor product lines. The committee noted the financial performance of those product lines, including the company’s analog market share, and the position of the operations strategically and with customers.
     Mr. Ritchie is responsible for the company’s semiconductor manufacturing operations. The committee noted the on-time delivery of products, inventory management and the implementation of manufacturing process technologies, as well as associated cost-competitiveness.
     Mr. Hames is responsible for the company’s Embedded Processing product lines. The committee noted the financial performance of the product lines, including the position of the product lines strategically and with customers.
     The committee determined that this assessment did not warrant a change to its preliminary bonus determination.
     The committee also compared the total cash compensation (salary, profit sharing and the proposed bonus) for each executive officer against the total cash compensation that the 2009 Comparator Group was expected to pay to similarly situated officers. Based on this review, the committee confirmed that the total cash compensation of the named executive officers was competitive and consistent with the relative performance of the company.
     Accordingly the bonuses for 2008 performance were set at approximately 35 percent lower than for 2007. The differences in the amounts awarded to the named executive officers were primarily the result of differences in the officers’ level of responsibility and the applicable market level of total cash compensation expected to be paid to similarly situated officers in the Comparator Group. The bonus of each named executive officer was paid under the Executive Officer Performance Plan described on page 63.

Results of the compensation decisions – Results of the compensation decisions made by the committee relating to the named executive officers for 2008 are summarized in the following table. This table is provided as a supplement to the Summary Compensation Table on page 72 for investors who may find it useful to see the data presented in this form. Although the committee does not target a specific level of total compensation, it considers information similar to that in the table in order to ensure that the sum of these elements is, in its judgment, in a reasonable range. The principal differences between this table and the Summary Compensation Table are explained in footnote 4 below.4

						Equity
						Compensation
			Salary	Profit		(Grant Date
Officer	Year		(Annual Rate)	Sharing	Bonus	Fair Value)	Total

Mr. Templeton	2008		$963,120	$64,853	$1,500,000	$6,866,100	$9,394,073
	2007		$935,040	$95,822	$2,300,000	$6,864,300	$10,195,162
	2006		$900,000	$79,070	$2,300,000	$8,965,500	$12,244,570
Mr. March	2008		$465,000	$31,219	$425,000	$1,797,450	$2,718,669
	2007		$435,000	$44,248	$650,000	$1,814,850	$2,944,098
	2006		$380,160	$33,344	$650,000	$1,970,850	$3,034,354
Mr. Lowe	2008		$535,020	$35,945	$730,000	$2,675,400	$3,976,365
	2007		$505,020	$51,661	$1,100,000	$2,668,200	$4,324,881
	2006	*	$475,200	$39,730	$1,100,000	$5,712,000	$7,326,930
Mr. Ritchie	2008		$448,080	$30,172	$520,000	$2,377,500	$3,375,752
Mr. Hames	2008		$463,500	$31,210	$490,000	$2,006,550	$2,991,260
	2007		$450,000	$46,132	$750,000	$2,001,150	$3,247,282
____________________

4	This table shows the annual rate of base salary as set by the committee (effective in February of the year). In the Summary Compensation Table, the “Salary” column shows the actual salary paid in the year. This table has separate columns for profit sharing and bonus. In the Summary Compensation Table, profit sharing and bonus are aggregated in the column for “Non- Equity Incentive Plan Compensation,” in accordance with SEC requirements. This table shows the grant-date fair value of equity compensation awarded in the year. Please see note 3 to the Grants of Plan-Based Awards in 2008 for information about how grant-date fair value was calculated. In the Summary Compensation Table, the “Stock Awards” and “Option Awards” columns show the expense recognized in the company’s financial statements for the year under SFAS 123(R) and include past restricted stock unit and stock option grants held by the officer.

[ 68 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

*	In June 2006, Mr. Lowe received a salary increase and a retention grant of restricted stock units in connection with his assuming additional responsibilities. For 2006, the amounts in the table are: his annual rate of salary as adjusted in June 2006; profit sharing for 2006; grant date fair value of all awards received in 2006; and bonus for 2006.

For each of the officers, the “Total” shown in this table is lower for 2008 than for 2007 due to the lower level of total cash compensation primarily as a result of the lower bonus paid for 2008 performance.

Equity dilution
The Compensation Committee’s goal is to keep net annual dilution from equity compensation under 2 percent. “Net annual dilution” means the number of shares under equity awards granted by the committee each year to all employees (net of award forfeitures) as a percentage of the shares of the company’s outstanding common stock. Equity awards granted in 2008 under the company’s equity-compensation program resulted in net annual dilution of 0.7 percent.

Equity compensation in 2009
Although 2009 equity compensation decisions would normally be discussed in next year’s proxy statement, we are providing the following information so that stockholders are aware of it as they consider the company’s proposal of a new long-term incentive plan (see page 86 below).
     At its January 2009 meeting, the committee approved an annual grant of stock options and restricted stock units to employees, including the named executive officers. At the same meeting, the committee also approved a separate grant to each employee who received an annual grant, again including the named executive officers. The separate grant was generally for the same number of shares as the annual grant. The exercise price of the options in both these grants was the closing price of TI stock on January 29, 2009, the third trading day after the company released its annual and fourth quarter financial results for 2008. The details of the grants to the named executive officers have been reported on Form 4s filed with the SEC.
     The committee decided on these actions to keep equity compensation competitive with anticipated market levels and increase the retention and incentive value of employees’ outstanding equity compensation. Even with the separate grant, the Committee expects to be well below its goal of keeping net annual dilution from equity compensation under 2 percent for 2009. The combined grant-date fair value of the annual and separate grants to Mr. Templeton is approximately the same as his 2008 equity compensation.

Policy on equity grant timing
The Compensation Committee makes grant decisions for equity compensation at its January meeting each year. The dates on which these meetings occur are generally set three years in advance. The January meetings of the board and the committee generally occur in the week or two before we announce our financial results for the previous quarter and year.
     On occasion, the committee may grant stock options or restricted stock units to executives at times other than January. For example, it has done so in connection with job promotions and for purposes of retention.
     We do not back-date stock options or restricted stock units. We do not accelerate or delay the release of information due to plans for making equity grants.
     In July 2007, the committee changed its grant-timing policy with effect in January 2008. Under the policy, if the committee meeting falls in the same month as the release of the company’s financial results, the grants approved at the meeting will be made effective on the later of (i) the meeting day or (ii) the third trading day after the release of results. Otherwise they will be made effective on the day of committee action. Previously all grants were made effective on the day of committee action. The exercise price of stock options continues to be the closing price of TI stock on the effective date of the grant.

Benefits
Reflecting the company’s culture of respect and value for all employees, the financial and health benefits received by executive officers are the same as those received by other U.S. employees except for the few benefits described under the sub-heading Other Benefits below in the last paragraph of this section.

Retirement plans
The executive officers participate in our retirement plans under the same rules that apply to other U.S. employees. We maintain these plans to have a competitive benefits program and for retention.
     Like other established U.S. manufacturers, we have had a U.S. qualified defined benefit pension plan for many years. At its origin, the plan was designed to be consistent with those offered by other employers in the diverse markets in which we operated, which at the time included consumer and defense electronics as well as semiconductors and materials products. In order to limit the cost of the plan, we closed the plan to new participants in 1997. We gave U.S. employees as of November 1997 the choice to remain in the plan, or to have their benefits frozen in that plan and begin participating in an enhanced defined contribution plan. Mr. Templeton chose not to remain in the defined benefit plan. As a result, his benefits under that plan were frozen in 1997 and he participates in the enhanced defined contribution plan. The other named executive officers have continued their participation in the defined benefit pension plan.
     The Internal Revenue Code (IRC) imposes certain limits on the retirement benefits that may be provided under a qualified plan. To maintain the desired level of benefits, we have a non-qualified defined benefit pension plan for participants in the qualified pension plan.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 69 ]

Under the non-qualified plan, participants receive a benefit that would ordinarily be paid under the qualified pension plan but for the limitations under the IRC. For additional information about the defined benefit plans, please see pages 78-79.
     Employees accruing benefits in the qualified pension plan, including the named executive officers other than Mr. Templeton, also are eligible to participate in a qualified defined contribution plan that provides employer matching contributions. The enhanced defined contribution plan, in which Mr. Templeton participates, provides for a fixed employer contribution plus an employer matching contribution.
     Because benefits under the qualified and non-qualified defined benefit pension plans are calculated on the basis of eligible earnings (salary and bonus), an increase in salary or bonus may result in an increase in benefits under the plans. Salary or bonus increases for Mr. Templeton do not result in greater benefits for him under the company’s defined benefit pension plans because his benefits under those plans were frozen in 1997. The committee considers the potential effect on the executive’s retirement benefits when it sets salary and performance bonus levels.

Deferred compensation
Any U.S. employee whose base salary exceeds a certain level may defer the receipt of a portion of his or her salary, bonus and profit sharing. Rules of the U.S. Department of Labor require that this plan be limited to a select group of management or highly compensated employees. The program allows employees to defer the receipt of their compensation in a tax-efficient manner. Eligible employees include, but are not limited to, the executive officers. We offer it to be competitive with the benefits packages offered by other companies.
     Deferred compensation account balances are unsecured and all amounts remain part of the company’s operating assets. The value of the deferred amounts tracks the performance of investment alternatives selected by the participant. These alternatives are a subset of those offered to participants in the defined contribution plans described above. The company does not guarantee any minimum return on the amounts deferred. In accordance with SEC rules, no earnings on deferred compensation are shown in the 2008 Summary Compensation Table on page 72 because no “above market” rates were earned on deferred amounts in 2008.

Employee stock purchase plan
Our stockholders approved the TI Employees 2005 Stock Purchase Plan in April 2005. Under the plan, all employees in the U.S. and certain other countries may purchase a limited number of shares of the company’s common stock at a 15 percent discount. The plan is designed to offer the broad-based employee population an opportunity to acquire an equity interest in the company and thereby align their interests with those of stockholders. Consistent with our general approach to benefit programs, executive officers are also eligible to participate.

Health-related benefits
Executive officers are eligible under the same plans as all other U.S. employees for medical, dental, vision, disability and life insurance. These benefits are intended to be competitive with benefits offered in the semiconductor industry.

Other benefits
Executive officers receive only a few benefits that are not available to all other U.S. employees. These benefits fall into one of two categories: personal and security.

Personal benefits: We promote sustained good health by providing a company-paid physical for each executive officer, and we encourage effective long-term financial planning by providing financial counseling up to $8,000 per year for each executive officer.
Security: We pay for maintenance and monitoring of home-security systems for certain executive officers to help ensure personal safety.

     The board of directors has determined that for security reasons, it is in the company’s interest to require the CEO to use company aircraft for personal air travel. Because this required use of the aircraft results in taxable income for the CEO, the company reimburses a portion of the tax expense that he incurs as a result of the requirement. Under SEC rules, Mr. Lowe is deemed to have received a personal benefit in 2008, because corporate aircraft incurred additional mileage in picking him up from, or delivering him to, his home outside Dallas in connection with some of his business trips.

Compensation following employment termination or change in control
None of the executive officers has an employment contract. Executive officers are eligible for benefits on the same terms as other U.S. employees upon termination of employment or a change in control of the company. The current programs are described under the heading Potential Payments upon Termination or Change in Control beginning on page 81. None of the few additional benefits that the executive officers receive continue after the year of termination of employment. The committee reviews the potential impact of these programs before finalizing the annual compensation for the named executive officers. The committee did not raise or lower compensation for 2008 based on this review.

[ 70 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

Stock ownership guidelines and policy against hedging
Our board of directors has established stock ownership guidelines for executive officers. The guideline for the CEO is four times base salary or 125,000 shares, whichever is less. The guideline for other executive officers is three times base salary or 25,000 shares, whichever is less. Executive officers have five years from their election as executive officers to reach these targets. Directly owned shares and restricted stock units count toward satisfying the guidelines.
     Short sales of TI stock by our executive officers are prohibited. It is against TI policy for any employee, including an executive officer, to engage in trading in “puts” (options to sell at a fixed price on or before a certain date), “calls” (similar options to buy), or other options or hedging techniques on TI stock.

Consideration of tax and accounting treatment of compensation
Section 162(m) of the IRC generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to the company’s CEO and four other highest compensated officers to the extent that the officer’s compensation (other than qualified performance-based compensation) exceeds $1 million. The Compensation Committee considers the impact of this deductibility limit on the compensation that it intends to award. The committee exercises its discretion to award compensation that does not meet the requirements of Section 162(m) when applying the limits of Section 162(m) would frustrate or be inconsistent with our compensation policies and/or when the value of the foregone deduction would not be material. The committee has exercised this discretion when awarding restricted stock units that vest over time, without performance conditions to vesting. The committee believes it is in the best interest of the company and its stockholders that restricted stock unit awards provide for the retention of our executive officers in all market conditions.
     The Texas Instruments Executive Officer Performance Plan (described on page 63) is intended to ensure that performance bonuses under the plan are fully tax deductible under Section 162(m). The committee’s general policy is to award bonuses within the plan, although the committee reserves the discretion to pay a bonus outside the plan if it determines that it is in our stockholders’ best interest to do so. It did not exercise this discretion for 2008 performance.
     When setting equity compensation, the committee considers the estimated cost for financial reporting purposes of equity compensation it intends to grant. Its consideration of the estimated cost of grants made in 2008 is discussed on pages 64-65 above.

Compensation Committee report
The Compensation Committee of the board of directors has furnished the following report:
     The committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with the company’s management. Based on that review and discussion, the committee has recommended to the board of directors that the CD&A be included in the company’s Annual Report on Form 10-K for 2008 and the company’s proxy statement for the 2009 annual meeting of stockholders.

Daniel A. Carp, Chair	Carrie S. Cox	David R. Goode

2008 summary compensation table
The table below shows the compensation of the company’s chief executive officer, chief financial officer and each of the other three most highly compensated individuals who were executive officers during 2008 (collectively called the “named executive officers”) for services in all capacities to the company in 2008. For a discussion of the amount of a named executive officer’s salary and bonus in proportion to his total compensation, please see the Compensation Discussion and Analysis on pages 61-71.
     We believe that our compensation practices are fair and reasonable. Our executive officers do not have employment contracts. They are not guaranteed salary increases or bonus amounts. Pension benefits are calculated on salary and bonus only; the proceeds earned on equity or other performance awards are not part of the pension calculation. We do not guarantee a return or provide above-market returns on compensation that has been deferred. We have not repriced stock options, and we do not grant reload options. We do not provide excessive perquisites. Those few we do provide do not result in significant expense for TI. We believe our compensation program holds our executive officers accountable for the financial and competitive performance of TI, and for their individual contribution toward that performance.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 71 ]

							Change in
							Pension Value
							and
							Non-qualified
						Non-equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Position	Year	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(8)	Total ($)

R. K. Templeton	2008	$960,780	—	$3,829,281	$3,726,796	$1,564,853	$36,592	$231,857	$10,350,159
Chairman, President	2007	$932,120	—	$3,526,500	$5,753,975	$2,395,822	$(7)	$111,417	$12,719,834
& Chief Executive	2006	$897,500	—	$2,553,000	$5,703,156	$2,379,070	$17,578	$173,769	$11,724,073
Officer

K. P. March	2008	$462,500	—	$862,328	$871,125	$456,219	$385,214	$31,477	$3,068,863
Senior Vice President	2007	$430,430	—	$810,788	$1,130,591	$694,248	$294,365	$21,758	$3,382,180
& Chief Financial	2006	$371,169	—	$669,988	$1,022,478	$683,344	$234,690	$33,414	$3,015,083
Officer

G. A. Lowe	2008	$532,520	—	$2,235,538	$1,042,531	$765,945	$429,163	$89,471	$5,095,168
Senior Vice President	2007	$502,535	—	$2,033,450	$1,389,313	$1,151,661	$318,096	$7,103	$5,402,158
	2006	$450,970	—	$1,676,175	$1,311,938	$1,139,730	$218,026	$20,885	$4,817,724

K. J. Ritchie (1)	2008	$446,990	—	$1,366,219	$1,066,194	$550,172	$540,851	$16,836	$3,987,262
Senior Vice President

M. J. Hames (1)	2008	$462,375	—	$1,296,684	$871,844	$521,210	$405,104	$11,652	$3,568,869
Senior Vice President	2007	$448,750	—	$1,367,800	$1,283,016	$796,132	$296,953	$20,389	$4,213,040

(1)	Mr. Ritchie was not a named executive officer in 2006 or 2007. Mr. Hames was not a named executive officer in 2006.

(2)	Performance bonuses for 2008 were paid under the Texas Instruments Executive Officer Performance Plan. In accordance with SEC requirements, these amounts are reported in the Non-Equity Incentive Plan Compensation column.

(3)	Shown is the expense recognized in the company’s financial statements for 2008 under SFAS 123(R) for all outstanding restricted stock unit (RSU) awards held by the named executive officers. This amount consists of the portions of the fair values of RSUs granted in 2004-2008 that were allocated to service provided by the named executive officers during 2008. The discussion of the assumptions used for purposes of the valuation appears on pages 12-15 of Exhibit 13 to TI’s annual report on Form 10-K for the year ended December 31, 2008. In accordance with SEC rules, no estimates were made for forfeitures in calculating these amounts. For a description of the grant terms, please see pages 76-77.

(4)	Shown is the expense recognized in the company’s financial statements for 2008 under SFAS 123(R) for all outstanding options held by the named executive officers. This amount consists of the portions of the fair values of options granted in 2004-2008 that were allocated to service provided by the named executive officers in 2008. The discussion of the assumptions used for purposes of valuation appears on pages 12-15 of Exhibit 13 to TI’s annual report on Form 10-K for the year ended December 31, 2008. In accordance with SEC rules, no estimates were made for forfeitures in calculating these amounts. For a description of the grant terms, please see page 76. Mr. Ritchie was the only named executive officer for whom the company incurred retirement-eligible stock-based compensation expense in 2008, as he will become retirement eligible in 2011 (prior to his 2008 option grant becoming fully vested). Exhibit 13 to TI’s annual report on Form 10-K also discusses the assumptions used when calculating retirement-eligible stock-based compensation expense.

(5)	Consists of performance bonus and profit sharing for 2008. Please see page 68 of the Compensation Discussion and Analysis for the amounts of bonus and profit sharing paid to each of the named executive officers for 2008.

(6)	The company does not pay above-market earnings on deferred compensation. Therefore, no amounts are reported in this column for deferred compensation. The amounts in this column represent the change in the actuarial value of the named executive officers’ benefits under the qualified defined benefit pension plan (TI Employees Pension Plan) and the non-qualified defined benefit pension plan (TI Employees Non-Qualified Pension Plan) from December 31, 2007, through December 31, 2008. This “change in the actuarial value” is the difference between the 2007 and 2008 present value of the pension benefit accumulated as of year-end by the named executive officer, assuming that benefit is not paid until age 65. Mr. Templeton’s benefits under the company’s pension plans were frozen as of December 31, 1997.

[ 72 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

(7)	The actuarial value of Mr. Templeton’s account decreased by $11,314 during 2007. In accordance with SEC rules, this amount has not been included in his total 2007 compensation shown in this table.

(8)	In the interest of transparency, the value of perquisites and other personal benefits is provided in this column even if the amount is less than the reporting threshold established by the SEC. The table below shows the value of perquisites and other benefits for 2008.

			Defined		Personal
			Contribution	Unused	Use of			Home
	Insurance	401(k)	Retirement	Vacation	Company	Financial	Executive	Security
Name	(a)	Contribution	Plan (b)	Time (c)	Aircraft (d)	Counseling	Physical	Monitoring

R. K. Templeton	$270	$9,200	$ 72,495	—	$138,391	$8,000	$2,867	$634
K. P. March	$270	$4,600	N/A	$23,465	—	$797	$1,891	$454
G. A. Lowe	$270	$4,600	N/A	—	$71,678	$11,183 (e)	$1,740	N/A
K. J. Ritchie	$270	$4,600	N/A	$10,289	—	$1,677	—	N/A
M. J. Hames	$270	$4,600	N/A	$1,558	—	—	$5,224	N/A

(a)	Consists of payments made in connection with travel and accident policies of $20 and insurance premium contributions of $250 for each of the named executive officers.

(b)	Consists of (i) contributions under the company’s enhanced defined contribution retirement plan of $4,600, and (ii) an additional amount of $67,895 accrued by TI to offset IRC limitations on amounts that could be contributed to the enhanced defined contribution retirement plan. All of these amounts are also shown in the Non-qualified Deferred Compensation table on page 79.

(c)	Represents payments for unused vacation time that could not be carried forward.

(d)	The board of directors has determined that for security reasons, it is in TI’s interest to require the chief executive officer to use the company aircraft for personal air travel. The amount shown for Mr. Templeton includes $125,640 incremental cost of company-required personal use of aircraft and $12,751 for reimbursement of a portion of the tax related to the incremental cost of company-required personal use of aircraft. We valued the incremental cost of the personal use of company aircraft using a method that takes into account: landing, parking and flight planning services expenses; crew travel expenses; supplies and catering expenses; aircraft fuel and oil expenses per hour of flight; communications costs; a portion of ongoing maintenance; and any customs, foreign permit and similar fees. Because company aircraft are primarily used for business travel, this methodology excludes the fixed costs, which do not change based on usage, such as pilots’ salaries and the lease cost of the company aircraft. The amount shown for Mr. Lowe was valued using the same methodology. Under SEC rules, Mr. Lowe is deemed to have received a personal benefit in 2008, because corporate aircraft incurred additional mileage in picking him up from, or delivering him to, his home outside Dallas in connection with some of his business trips. He was not reimbursed for any portion of the tax related to his personal use of corporate aircraft.

(e)	Includes amounts for services rendered in 2007 that were not invoiced until 2008. In neither year did services exceed the $8,000 limit.

Grants of plan-based awards in 2008
The following table shows the grants of plan-based awards to the named executive officers in 2008.

								All Other	All Other
		Estimated Possible Payouts			Estimated Future Payouts			Stock	Option
		under Non-equity Incentive			under Equity Incentive			Awards:	Awards:	Exercise
		Plan Awards			Plan Awards			Number of	Number of	or Base	Grant Date
								Shares of	Securities	Price of	Fair Value
								Stock or	Underlying	Option	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	and Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(1)	(#)(2)	($/Sh)	Awards (3)

R. K. Templeton	1/25/08	*	*	*	—	—	—		270,000	$29.79	$2,397,600
	1/25/08							150,000			$4,468,500
K. P. March	1/25/08	*	*	*	—	—	—		85,000	$29.79	$754,800
	1/25/08							35,000			$1,042,650
G. A. Lowe	1/25/08	*	*	*	—	—	—		100,000	$29.79	$888,000
	1/25/08							60,000			$1,787,400
K. J. Ritchie	1/25/08								100,000	$29.79	$888,000
	1/25/08							50,000			$1,489,500
M. J. Hames	1/25/08	*	*	*	—	—	—		75,000	$29.79	$666,000
	1/25/08							45,000			$1,340,550

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 73 ]

*	TI did not use formulas or pre-set thresholds or multiples to determine incentive awards. Under the terms of the Executive Officer Performance Plan, each named executive officer is eligible to receive a cash bonus equal to 0.5 percent of the company’s consolidated income (as defined in the plan). However, the Compensation Committee has the discretion to set bonuses at a lower level if it decides it is appropriate to do so. The committee decided to do so for 2008.

(1)	The stock awards granted to the named executive officers in 2008 were RSU awards. These awards were made under the company’s 2000 Long-Term Incentive Plan. For information on the terms and conditions of these RSU awards, please see the discussion beginning on page 76.

(2)	These options were granted under the company’s 2000 Long-Term Incentive Plan. For information on the terms and conditions of these options, please see the discussion on page 76.

(3)	Shown is the aggregate grant date fair value computed in accordance with SFAS 123(R) for stock and option awards in 2008. The discussion of the assumptions used for purposes of the valuation appears on pages 12-15 of Exhibit 13 to TI’s annual report on Form 10-K for the year ended December 31, 2008. By contrast, the amount shown for stock and option awards in 2008 in the Summary Compensation Table is the amount recognized by the company for financial statement purposes in 2008 for awards granted in 2008 and prior years to the named executive officers.

None of the options or other equity awards granted to the named executive officers was repriced or modified by the company.
     For additional information regarding TI’s equity compensation grant practices, please see the Compensation Discussion and Analysis on page 69.

Outstanding equity awards at fiscal year-end 2008
The following table shows the outstanding equity awards for each of the named executive officers as of December 31, 2008.

	Option Awards						Stock Awards
										Equity
										Incentive	Equity
				Equity						Plan	Incentive
				Incentive						Awards:	Plan Awards:
				Plan						Number of	Market or
				Awards:						Unearned	Payout Value
	Number of	Number of		Number of					Market Value	Shares,	of Unearned
	Securities	Securities		Securities			Number of		of Shares or	Units or	Shares, Units
	Underlying	Underlying		Underlying			Shares or		Units of Stock	Other	or Other
	Unexercised	Unexercised		Unexercised	Option	Option	Units of Stock		That Have Not	Rights That	Rights That
	Options (#)	Options (#)		Unearned	Exercise	Expiration	That Have Not		Vested	Have Not	Have Not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)		($)(1)	Vested (#)	Vested ($)

R. K. Templeton	—	270,000	(2)	—	$29.79	1/25/2018	150,000	(6)	$2,328,000	—	—
	67,500	202,500	(3)	—	$28.32	1/18/2017	150,000	(7)	$2,328,000	—	—
	175,000	175,000	(4)	—	$32.55	1/19/2016	150,000	(8)	$2,328,000	—	—
	375,000	125,000	(5)	—	$21.55	1/20/2015	100,000	(9)	$1,552,000	—	—
	700,000	—		—	$32.39	1/14/2014	—		—	—	—
	375,000	—		—	$16.25	2/20/2013	—		—	—	—
	625,000	—		—	$16.11	1/15/2013	—		—	—	—
	625,000	—		—	$26.50	1/16/2012	—		—	—	—
	210,000	—		—	$31.30	11/29/2011	—		—	—	—
	325,000	—		—	$50.38	1/17/2011	—		—	—	—
	400,000	—		—	$55.22	1/19/2010	—		—	—	—
	600,000	—		—	$24.90	1/20/2009	—		—	—	—

K. P. March	—	85,000	(2)	—	$29.79	1/25/2018	35,000	(6)	$543,200	—	—
	21,250	63,750	(3)	—	$28.32	1/18/2017	35,000	(7)	$543,200	—	—
	42,500	42,500	(4)	—	$32.55	1/19/2016	30,000	(8)	$465,600	—	—
	60,000	20,000	(5)	—	$21.55	1/20/2015	25,000	(9)	$388,000	—	—
	120,000	—		—	$32.39	1/14/2014	—		—	—	—
	60,000	—		—	$16.25	2/20/2013	—		—	—	—
	60,000	—		—	$16.11	1/15/2013	—		—	—	—
	100	—		—	$29.19	2/21/2012	—		—	—	—
	30,000	—		—	$26.50	1/16/2012	—		—	—	—
	12,700	—		—	$35.13	7/31/2011	—		—	—	—
	20,000	—		—	$50.38	1/17/2011	—		—	—	—
	24,000	—		—	$55.22	1/19/2010	—		—	—	—
	15,000	—		—	$24.90	1/20/2009	—		—	—	—

[ 74 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

Outstanding equity awards at fiscal year-end 2008 (cont’d)
	Option Awards						Stock Awards
										Equity
										Incentive	Equity
										Plan	Incentive
				Equity						Awards:	Plan Awards:
				Incentive						Number of	Market or
				Plan Awards:						Unearned	Payout Value
	Number of	Number of		Number of					Market Value	Shares,	of Unearned
	Securities	Securities		Securities			Number of		of Shares or	Units or	Shares, Units
	Underlying	Underlying		Underlying			Shares or		Units of Stock	Other	or Other
	Unexercised	Unexercised		Unexercised	Option	Option	Units of Stock		That Have Not	Rights That	Rights That
	Options (#)	Options (#)		Unearned	Exercise	Expiration	That Have Not		Vested	Have Not	Have Not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)		($)(1)	Vested (#)	Vested ($)

G. A. Lowe	—	100,000	(2)	—	$29.79	1/25/2018	60,000	(6)	$931,200	—	—
	25,000	75,000	(3)	—	$28.32	1/18/2017	60,000	(7)	$931,200	—	—
	50,000	50,000	(4)	—	$32.55	1/19/2016	50,000	(8)	$776,000	—	—
	75,000	25,000	(5)	—	$21.55	1/20/2015	50,000	(9)	$776,000	—	—
	150,000	—		—	$32.39	1/14/2014	100,000	(10)	$1,552,000	—	—
	125,000	—		—	$26.50	1/16/2012	—		—	—	—
	70,000	—		—	$31.30	11/29/2011	—		—	—	—
	60,000	—		—	$50.38	1/17/2011	—		—	—	—
	80,000	—		—	$55.22	1/19/2010	—		—	—	—

K. J. Ritchie	—	100,000	(2)	—	$29.79	1/25/2018	50,000	(6)	$776,000	—	—
	25,000	75,000	(3)	—	$28.32	1/18/2017	50,000	(7)	$776,000	—	—
	50,000	50,000	(4)	—	$32.55	1/19/2016	50,000	(8)	$776,000	—	—
	75,000	25,000	(5)	—	$21.55	1/20/2015	50,000	(9)	$776,000	—	—
	150,000	—		—	$32.39	1/14/2014	—		—	—	—
	90,000	—		—	$16.25	2/20/2013	—		—	—	—
	175,000	—		—	$16.11	1/15/2013	—		—	—	—
	100	—		—	$29.19	2/21/2012	—		—	—	—
	125,000	—		—	$26.50	1/16/2012	—		—	—	—
	40,000	—		—	$31.30	11/19/2011	—		—	—	—
	50,000	—		—	$50.38	1/17/2011	—		—	—	—
	50,000	—		—	$55.22	1/19/2010	—		—	—	—
	60,000	—		—	$24.90	1/20/2009	—		—	—	—

M. J. Hames	—	75,000	(2)	—	$29.79	1/25/2018	45,000	(6)	$698,400	—	—
	18,750	56,250	(3)	—	$28.32	1/18/2017	45,000	(7)	$698,400	—	—
	40,000	40,000	(4)	—	$32.55	1/19/2016	50,000	(8)	$776,000	—	—
	75,000	25,000	(5)	—	$21.55	1/20/2015	50,000	(9)	$776,000	—	—
	150,000	—		—	$32.39	1/14/2014	—		—	—	—
	125,000	—		—	$16.25	2/20/2013	—		—	—	—
	250,000	—		—	$16.11	1/15/2013	—		—	—	—
	250,000	—		—	$26.50	1/16/2012	—		—	—	—
	100,000	—		—	$31.30	11/29/2011	—		—	—	—
	130,000	—		—	$50.38	1/17/2011	—		—	—	—
	100,000	—		—	$55.22	1/19/2010	—		—	—	—

(1)	Calculated by multiplying the number of restricted stock units by the closing price of TI’s common stock on December 31, 2008 ($15.52).

(2)	One-quarter of the shares became exercisable on January 25, 2009, and one-quarter of the remaining shares become exercisable on each of January 25, 2010, January 25, 2011, and January 25, 2012.

(3)	One-third of the shares became exercisable on January 18, 2009, and one-third of the remaining shares become exercisable on each of January 18, 2010, and January 18, 2011.

(4)	One-half of the shares became exercisable on January 19, 2009, and the remaining one-half become exercisable on January 19, 2010.

(5)	Became fully exercisable on January 20, 2009.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 75 ]

(6)	Vesting date is January 31, 2012. Dividend equivalents are paid on these restricted stock units.

(7)	Vesting date is January 31, 2011. Dividend equivalents are paid on these restricted stock units.

(8)	Vesting date is January 29, 2010. Dividend equivalents are not paid on these restricted stock units.

(9)	Vested on January 30, 2009. Dividend equivalents were paid on these restricted stock units.

(10)	Vesting date is July 30, 2010. Dividend equivalents are not paid on these restricted stock units.

The “Option Awards” shown in the table above are non-qualified stock options, each of which represents the right to purchase shares of TI common stock at the stated exercise price. For grants before 2007, the exercise price is the average of the high and low price of TI common stock on the grant date. For grants after 2006, the exercise price is the closing price of TI common stock on the grant date. The term of each option is 10 years unless the option is terminated earlier pursuant to provisions summarized in the chart below and in the paragraph following the chart. Options vest (become exercisable) in increments of 25 percent per year beginning on the first anniversary of the date of the grant. The chart below shows the termination provisions relating to outstanding stock options as of December 31, 2008. The Compensation Committee of the board of directors established these termination provisions to promote employee retention while offering competitive terms.

		Employment	Employment Termination (at
	Employment	Termination (at Least	Least 6 Months after Grant)		Other
	Termination Due to	6 Months after Grant)	with 20 Years of Credited	Employment	Circumstances
	Death or Permanent	When Retirement	Service, but Not Retirement	Termination for	of Employment
Grant	Disability	Eligible	Eligible	Cause	Termination

Before February 20, 2003	Vesting continues; option remains in effect to end of term	Vesting continues; option remains in effect to end of term	Vesting continues; option remains in effect to end of term	Option cancels	Option remains exercisable for 30 days

On or after February 20, 2003	Vesting continues; option remains in effect to end of term	Vesting continues; option remains in effect to end of its term	Option remains in effect to the end of the term; vesting does not continue after employment termination	Option cancels	Option remains exercisable for 30 days

Options may be cancelled if the grantee competes with TI during the two years after employment termination or discloses TI trade secrets. In addition, for options received while the grantee was an executive officer, the company may reclaim (or “claw back”) profits earned under grants if the officer engages in such conduct. These provisions are intended to strengthen retention and provide a reasonable remedy to TI in case of competition or disclosure of our confidential information.
     The stock option terms also provide that upon a change in control of TI, the option becomes fully vested to the extent it is then outstanding. Further, if employment termination (except for cause) has occurred within 30 days before the change in control, the change in control is deemed to have occurred first. “Change in control” is defined as (1) acquisition of 20 percent of TI common stock other than through a transaction approved by the board of directors, or (2) change of a majority of the board of directors in a 24-month period unless a majority of the directors then in office have elected or nominated the new directors (together, the “standard definition”). TI stock options have had these change-in-control terms for many years. They are intended to reduce employee uncertainty and distraction in the period leading up to a change in control, if such an event were to occur.

The “Stock Awards” in the table of Outstanding Equity Awards at Fiscal Year-End 2008 are restricted stock unit (RSU) awards. Each RSU represents the right to receive one share of TI common stock on a stated date (the “vesting date”) unless the award is terminated earlier under terms summarized below. In general, the vesting date is approximately four years after the grant date. Except for 2006 grants, each RSU includes the right to receive dividend equivalents, which are paid annually in cash at a rate equal to the amount paid to stockholders in dividends. The table below shows the termination provisions of outstanding RSUs as of December 31, 2008.

[ 76 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

	Employment Termination		Other Circumstances
	Due to Death or Permanent	Employment Termination When	of Employment
Grant	Disability	Retirement Eligible	Termination

Before January 19, 2006	Vesting continues; shares are paid at the scheduled vesting date	Grant terminates unless the Compensation Committee determines otherwise case-by-case*	Grant cancels; no shares are issued

On or after January 19, 2006	Vesting continues; shares are paid at the scheduled vesting date	Grant stays in effect and pays out shares at the scheduled vesting date. Number of shares reduced according to the duration of employment over the vesting period**	Grant cancels; no shares are issued

*	To date, the Compensation Committee has made no such determination for any of the named executive officers.

**	Calculated by multiplying the number of RSUs by a fraction equal to the number of whole 365-day periods from the grant date to the employment termination date (or first day of any bridge leave of absence leading to retirement), divided by the number years in the vesting period.

These termination provisions are intended to promote retention. RSU awards made after 2005 contain cancellation and “claw back” provisions, like those described above for stock options, in case of competition with TI or disclosure of TI trade secrets. The terms of awards after 2005 also provide for full vesting of the award upon a change in control of TI. Change in control is the standard definition unless the grant is subject to Section 409A of the Internal Revenue Code, in which event the definition under Section 409A applies. Section 409A defines a change in control as a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation. These cancellation, “claw back” and change-in-control terms were added after 2005 to conform RSU terms with those of stock options (to the extent permitted by the Internal Revenue Code) and to achieve the objectives described above in the discussion of stock options.
     In addition to the “Stock Awards” shown in the Outstanding Equity Awards at Fiscal Year-End 2008 table above, Mr. Templeton holds an award of RSUs that was granted in 1995. The award, for 120,000 shares of TI common stock, vested in 2000. Under the award terms, the shares will be issued to Mr. Templeton in March of the year after his termination of employment for any reason. These terms were designed to provide a tax benefit to the company by postponing the related compensation expense until it was likely to be fully deductible. In accordance with SEC requirements, this award is reflected in the 2008 Non-qualified Deferred Compensation table on page 79.

2008 option exercises and stock vested
The following table lists the number of shares acquired and the value realized as a result of option exercises by the named executive officers in 2008 and the value of any restricted stock units that vested in 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)

R. K. Templeton	—	—	100,000	$3,085,000
K. P. March	1,000	$17,600	20,000	$617,000
G. A. Lowe	—	—	30,000	$925,500
K. J. Ritchie	—	—	30,000	$925,500
M. J. Hames	—	—	50,000	$1,542,500

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 77 ]

2008 pension benefits
The following table shows the present value as of December 31, 2008, of the benefit of the named executive officers under our qualified defined benefit pension plan (TI Employees Pension Plan) and non-qualified defined benefit pension plan (TI Employees Non-Qualified Pension Plan).

				Payments
			Present	During
		Number of	Value of	Last
		Years Credited	Accumulated	Fiscal
Name	Plan Name	Service (#)(2)	Benefit ($)(3)	Year ($)

R. K. Templeton (1)	TI Employees Pension Plan	16	$326,375	—
	TI Employees Non-Qualified Pension Plan	16	$240,099	—
K. P. March	TI Employees Pension Plan	23	$304,975	—
	TI Employees Non-Qualified Pension Plan	23	$1,076,148	—
G. A. Lowe	TI Employees Pension Plan	23	$323,405	—
	TI Employees Non-Qualified Pension Plan	23	$1,194,243	—
K. J. Ritchie	TI Employees Pension Plan	29	$570,574	—
	TI Employees Non-Qualified Pension Plan	29	$1,753,211	—
M. J. Hames	TI Employees Pension Plan	27	$469,166	—
	TI Employees Non-Qualified Pension Plan	27	$1,344,952	—

(1)	In 1997, TI’s U.S. employees were given the choice between continuing to participate in the defined benefit pension plans or participating in a new enhanced defined contribution retirement plan. Mr. Templeton chose to participate in the defined contribution plan. Accordingly, his accrued pension benefits were frozen as of December 31, 1997. Contributions to the defined contribution plan for Mr. Templeton’s benefit are included in the 2008 Summary Compensation Table.

(2)	Credited service began on the date the officer became eligible to participate in the plan. Eligibility to participate began on the earlier of 18 months of employment, or January 1 following the completion of one year of employment. Accordingly, each of the named executive officers has been employed by TI for longer than the years of credited service shown above. Because Mr. Templeton’s benefits were frozen as of December 31, 1997, he accumulates no additional years of credited service beyond that date.

(3)	The assumptions and valuation methods used to calculate the present value of the accumulated pension benefits shown are the same as those used by TI for financial reporting purposes and are described in Note 12 to Exhibit 13 to TI’s annual report on Form 10-K for the year ended December 31, 2008, except that a named executive officer’s retirement is assumed (in accordance with SEC rules) for purposes of this table to occur at age 65 and no assumption for termination prior to that date is used. The amount of the lump sum benefit earned as of December 31, 2008, is determined using either (i) the Pension Benefit Guaranty Corporation (PBGC) interest assumption of 3.75 percent or (ii) the Pension Protection Act of 2006 (PPA) corporate bond yield interest assumption of 6.14 percent for the TI Employees Pension Plan and 6.16 percent for the TI Employees Non-Qualified Pension Plan, whichever rate produces the higher lump sum amount. A discount rate assumption of 6.14 percent for the TI Employees Pension Plan and 6.16 percent for the TI Employees Non-Qualified Pension Plan were used to determine the present value of the lump sum.

TI Employees Pension Plan
The TI Employees Pension Plan is a qualified defined benefit pension plan. Please see page 69 under the Benefits heading of the Compensation Discussion and Analysis for a discussion of the origin and purpose of the plan. Employees who joined the U.S. payroll after November 30, 1997, are not eligible to participate in this plan.
     A plan participant is eligible for normal retirement under the terms of the plan if he is at least 65 years of age with one year of credited service. A participant is eligible for early retirement if he is at least 55 years of age with 20 years of employment or 60 years of age with five years of employment. None of the named executive officers are currently eligible for early or normal retirement.
     A participant may request payment of his accrued benefit at termination or any time thereafter. Participants may choose a lump sum payment or one of six forms of annuity. In order of largest to smallest periodic payment, the forms of annuity are: (i) single life annuity, (ii) 5-year certain and life annuity, (iii) 10-year certain and life annuity, (iv) qualified joint and 50 percent survivor annuity, (v) qualified joint and 75 percent survivor annuity, and (vi) qualified joint and 100 percent survivor annuity. If the participant does not request payment, he will begin to receive his benefit in April of the year after he reaches the age of 70½ in the form of annuity required under the IRC.
     The pension formula for the qualified plan is intended to provide a participant with an annual retirement benefit equal to 1.5 percent multiplied by the product of (i) years of credited service and (ii) the average of the five highest consecutive years of his base salary plus bonus up to a limit imposed by the IRS, less a percentage (based on his year of birth, when he elects to retire and his years of service with TI) of the amount of compensation on which his Social Security benefit is based.

[ 78 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

     If an individual takes early retirement and chooses to begin receiving his annual retirement benefit at that time, such benefit is reduced by an early retirement factor. As a result, the annual benefit is lower than the one he would have received at age 65.
     If the participant’s employment terminates due to disability, the participant may choose to receive his accrued benefit at any time prior to age 65. Alternatively, the participant may choose to defer receipt of the accrued benefit until reaching age 65 and then take a disability benefit. The disability benefit paid at age 65 is based on salary and bonus, years of credited service the participant would have accrued to age 65 had he not become disabled and disabled status.
     The benefit payable in the event of death is based on salary and bonus, years of credited service and age at the time of death, and may be in the form of a lump sum or annuity at the election of the beneficiary. The earliest date of payment is the first day of the second calendar month following the month of death.
     Leaves of absence, including a bridge to retirement, are credited to years of service under the qualified and non-qualified pension plans. Please see the discussion of leaves of absence on page 84 below.

TI Employees Non-Qualified Pension Plan
The TI Employees Non-Qualified Pension Plan is a non-qualified defined benefit pension plan. Please see pages 69-70 under the Benefits heading of the Compensation Discussion and Analysis for a discussion of the purpose of this plan. As with the qualified defined benefit pension plan, employees who joined the U.S. payroll after November 30, 1997, are not eligible to participate in this Plan. Eligibility for normal and early retirement under this plan is the same as under the qualified plan (please see page 69). Benefits under this plan are paid in a lump sum.
     A participant’s benefit under the non-qualified pension plan is calculated using the same formula as described above for the TI Employees Pension Plan. However, the IRS limit on the amount of compensation on which a qualified pension benefit may be calculated does not apply. Additionally, the IRS limit on the amount of qualified benefit the participant may receive does not apply to this plan. Once this non-qualified benefit amount has been determined using the formula described above, the individual’s qualified benefit is subtracted from it. The resulting difference is multiplied by an age-based factor to obtain the amount of the lump sum benefit payable to an individual under this non-qualified plan.
     Amounts earned before 2005 will be distributed when payment of the participant’s benefit under the qualified pension plan commences. Amounts earned after 2004 will be distributed subject to the requirements of Section 409A of the IRC. Because the named executive officers are among the 50 most highly compensated officers of the company, Section 409A of the IRC requires that they not receive any lump sum distribution payments under the non-qualified pension plan before the first day of the seventh month following termination of employment.
     If a participant terminates due to disability, amounts earned prior to 2005 will be distributed when payment of the participant’s benefit under the qualified plan commences. For amounts earned after 2004, distribution is governed by Section 409A of the IRC as discussed above, and the disability benefit is reduced to reflect the payment of the benefit prior to age 65.
     In the event of death, payment is based on salary and bonus, years of credited service and age at the time of death and will be in the form of a lump sum. The earliest date of payment is the first day of the second calendar month following the month of death.
     Balances in this plan are unsecured obligations of the company. For amounts accrued prior to 2005, in the event of a change in control, the present value of the individual’s benefit would be paid not later than the month following the month in which the change in control occurred. For such amounts, the standard definition of a change in control (please see page 76) applied. For amounts accrued after 2004, the change in control definition required by Section 409A of the IRC applied. For all amounts accrued under this plan, if a sale of substantially all of the assets of the company occurred, the present value of the individual’s benefit would be distributed in a lump sum as soon as reasonably practicable following the sale of assets.

2008 non-qualified deferred compensation
The following table shows contributions to the named executive officer’s deferred compensation account in 2008 and the aggregate amount of his deferred compensation as of December 31, 2008.

	Executive	Registrant			Aggregate	Aggregate
	Contributions	Contributions in	Aggregate Earnings in		Withdrawals/	Balance at Last
Name	in Last FY ($)	Last FY ($)(2)	Last FY ($)		Distributions ($)	FYE ($)

R. K. Templeton	—	$67,895	$(2,557,862	)(3)	$1,985,760 (4)	$2,827,134 (5)
K. P. March	—	—	$1,399		—	$91,750
G. A. Lowe	$255,784 (1)	—	$(632,677)		$907,307	$423,741
K. J. Ritchie	—	—	$(47,493)		—	$43,311
M. J. Hames	—	—	$(223,226)		$1,304,754	$74,741

(1)	Amount shown is (a) a portion of Mr. Lowe’s bonus and profit sharing for 2007, both of which were paid in 2008; and (b) a portion of his 2008 salary. The full amount of the bonus and profit sharing for 2007 was included in the Summary Compensation Table of the company’s proxy statement dated March 7, 2008. The full amount of his 2008 salary is included in the Salary column of the 2008 Summary Compensation Table on page 72.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 79 ]

(2)	Company matching contributions pursuant to the defined contribution plan. These amounts are included in the All Other Compensation column of the 2008 Summary Compensation Table on page 72.

(3)	Consists of: (a) $49,200 in dividend equivalents paid under the 120,000-share 1995 RSU award discussed on page 77, settlement of which has been deferred until after termination of employment; (b) a $2,145,600 decrease in the value of the RSU award (calculated by subtracting $4,008,000 (the value of the award at year-end 2007) from $1,862,400 (the value of the award at year-end 2008) (in both cases, the number of RSUs is multiplied by the closing price of TI common stock on the last trading date of the year)); and (c) a $461,462 loss in Mr. Templeton’s deferred compensation account in 2008. Dividend equivalents are paid at the same rate as dividends on the company’s common stock.

(4)	Dividend equivalents paid on the RSUs discussed in note 3 and a $1,936,560 withdrawal by Mr. Templeton.

(5)	Of this amount, $1,862,400 is attributable to Mr. Templeton’s 1995 RSU award, calculated as described in note 3. The remainder is the balance of his deferred compensation account.

Please see page 70 for a discussion of the purpose of the plan. An employee’s deferred compensation account contains eligible compensation the employee has elected to defer and contributions by the company that are in excess of the IRS limits on (i) contributions the company may make to the enhanced defined contribution plan and (ii) matching contributions the company may make related to compensation the executive officer deferred into his deferred compensation account.
     Participants in the deferred compensation plan may choose to defer up to (i) 25 percent of their base salary, (ii) 90 percent of their performance bonus, and (iii) 90 percent of profit sharing. In addition, in 2004, participants had a one-time opportunity to defer up to 100 percent of their non-qualified pension benefit accrued after 2004. Elections to defer compensation must be made in the calendar year prior to the year in which the compensation will be earned.
     The company has determined that the investment alternatives for deferred compensation balances should generally be the same as the investment alternatives available under the company’s defined contribution plan. These investment alternatives may be changed at any time.
     During 2008, participants could choose to have their deferred compensation mirror the performance of one or more of the following mutual funds, each of which is managed by a third party (these alternatives are a subset of those offered to participants in the defined contribution plans): Northern Trust Short Term Investment Fund, Northern Trust Daily Aggregate Bond Fund Index, Barclays Global Investors Equity Index Fund, Northern Trust Russell 1000 Value Equity Index, Barclays Global Investors Russell 3000 Alpha Tilts, Northern Trust Russell 2000 Equity Index, Barclays Global Investors Active International Equity, Barclays Global Investors Lifepath Funds (Lifestyle 2010), Barclays Global Investors Lifepath Funds (Lifestyle 2020), Barclays Global Investors Lifepath Funds (Lifestyle 2030) and Barclays Global Investors Lifepath Funds (Lifestyle 2040). Prior to April 2005, participants could also choose to have their deferred compensation mirror the performance of TI’s common stock; that choice was eliminated for new deferrals beginning in April 2005.
     From among the available alternatives, participants may change their instructions relating to their deferred compensation daily, except that instructions to move compensation out of the TI stock fund are subject to our policy regarding transactions in TI stock. Earnings on a participant’s balance are determined solely by the performance of the investments that the participant has chosen for his plan balance. The company does not guarantee any minimum return on investments. A third party administers the company’s deferred compensation program.
     Prior to November 1, 2008, for compensation deferred before 2005, the participant while an employee had the opportunity to request a distribution at any time subject to a 10 percent reduction in the distribution. After November 1, 2008, a participant may request distribution of amounts deferred before 2005 only in the case of an unforeseen emergency as discussed below. For compensation deferred after 2004, in the case of an unforeseen emergency, a plan participant may request a hardship withdrawal. To obtain a hardship withdrawal, a participant must meet the requirements of Section 409A of the IRC. Except for these circumstances, a participant’s balance is paid pursuant to his distribution election and is subject to applicable IRC limitations.
     Prior to November 1, 2008, for amounts that were contributed by the company and amounts earned and deferred by the participant before 2005 and earnings on those amounts (collectively, pre-2005 amounts), termination of employment with the company triggered distribution of the amount in the participant’s account. If the participant had a valid distribution election on file, TI distributed the amount in his account according to his election. If there was no valid distribution election on file, TI distributed the entire amount in the account as soon as possible following his termination of employment. Prior to November 1, 2008, for amounts that were contributed by TI and amounts earned and deferred by the executive officer after 2004 and earnings on those amounts (collectively, post-2004 amounts), if there was no valid distribution election on file, or if the participant elected to receive a lump sum distribution on retirement, TI distributed the entire amount in the account on the first day of the seventh month following termination of employment. If a participant has elected installment payments, for post-2004 amounts, the first installment payment can be made no earlier than the first day of the seventh month following termination of employment. Effective November 1, 2008, the distribution elections then in effect apply to all deferred amounts.5

____________________

5	The named executive officers have made the following distribution elections for deferred compensation: Mr. Templeton, lump sum paid in January 2012; Mr. March, lump sum paid in January 2011; Mr. Lowe, lump sum paid in January 2012; Mr. Ritchie, lump sum paid in January 2011; and Mr. Hames, lump sum paid in January 2011.

[ 80 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

     In the event of the participant’s death, one-half of the amount in his account will be immediately paid to his beneficiaries. The remaining half will be paid to his beneficiaries on or about March 31 of the following year.
     Like the balances under the non-qualified defined benefit pension plan, deferred compensation balances are unsecured obligations of the company. If a change in control occurred, amounts earned and deferred before 2005 would be paid to the individual not later than the month following the month in which the change in control occurred. The standard definition of change in control applied. For amounts earned and deferred after 2004, the participant would receive payment of his balance not later than the month following the month in which the change in control as defined in Section 409A of the IRC has occurred.

Potential payments upon termination or change in control
None of the named executive officers has an employment contract with the company. They are eligible for benefits on generally the same terms as other U.S. employees upon termination of employment or change in control of the company. TI does not reimburse executive officers for any income or excise taxes that are payable by the executive as a result of payments relating to termination or change in control.

Termination
The following programs may result in payments to a named executive officer whose employment terminates. Most of these programs have been discussed above in the proxy statement. For a discussion of the impact of these programs on the compensation decisions for 2008, please see the Compensation Discussion and Analysis on page 70.

Bonus. Our policies concerning bonus and the timing of payments are described on page 63. Whether a bonus would be awarded, and in what amount, to an executive officer whose employment has terminated would depend on the circumstances of termination. It may be presumed that no bonus would be awarded in the event of a termination for cause. If awarded, bonuses are paid by the company.

Qualified and non-qualified defined benefit pension plans. The purposes of these plans are described on pages 69-70. The formula for determining benefits, the forms of benefit and the timing of payments are described on pages 78-79. The amounts disbursed under the qualified and non-qualified plans are paid, respectively, by the TI Employees Pension Trust and the company.

Deferred compensation. The purpose of this plan is described on page 70. The amounts payable under this program depend solely on the performance of investments that the participant has chosen for his plan balance. The timing of payments is discussed on pages 79-81. Amounts distributed are paid by the company.

Equity compensation. Depending on the circumstances of termination, grantees whose employment terminates may retain the right to exercise previously granted stock options or receive shares under outstanding restricted stock unit (RSU) awards. Please see pages 76-77. Most RSU awards include a right to receive dividend equivalents. The dividend equivalents are paid annually by the company in a single cash payment after the last dividend payment of the year.

Profit sharing. For a description of the purpose of this program, the formula for determining payments and the timing of payments, please see page 62. Like other U.S. employees, if a named executive officer remains employed through the end of the year, he will receive any profit sharing paid for that year. In the event of retirement or commencement of a bridge to retirement, any profit sharing will be paid for the portion of the year worked before retirement or the beginning of the bridge. In the event of termination due to disability or death, the officer or his beneficiaries would receive any profit sharing paid for the year. Profit sharing payments are made by the company.

Time bank. Based on years of employment with the company, employees accrue hours in a time bank. Time bank hours may be used for paid absences from the office such as vacation and sick days. Employees receive a cash payment for any time bank hours still outstanding on termination of employment. The amount paid is calculated by applying the employee’s base salary rate in effect at the time of termination to the number of hours remaining in the time bank. Time bank payments are made in a lump sum by the company. They are ordinarily paid no later than what would have been the employee’s next regular pay cycle.
     The following tables indicate the amounts for which each named executive officer would have been eligible if his employment had terminated on December 31, 2008, as a result of disability, death, involuntary termination for cause, resignation, or involuntary termination not for cause. Because none of the executive officers was eligible to retire as of December 31, 2008, no potential payments are stated assuming retirement.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 81 ]

Termination due to disability

		Qualified	Non-Qualified
		Defined	Defined
		Benefit	Benefit
		Pension	Pension	Deferred		Stock	Profit	Time
		Plan	Plan	Compensation	RSUs	Options	Sharing	Bank
Name	Bonus	(2)	(3)	(4)	(5)	(6)	(7)	(8)	Perquisites	Total

Templeton	(1)	$798,378	$588,995	$964,734	$10,398,400	—	$64,853	$184,383	—	$12,999,743
March	(1)	$1,212,470	$1,947,850	$91,750	$1,940,000	—	$31,219	$92,107	—	$5,315,396
Lowe	(1)	$1,598,998	$2,705,327	$423,741	$4,966,400	—	$35,945	$81,693	—	$9,812,104
Ritchie	(1)	$1,653,134	$3,118,696	$43,311	$3,104,000	—	$30,172	$79,275	—	$8,028,588
Hames	(1)	$1,620,617	$3,106,065	$74,741	$2,948,800	—	$31,210	$88,245	—	$7,869,678

(1)	Because the amount of a bonus is subject to the Compensation Committee’s discretion considering the facts and circumstances of the termination, it is not possible to predict the amount of bonus, if any, the executive officer would have received.

(2)	The amount shown is the lump sum benefit payable at age 65 to the named executive officer in the event of termination as of December 31, 2008, due to disability, assuming the named executive officer does not request payment of his disability benefit until age 65. The assumptions used in calculating these amounts are the same as the age-65 lump-sum assumptions used for financial reporting purposes for the company’s audited financial statements for 2008 and are described in footnote 3 to the 2008 Pension Benefits table on page 78.

(3)	The amount shown is the lump sum benefit payable at age 65 to the named executive officers in the event of termination due to disability. The assumptions used are the same as those described in note (2) above.

(4)	Aggregate account value as of December 31, 2008. The amounts shown in the 2008 Non-qualified Deferred Compensation table on page 79 include the amounts shown in this column.

(5)	Calculated by multiplying the number of outstanding RSUs by the closing price of TI common stock as of December 31, 2008 ($15.52). Because the executive officer will retain his RSU awards in the event of termination and they will continue to vest according to their terms, all outstanding RSUs are assumed to be vested for purposes of this table. Please see the Outstanding Equity Awards at Fiscal Year-End 2008 table on pages 74-75 for the number of unvested RSUs as of December 31, 2008, and page 77 for a discussion of an additional outstanding RSU award held by Mr. Templeton.

(6)	Calculated as the difference between the grant price of all outstanding in-the-money options and the closing price of TI common stock as of December 31, 2008 ($15.52), multiplied by the number of shares under such options as of December 31, 2008. As of December 31, 2008, no outstanding options were in the money.

(7)	Amounts earned in 2008.

(8)	Calculated by multiplying the number of hours remaining in the named executive officer’s time bank by the applicable base salary rate as of December 31, 2008.

Termination due to death

		Qualified	Non-Qualified
		Defined	Defined
		Benefit	Benefit
		Pension	Pension	Deferred		Stock	Profit	Time
	Bonus	Plan	Plan	Compensation	RSUs	Options	Sharing	Bank
Name	(1)	(2)	(2)	(3)	(4)	(5)	(6)	(7)	Perquisites	Total

Templeton	(1)	$194,873	$143,998	$964,734	$10,398,400	—	$64,853	$184,383	—	$11,951,241
March	(1)	$187,275	$663,649	$91,750	$1,940,000	—	$31,219	$92,107	—	$3,006,000
Lowe	(1)	$210,570	$781,560	$423,741	$4,966,400	—	$35,945	$81,693	—	$6,499,909
Ritchie	(1)	$326,441	$1,007,097	$43,311	$3,104,000	—	$30,172	$79,275	—	$4,590,296
Hames	(1)	$304,204	$875,866	$74,741	$2,948,800	—	$31,210	$88,245	—	$4,323,066

(1)	See note (1) to the Termination Due to Disability table.

(2)	Value of the benefit payable in a lump sum to the executive officer’s beneficiary calculated as required by the terms of the plan assuming the earliest possible payment date. The plan provides that in the event of death, the beneficiary receives 50 percent of the participant’s accrued benefit, reduced by the age-applicable joint and 50 percent survivor factor.

[ 82 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

(3)	See note (4) to the Termination Due to Disability table.

(4)	Calculated by multiplying the number of outstanding RSUs by the closing price of TI common stock as of December 31, 2008 ($15.52). Because the executive officer’s estate will receive his RSU awards in the event of his death, all outstanding RSUs are assumed to be vested for purposes of this table. Please see the Outstanding Equity Awards at Fiscal Year-End 2008 table on pages 74-75 for the number of unvested RSUs as of December 31, 2008, and see page 77 for a discussion of an additional outstanding RSU award held by Mr. Templeton.

(5)	See note (6) to the Termination Due to Disability table.

(6)	Amounts earned in 2008.

(7)	See note (8) to the Termination Due to Disability table.

Involuntary termination for cause

		Qualified	Non-Qualified
		Defined	Defined
		Benefit	Benefit
		Pension	Pension	Deferred				Profit	Time
	Bonus	Plan	Plan	Compensation			Stock	Sharing	Bank
Name	(1)	(2)	(2)	(3)	RSUs		Options	(5)	(6)	Perquisites	Total

Templeton	—	$376,884	$278,491	$964,734	$1,862,400	(4)	—	$64,853	$184,383	—	$3,731,745
March	—	$346,974	$1,229,584	$91,750	—		—	$31,219	$92,107	—	$1,791,634
Lowe	—	$394,427	$1,463,958	$423,741	—		—	$35,945	$81,693	—	$2,399,764
Ritchie	—	$637,160	$1,965,664	$43,311	—		—	$30,172	$79,275	—	$2,755,582
Hames	—	$538,698	$1,551,036	$74,741	—		—	$31,210	$88,245	—	$2,283,930

(1)	It is presumed that in the event of termination for cause no bonus would be awarded.

(2)	Lump sum value of the December 31, 2008, accrued benefit calculated as required by the terms of the plan assuming the earliest possible payment date.

(3)	See note (4) to the Termination Due to Disability Table.

(4)	Calculated by multiplying 120,000 vested RSUs by the closing price of the company’s common stock as of December 31, 2008 ($15.52).

(5)	Amounts earned in 2008.

(6)	See note (8) to the Termination Due to Disability table.

Resignation; involuntary termination not for cause

		Qualified	Non-Qualified
		Defined	Defined
		Benefit	Benefit
		Pension	Pension	Deferred			Stock	Profit	Time
	Bonus	Plan	Plan	Compensation			Options	Sharing	Bank
Name	(1)	(2)	(2)	(3)	RSUs		(5)	(6)	(7)	Perquisites	Total

Templeton	(1)	$376,884	$278,491	$964,734	$1,862,400	(4)	—	$64,853	$184,383	—	$3,731,745
March	(1)	$346,974	$1,229,584	$91,750	—		—	$31,219	$92,107	—	$1,791,634
Lowe	(1)	$394,427	$1,463,958	$423,741	—		—	$35,945	$81,693	—	$2,399,764
Ritchie	(1)	$637,160	$1,965,664	$43,311	—		—	$30,172	$79,275	—	$2,755,582
Hames	(1)	$538,698	$1,551,036	$74,741	—		—	$31,210	$88,245	—	$2,283,930

(1)	See note (1) to the Termination Due to Disability table.

(2)	See note (2) to the Involuntary Termination for Cause table.

(3)	See note (4) to the Termination Due to Disability table.

(4)	See note (4) to the Involuntary Termination for Cause table.

(5)	See note (6) to the Termination Due to Disability table.

(6)	Amounts earned in 2008.

(7)	See note (8) to the Termination Due to Disability table.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 83 ]

In the case of a resignation pursuant to a separation arrangement, an executive officer (like other employees above a certain job grade level) will typically be offered a 12-month paid leave of absence before termination, in exchange for a non-compete and non-solicitation commitment and a release of claims against the company. The leave period will be credited to years of service under the pension plans described above. During the leave, the executive officer’s stock options will continue to become exercisable and his RSUs will continue to vest. Amounts paid to an individual during a paid leave of absence are not counted when calculating profit sharing and benefits under the qualified and non-qualified pension plans. During a paid leave of absence an individual does not continue to accrue time bank hours. He retains medical and insurance benefits at essentially the same rates as active company employees during the paid leave of absence period.
     In the case of a separation arrangement in which the paid leave of absence expires when the executive officer will be at least 50 years old and have at least 15 years of employment with the company, the separation arrangement will typically include an unpaid leave of absence, to commence at the end of the paid leave and end when the executive officer has reached the earlier of age 55 with at least 20 years of employment or age 60 (bridge to retirement). The bridge to retirement will be credited to years of service under the qualified and non-qualified defined benefit plans described above. The executive officer will not receive profit sharing or accrue time bank hours for the period he is on a bridge to retirement, but he will retain medical and insurance benefits at essentially the same rates as active TI employees.

Change in control
We have no program, plan or arrangement providing benefits triggered by a change in control except as described below. In fact, the only consequences of a change in control are the acceleration of payment of existing balances and the full vesting of outstanding equity awards.
     A change in control would have triggered payment of the balances under the non-qualified defined benefit plan and the deferred compensation plan. Please see pages 79 and 81 for a discussion of the purpose of change in control provisions relating to the non-qualified defined benefit plan and the deferred compensation plan as well as the circumstances and the timing of payment.
     Please see pages 76-77 for further information concerning change in control provisions relating to stock options and RSU awards.
     For a discussion of the impact of these programs on the compensation decisions for 2008, please see page 70.

The following table indicates the amounts that would have been triggered for each executive officer had there been a change in control as of December 31, 2008. The actual amounts that would be paid out can only be determined at the time the change in control occurs.

			Non-Qualified
		Qualified	Defined
		Defined	Benefit
		Benefit	Pension	Deferred		Stock
	Bonus	Pension	Plan	Compensation	RSUs	Options	Profit	Time
Name	(1)	Plan	(2)	(3)	(4)	(5)	Sharing	Bank	Perquisites	Total

Templeton	(1)	0	$278,491	$964,734	$6,984,000	—	—	—	—	$8,227,225
March	(1)	0	$1,229,584	$91,750	$1,552,000	—	—	—	—	$2,873,334
Lowe	(1)	0	$1,463,958	$423,741	$4,190,400	—	—	—	—	$6,078,099
Ritchie	(1)	0	$1,965,664	$43,311	$2,328,000	—	—	—	—	$4,336,975
Hames	(1)	0	$1,551,036	$74,741	$2,172,800	—	—	—	—	$3,798,577

(1)	See note (1) to the Termination Due to Disability table.

(2)	Lump sum value of the December 31, 2008 accrued benefit calculated as required by the terms of the plan assuming the earliest possible payment date.

(3)	Aggregate account value as of December 31, 2008. The amounts shown in the 2008 Non-qualified Deferred Compensation table on page 79 include the amounts shown in this column.

(4)	A change in control affects only RSUs awarded after January 18, 2006. Calculated by multiplying the number of RSUs granted after January 18, 2006, by the closing price of the company’s common stock as of December 31, 2008 ($15.52).

(5)	Upon a change in control meeting the standard definition (please see page 76), all outstanding options become immediately exercisable. Calculated as the difference between the grant price of in-the-money options not already exercisable and the closing price of the company’s common stock as of December 31, 2008 ($15.52), multiplied by the number of those options as of December 31, 2008. As of December 31, 2008, no outstanding options were in-the-money.

[ 84 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

Audit Committee report
The Audit Committee of the board of directors has furnished the following report:
     As noted in the committee’s charter, TI management is responsible for preparing the company’s financial statements. The company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the committee are in no way designed to supersede or alter those traditional responsibilities. The committee’s role does not provide any special assurances with regard to TI’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.
     The committee has reviewed and discussed with management and the independent accounting firm, as appropriate, (1) the audited financial statements and (2) management’s report on internal control over financial reporting and the independent accounting firm’s related opinions.
     The committee has discussed with the independent registered public accounting firm, Ernst & Young, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board.
     The committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young the firm’s independence.
     Based on the review and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for 2008 for filing with the SEC.

Pamela H. Patsley, Chair David L. Boren Stephen P. MacMillan Wayne R. Sanders

Proposal to ratify appointment of independent registered public accounting firm
The Audit Committee of the board has appointed Ernst & Young LLP to be TI’s independent registered public accounting firm for 2009.
     The board asks the stockholders to ratify the appointment of Ernst & Young. If the stockholders do not ratify the appointment, the Audit Committee will consider whether it should appoint another independent registered public accounting firm.
     Representatives of Ernst & Young are expected to be present, and to be available to respond to appropriate questions, at the annual meeting. They have the opportunity to make a statement if they desire to do so; they have indicated that, as of this date, they do not.
     The company has paid fees to Ernst & Young for the services described below:

Audit fees. Ernst & Young’s Audit Fees were $7,277,000 in 2008 and $6,785,000 in 2007. The services provided in exchange for these fees were our annual audit, including the audit of internal control over financial reporting, reports on Form 10-Q, and statutory audits required internationally.

Audit-related fees. In addition to the Audit Fees, the company paid Ernst & Young $556,000 in 2008 and $586,000 in 2007. The services provided in exchange for these fees included employee benefit plan audits, a grant certification audit, access to Ernst & Young’s online research tool, an environmental certification audit, an energy-usage certification audit for a non-U.S. subsidiary and a research and development certification audit for a non-U.S. subsidiary.

Tax fees. Ernst & Young’s fees for professional services rendered for tax compliance (preparation and review of non-U.S. tax returns), tax advice and tax planning (including expatriate tax services) were $495,000 in 2008 and $503,000 in 2007.

All other fees. Ernst & Young’s fees for all other professional services rendered were $38,000 in 2008 and $21,000 in 2007 for audit services for the TI Foundation, as well as for various training programs.

Pre-approval policy. The Audit Committee is required to pre-approve the audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence.
     Annually the independent registered public accounting firm and the Director of Internal Audits present to the Audit Committee services expected to be performed by the firm over the next 12 months. The Audit Committee reviews and, as it deems appropriate, pre-approves those services. The services and estimated fees are presented to the Audit Committee for consideration in the following categories: Audit, Audit-Related, Tax and All Other (each as defined in Schedule 14A of the Securities Exchange Act of 1934). For each service listed in those categories, the Committee receives detailed documentation indicating the specific services to be provided. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee reviews on at least a quarterly basis the services provided to date by the firm and the fees incurred for those services. The Audit Committee may revise the list of pre-approved services and related fees from time to time, based on subsequent determinations.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 85 ]

     In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings of the Audit Committee, the Committee has delegated pre-approval authority to its Chair (the Audit Committee does not delegate to management its responsibilities to pre-approve services). The Chair reports pre-approval decisions to the Audit Committee and seeks ratification of such decisions at the Audit Committee’s next scheduled meeting.
     The Audit Committee or its Chair pre-approved all services provided by Ernst & Young during 2008, except for certain training representing 45 percent ($17,000) of All Other Fees for 2008, for which the pre-approval requirement is waived under SEC rules due to the de minimis amount. The Chair approved the provision of these services after the fact, and all approvals by the Chair were subsequently ratified by the Audit Committee.
     The board of directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2009.

Proposal to approve the Texas Instruments 2009 Long-Term Incentive Plan
Since 1965 the company has had in effect key employee incentive plans, currently consisting of the Texas Instruments 2000 Long-Term Incentive Plan (the “2000 Plan”), which is used to grant equity compensation to senior managers, and the Texas Instruments 2003 Long-Term Incentive Plan, which is used to grant equity compensation to other employees (the “Current Plans”). These plans were designed to provide an additional incentive for the employees who are key to the company’s success in the technological and highly competitive markets in which it operates. The board of directors believes these plans have been effective in providing such incentive. The board also believes that for the company to continue to attract and retain outstanding individuals, it must continue to have incentive plans of these types in place.
     The 2000 Plan expires in April 2010. The company proposes the adoption of a new plan, the Texas Instruments 2009 Long-Term Incentive Plan (the “2009 Plan”), to replace both of the Current Plans. If stockholders approve the 2009 Plan, the Current Plans will be closed to further grants. The shares still available for grant under the Current Plans (approximately 200 million as of December 31, 2008) will not be available for grant under this plan. If stockholders do not approve the 2009 Plan, it will not be implemented.

Texas Instruments 2009 Long-Term Incentive Plan
The proposed 2009 Plan is attached as Exhibit A to this proxy statement. The principal features of the 2009 Plan are summarized below.

Types of awards
The 2009 Plan provides for the grant of the same types of awards as the Current Plans: (1) stock options, (2) restricted stock and restricted stock units, (3) performance units and (4) other awards (including stock appreciation rights) valued in whole or in part by reference to or otherwise based on common stock of the company.

Shares available for awards
Under the 2009 Plan, the number of shares of common stock available for issuance will be 75,000,000 shares, subject to adjustment by the Committee (defined below) for stock splits and other events as set forth in the 2009 Plan, plus any shares under awards granted under the Current Plans that terminate or are cancelled.

Material features of the 2009 Plan
The 2009 Plan will be administered by a board committee appointed by the board of directors (the “Committee”). The Committee will have, among other powers, the power to interpret and construe any provision of the plan, to adopt rules and regulations for administering the plan, and to perform other acts relating to the plan, including, at the Committee’s discretion, the delegation of any administrative responsibilities. Decisions of the Committee are final and binding on all parties.
     The Committee will have the sole discretion to grant to eligible participants one or more equity awards, including options, restricted stock and restricted stock units, performance units, or any combination thereof. The Committee will have the sole discretion to determine the number or amount of any award to be granted to any participant. If a dividend or other distribution, recapitalization, stock split, or other corporate event or transaction (more fully described in Section 5(e) of the 2009 Plan) affects the shares in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits, or potential benefits, intended to be made available under the 2009 Plan, then an equitable adjustment shall be made to: (i) the number and type of shares (or other securities or property) which may be made the subject of awards, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase or exercise price with respect to any award. The Committee may not take any other action to reduce the exercise price of any option as established at the time of grant.
     Awards will be granted for no cash consideration, or for minimal cash consideration if required by applicable law. Awards may provide that upon their exercise the holder will receive cash, stock, other securities, other awards, other property or any combination thereof, as the Committee will determine. Any shares of stock deliverable under the 2009 Plan may consist in whole or in part of authorized and unissued shares or treasury shares.
     Except in the case of awards made through assumption of, or in substitution for, outstanding awards previously granted by an acquired company, and except as a result of an adjustment event referred to above, the exercise price of stock under any stock option, the grant price of any stock appreciation right, and the purchase price of any security which may be purchased under any other stock-

[ 86 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

based award will not be less than 100% of the fair market value of the stock or other security on the date of the grant of the option, right or award. The Committee will determine the times at which options and other purchase rights may be exercised and the methods by which and the forms in which payment of the purchase price may be made. Determinations of fair market value under the 2009 Plan will be made in accordance with methods or procedures established by the Committee.
     The Committee may impose restrictions on restricted stock and restricted stock units at its discretion. These restrictions may lapse as the Committee deems appropriate. Upon termination of employment during the restriction period, all restricted stock and restricted stock units will be forfeited, unless the Committee determines otherwise.
     Any performance units granted will vest upon the attainment of performance goals. The Committee will establish the performance criteria, the length of the performance period and the form and time of payment of the award. In addition, the Committee may establish the terms and conditions of other stock-based awards.
     Unless otherwise determined by the Committee, no award granted under the 2009 Plan may be transferred or otherwise encumbered by the individual to whom it is granted, other than by will, by designation of a beneficiary, or by the laws of descent and distribution. During the individual’s lifetime, each award will be exercisable only by the individual or by the individual’s guardian or legal representative.
     The board of directors may amend, alter, discontinue or terminate the 2009 Plan or any portion of the plan any time. However, stockholder approval must be obtained for any plan adjustment that would increase the number of shares available for awards or any other material amendment of the 2009 Plan.
     No awards may be granted under the 2009 Plan after the tenth anniversary of the effective date of the 2009 Plan.

Eligibility and participation
Any employee of the company, including any officer or employee-director, will be eligible to receive awards under the 2009 Plan. Additionally, any individual who provides services to the company or to an affiliate of the company as an independent contractor is eligible to receive awards. The company had 29,537 employees as of December 31, 2008. Directors who are not full-time or part-time officers or employees of the company will not be eligible to participate in the plan.

Plan awards for certain individuals
Any awards under the 2009 Plan will be at the discretion of the Committee. Therefore, it is not possible at present to determine the amount or form of any award that will be available for grant to any individual during the term of the 2009 Plan or that would have been granted during 2008 had the 2009 Plan been in effect.

Tax matters
Options: Counsel for the company has advised that a participant will recognize no income under the Internal Revenue Code upon the receipt of any option award. In the case of an incentive stock option, if a participant exercises the option during or within three months of employment and does not dispose of the shares within two years of the date of grant or one year after the transfer of the shares to the participant, the participant will be entitled for federal income tax purposes to treat any profit which may be recognized upon the disposition of the shares as a long-term capital gain. In contrast, a participant who receives an option under the plan that is not an incentive stock option or who does not comply with the conditions noted above will generally recognize ordinary income at the time of exercise in the amount of the excess, if any, of the fair market value of the stock on the date of exercise over the option price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The company should be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income, if any, recognized by a participant who (a) exercises an option that is not an incentive stock option, or (b) disposes of stock that was acquired pursuant to the exercise of an incentive stock option prior to the end of the required holding period described above, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code. In the case of incentive stock options, any excess of the fair market value of the stock at the time of exercise over the option price would be an item of income for purposes of the participant’s alternative minimum tax.

Restricted stock units: Counsel for the company has advised that a participant will recognize no income under the Internal Revenue Code upon the receipt of a restricted stock unit award. Upon the settlement of a restricted stock unit award, participants will recognize ordinary income in the year of receipt in an amount equal to the fair market value of any shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date of settlement, will be taxed as capital gain or loss. The company should be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
     The board of directors recommends a vote “FOR” the Texas Instruments 2009 Long-Term Incentive Plan.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 87 ]

Proposal to approve the Texas Instruments 2009 Director Compensation Plan
The company’s 2003 Director Compensation Plan (the “2003 Plan”) governs equity compensation of the company’s non-employee directors and provides them with the opportunity to defer their compensation. This plan was designed to attract and retain qualified individuals to serve as directors of the company and to increase the proprietary and vested interest of directors in the growth and performance of the company. The board believes that the 2003 Plan has been effective in achieving these objectives and that the company continues to need a plan of this type.
     The 2003 Plan expires in April 2010. As of December 31, 2008, there were approximately 1.4 million shares of common stock available for grant under the 2003 Plan. The board of directors recommends that stockholders approve the adoption of the Texas Instruments 2009 Director Compensation Plan (the “2009 Director Plan”). If the 2009 Director Plan is approved, no further awards will be made under the 2003 Plan. As discussed in more detail below, the 2003 Plan will continue to govern compensation that was earned and deferred prior to January 1, 2005. No additional amounts will be able to be deferred into the 2003 Plan. If stockholders do not approve the 2009 Director Plan, it will not be implemented.
     The full text of the proposed 2009 Director Plan is shown on Exhibit B to this proxy statement. The principal features of the 2009 Director Plan are summarized below.

Types of awards
The 2009 Director Plan provides for the grant of the same types of awards as the 2003 Plan: (1) stock options, (2) restricted stock and restricted stock units, (3) performance units and (4) other awards (including stock appreciation rights) valued in whole or in part by reference to or otherwise based on common stock of the company.

Shares available for awards
Under the 2009 Director Plan, the number of shares of common stock available for issuance will be 2,000,000, subject to adjustment by the Administrator (defined below) for stock splits and other events as set forth in the 2009 Director Plan, plus any shares under awards granted under the 2009 Director Plan that terminate or are cancelled.

Material features of the 2009 Director Plan
The 2009 Director Plan will be administered by the board or a committee of directors appointed by the board (the “Administrator”). The Administrator will have, among other powers, the power to interpret and construe any provision of the plan, to adopt rules and regulations for administering the plan, and to perform other acts relating to the plan. Decisions of the Administrator are final and binding on all parties.
     The 2009 Director Plan provides that each non-employee director will receive an annual grant of a non-qualified option to purchase 7,000 shares of TI common stock and an annual grant of 2,500 restricted stock units. The options will become exercisable in four equal annual installments commencing on the first anniversary date of the grant and expire not more than ten years after the date of grant.
     In addition, each eligible director who is initially elected or appointed after the effective date of the 2009 Director Plan will receive a one-time grant of 2,000 restricted stock units under the 2009 Director Plan. Each restricted stock unit will be paid or settled by the issuance of one share of TI common stock as soon as practicable after the fourth anniversary of the date of grant. It is expected that all options granted under the Plan will be non-qualified options for U.S. tax purposes.
     If a dividend or other distribution, recapitalization, stock split, or other corporate event or transaction (more fully described in Section 5(d) of the 2009 Director Plan) affects the shares in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits, or potential benefits, intended to be made available under the 2009 Director Plan, then an equitable adjustment shall be made to: (i) the number and type of shares (or other securities or property) which may be made the subject of awards, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase or exercise price with respect to any award. The Administrator may not take any other action to reduce the exercise price of any option as established at the time of grant.
     Awards will be granted for no cash consideration, or for minimal cash consideration if required by applicable law. Awards may provide that upon their exercise the holder will receive cash, stock, other securities, other awards, other property or any combination thereof, as the Administrator will determine. Any shares of stock deliverable under the 2009 Director Plan may consist in whole or in part of authorized and unissued shares or treasury shares.
     The exercise price of stock under any stock option, the grant price of any stock appreciation right, and the purchase price of any security that may be purchased under any other stock-based award will not be less than 100 percent of the fair market value (as defined in the 2009 Director Plan) of the stock or other security on the date of the grant of the option, right or award.
     Unless otherwise determined by the Administrator, no award granted under the 2009 Director Plan may be transferred or otherwise encumbered by the individual to whom it is granted, other than by will, by designation of a beneficiary, or by the laws of descent and distribution. During the individual’s lifetime, each award will be exercisable only by the individual or by the individual’s guardian or legal representative.

[ 88 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

     The board of directors may amend, alter, discontinue or terminate the 2009 Director Plan or any portion of the plan any time. However, stockholder approval must be obtained for any plan adjustment that would increase the number of shares available for awards or any other material amendment of the 2009 Director Plan.
     No awards may be granted under the 2009 Director Plan after the tenth anniversary of the effective date of the 2009 Director Plan.
     Each director will be able to elect, with respect to any year, that all or any portion of his or her eligible cash compensation and restricted stock unit grant be deferred in accordance with the terms of the 2009 Director Plan. Each director will be able to elect that his or her deferred compensation for any year be credited to a cash account, a stock unit account or any combination thereof.

New plan benefits

Texas Instruments 2009 Director Compensation Plan
Participant	Number of Shares Subject to Options	Restricted Stock Units

Non-Employee Director Group(1)	70,000(2)	25,000(3)

(1)	As a result of deferral elections made for 2008: seven non-employee directors deferred a total of $400,733 of their cash compensation (equivalent to 17,382 restricted stock units) into stock unit accounts under the 2003 Plan; five directors deferred receipt of their restricted stock units granted in 2008; one director deferred $2,966 in interest on her cash account; and cash dividends and dividend equivalents on restricted stock units in the amount of $67,402 were paid into non-employee director stock unit accounts during 2008.

(2)	Each non-employee director would have received an option to purchase 7,000 shares of TI common stock had the Plan been in effect in 2008.

(3)	Each non-employee director would have received a grant of 2,500 restricted stock units had the plan been in effect in 2008. The 2009 Director Plan also provides for additional benefits in the form of other stock-based awards. To date, these types of awards have not been utilized and the non-employee directors would not have been eligible for automatic grant of any such awards. In addition, as set forth in note (1), 17,382 restricted stock units were credited to Directors’ deferred compensation accounts in 2008. Therefore, the related benefits the non-employee directors may have received or will in the future receive under these terms of the 2009 Director Plan are not determinable.

Tax matters
Counsel for the company has advised that a participant who receives a grant of an option or a restricted stock unit will not be in receipt of taxable income under the Internal Revenue Code upon the making of the grant. A participant who receives an option under the 2009 Director Plan will generally recognize ordinary income at the time of exercise in the amount of the excess, if any, of the fair market value of the stock on the date of exercise over the option price. Upon payment or settlement of a restricted stock unit award in cash or stock, the participant will recognize ordinary income equal to the value of any cash or shares received.
     Counsel for the company has also advised that the company will not be allowed any deduction for federal income tax purposes upon the grant of options or restricted stock units. The company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, realized by a participant who exercises an option. Also, the company will be entitled to a deduction for federal income tax purposes at the same time as, and in an amount equal to, the recognition of ordinary income by a participant in respect of restricted stock unit awards under the 2009 Director Plan and the settlement thereof.
     Counsel for the company has further advised that a participant will not be deemed to have received any taxable income under the Internal Revenue Code as a result of a deferral election until the participant receives a distribution. When a distribution is made from a cash account or stock unit account, the participant will recognize ordinary income equal to the value of any cash and shares received. The company will be entitled to a deduction for federal income tax purposes at the time a distribution is made from a cash account or stock unit account in an amount equal to the income recognized by the participant.
     The board of directors recommends a vote “FOR” the Texas Instruments 2009 Director Compensation Plan.

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Equity compensation plan information
The following table sets forth information about the company’s equity compensation plans as of December 31, 2008:

Number of
	Number of		Securities
	Securities		Remaining
	to be Issued Upon	Weighted-Average	Available
	Exercise of	Exercise Price of	for Future
	Outstanding	Outstanding	Issuance
	Options,	Options,	under Equity
	Warrants and	Warrants and	Compensation
Plan Category	Rights	Rights	Plans

Equity compensation plans
approved by security holders	120,221,106 (1)	$33.55 (2)	90,851,474 (3)
Equity compensation plans
not approved by security holders	72,347,886 (4)	$27.11 (2)	152,727,260 (5)
Total	192,568,992	$31.22	243,578,734

(1)

Includes shares of TI common stock to be issued under the Texas Instruments 2000 Long-Term Incentive Plan and predecessor plans, the Texas Instruments 2003 Director Compensation Plan and the TI Employees 2005 Stock Purchase Plan.

Excludes the following:

  1,356,335 shares of TI common stock to be issued upon exercise of outstanding options originally granted under the Burr-Brown Corporation 1993 Stock Incentive Plan, a plan approved by the stockholders of Burr-Brown Corporation. The options were assumed by the company in connection with the acquisition of Burr-Brown Corporation; and
  47,466 shares of TI common stock to be issued upon exercise of outstanding options originally granted under the Radia Communications, Inc. 2000 Stock Option/Stock Issuance Plan, a plan approved by the stockholders of Radia Communications, Inc. The options were assumed by the company in connection with the acquisition of Radia.

(2)	Restricted stock units and stock units credited to directors’ deferred compensation accounts are settled in shares of TI common stock on a one-for-one basis. Accordingly, such units have been excluded for purposes of computing the weighted-average exercise price.

(3)	Shares of TI common stock available for issuance under the Texas Instruments 2000 Long-Term Incentive Plan, the Texas Instruments 2003 Director Compensation Plan and the TI Employees 2005 Stock Purchase Plan.

(4)	Includes shares to be issued under the Texas Instruments 2003 Long-Term Incentive Plan, a plan for non-management employees; executive officers and approximately 200 managers of the company are ineligible to receive awards under the plan. The plan authorizes the grant of: (1) stock options, (2) restricted stock and restricted stock units, (3) performance units and (4) other awards (including stock appreciation rights) valued in whole or in part by reference to or otherwise based on common stock of the company. The plan is administered by a board committee appointed by the board of directors consisting entirely of independent directors (the Committee). The Committee has the sole discretion to grant to eligible participants one or more equity awards and to determine the number or amount of any award. Except in the case of awards made through assumption of, or in substitution for, outstanding awards previously granted by an acquired company, and except as a result of an adjustment event such as a stock split, the exercise price under any stock option, the grant price of any stock appreciation right, and the purchase price of any security that may be purchased under any other stock-based award under the plan will not be less than 100 percent of the fair market value of the stock or other security on the effective date of the grant of the option, right or award.

Also includes shares to be issued under the Texas Instruments Directors Deferred Compensation Plan, the Texas Instruments Restricted Stock Unit Plan for Directors and the Texas Instruments Stock Option Plan for Non-Employee Directors. These plans were replaced by the Texas Instruments 2003 Director Compensation Plan, and no further grants may be made under them.

(5)	Shares of TI common stock available for issuance under the Texas Instruments 2003 Long-Term Incentive Plan. Stockholders have approved all other active equity compensation plans of the company.

[ 90 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

Stockholder proposal
A stockholder submitted a proposal for consideration at the 2009 annual meeting. The name and address of the stockholder will be furnished promptly upon request made to the company. The board of directors opposes the proposal for the reasons stated after the proposal.
     The proposal reads as follows:

Resolved:
Shareholders request that the Board of Directors take the necessary steps to establish a policy or amend the corporate by-laws to require that, whenever possible and subject to any presently existing contractual obligations, the Chairman of the Board be an independent member of the board who has not served as an executive officer of the company.

Supporting statement:
Members of the board of directors are elected to represent shareholders’ interests and pursue the creation of long-term shareholder value. To fulfill this responsibility effectively, a substantial percentage of board members should be independent and accountable to all shareholders.
     Increasingly, shareholders are concluding that board leadership should be independent, so as to strengthen board integrity and accountability. We believe the Chairman of the Board should be in an independent director who is neither a former or current executive of the company.
     The board is responsible for providing strategic direction, guidance and oversight. A CEO is responsible for the management and operation of a company. A CEO should not be directing, guiding or overseeing himself. Additionally, the skills that make for a good CEO are not necessarily the skills that provide appropriate management of the board of directors.
     An independent Chairman is better able to oversee the executives of the company without management conflicts and establish a board agenda that promotes shareholders’ interests. This, in turn, can lead to a more effective board of directors.
     An independent Chairman can also enhance relationships with investors and instill greater investor confidence.
     We seek to establish an appropriate balance of power between the board and management. We recognize that different board structures can produce effective independent board leadership, and many companies that do not have an independent Chairman of the Board have established a position of lead or presiding independent director whose responsibilities are intended to ensure that the board provides independent oversight of management and the CEO. Although most companies of the size of our company have adopted either a single lead director or independent chair position, we note that our company has not established either position, and thus, we believe it is critical that the Chairman be independent.
     An increasing number of companies are recognizing that the separation of the Chairman of the Board and Chief Executive Officer is a matter of sound corporate governance. Current estimates are that 45% of S&P 1500 companies have separated the positions, and 17% have identified independent Chairmen.
     We urge our company to take steps to promote shareholders’ interests. We urge a vote FOR this resolution.

     The board of directors recommends a vote “AGAINST” the above stockholder proposal for the following reasons:
The directors recommend a vote “AGAINST” the above stockholder proposal because they believe the current structure of the board uniquely provides for a more effective and inclusive form of governance. Specifically:
  All directors share in the responsibility of setting the board’s agenda;
  The egalitarian dynamic that this approach renders creates an environment of equal influence and authority;
  The absence of a rigid structural policy gives directors flexibility to revise the leadership structure if needed, which it has done from time to time.

Discussion:
The board maintains a long-standing commitment to responsible and effective corporate governance. A critical example of its commitment is the long practice of having a substantial majority of independent directors. Our independent directors are leaders in industry, education and government, and they have not reached their positions without exercising their own critical thought and sound judgment. They do not leave these skills at the TI boardroom door. Collegial, yet rigorous, debate and disagreement at board meetings are common. Their independence is defined not just by satisfying various objective criteria, but also by how the directors relate to one another and TI’s management.
     The board chose its current structure and practices to facilitate oversight of management and to fully engage the independent directors. For example, our independent directors meet in executive session at each regularly scheduled meeting to voice their observations and to shape future board agendas. Immediately following each session, the director who served as chair notifies the CEO of the independent directors’ assessment of the meeting and desired agenda for future meetings. Thus does the board have the opportunity to take up issues it believes are important. In addition, each independent director is aware of his or her ability to call a special meeting of the board. These agenda-setting and governance roles would, under the terms of the proposal, be performed only by the chairman instead of by each of TI’s independent directors.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 91 ]

     With these practices, each director has an equal stake in the board’s actions and equal accountability to the corporation and its stockholders. Both of these benefits would be lost if the policy sought by the proponent is implemented.
     Finally, the board believes that it is in the best position to determine the structure through which it fulfills its fiduciary obligations, a flexibility the proposal would eliminate. The board regularly monitors corporate governance practices and thoughtfully and deliberately implements the practices that will best ensure the success of the company. Consequently, corporate governance at TI has evolved over time, adapting to meet the needs of TI and its stockholders and will continue to do so as both TI and its board change in the years ahead. The board has separated the roles of Chairman and CEO before when deemed appropriate, and it would do so again if the situation warranted. However, the board has concluded that the existing structure benefits both TI and its stockholders more than the structure advocated by the stockholder proposal.

Additional information

Voting securities
As of February 17, 2009, 1,273,392,222 shares of the company’s common stock were outstanding. This is the only class of capital stock entitled to vote at the meeting. Each holder of common stock has one vote for each share held. As stated in the notice of meeting, holders of record of the common stock at the close of business on February 17, 2009, may vote at the meeting or any adjournment of the meeting.

Security ownership of certain beneficial owners
The following table shows the only person who has reported beneficial ownership of more than 5 percent of the common stock of the company. Persons generally “beneficially own” shares if they have the right to either vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.

	Shares Owned at	Percent
Name and Address	December 31, 2008	of Class

Capital World Investors (1)
333 South Hope Street
Los Angeles, CA 90071	66,663,000(2)	5.1%

(1)	A division of Capital Research and Management Company (CRMC).

(2)	TI understands that Capital World Investors is deemed to be the beneficial owner of these shares as a result of CRMC acting as an investment advisor to various investment companies. Capital World Investors has sole voting power for 20,293,000 shares and sole dispositive power for 66,663,000 shares.

Security ownership of management
The following table shows the beneficial ownership of TI common stock by the named executive officers and all executive officers and directors as a group.

	Shares Owned at	Percent
Name	December 31, 2008	of Class

R. K. Templeton (1)	5,574,742	*
K. P. March (1)	684,165	*
G. A. Lowe (1)	1,061,105	*
K. J. Ritchie (1)	1,204,947	*
M. J. Hames (1)	1,559,084	*
All executive officers and directors as a group (2)	15,336,615	1.20%

*	less than 1 percent

(1)	Included in shares owned at December 31, 2008:
		Shares Credited	Restricted
		to 401(k) and	Stock
	Shares Obtainable	Profit Sharing	Units
Executive Officer	within 60 Days	Accounts	(in shares)

R. K. Templeton	4,825,446	11,498	670,000
K. P. March	549,746	1,854	125,000
G. A. Lowe	735,446	3,574	320,000
K. J. Ritchie	990,100	8,064	200,000
M. J. Hames	1,321,250	7,204	190,000

[ 92 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

Each named executive officer has sole voting and sole investment power with respect to the shares owned.
(2)	Includes:
	(a)	12,254,700 shares obtainable within 60 days;
	(b)	71,172 shares credited to 401(k) and profit sharing stock accounts;
	(c)	2,372,091 shares subject to restricted stock unit awards; for the terms of these restricted stock units, please see pages 59-61 and 76-77.
	(d)	117,451 shares credited to certain non-employee directors’ deferred compensation accounts; shares in deferred compensation accounts are issued following a director’s termination of service.
Excludes shares held by a family member if a director or executive officer has disclaimed beneficial ownership. No director or executive officer has pledged shares of TI common stock.

Related person transactions
Because we believe that company transactions with directors and executive officers of TI or with persons related to TI directors and executive officers present a heightened risk of creating or appearing to create a conflict of interest, we have a written related person transaction policy that has been approved by the board of directors. The policy states that TI directors and executive officers should obtain the approvals specified below in connection with any related person transaction. The policy applies to transactions in which:
1.	TI or any TI subsidiary is or will be a participant;
2.	The amount involved exceeds or is expected to exceed $100,000 in a fiscal year; and
3.	Any of the following (a “related person”) has or will have a direct or indirect interest:
	(a)	A TI director or executive officer, or an Immediate Family Member of a director or executive officer;
	(b)	A stockholder owning more than 5 percent of the common stock of TI or an Immediate Family Member of such stockholder, or, if the 5 percent stockholder is not a natural person, any person or entity designated in the Form 13G or 13D filed under the SEC rules and regulations by the 5 percent stockholder as having an ownership interest in TI stock (individually or collectively, a “5 percent holder”); or
	(c)	An entity in which someone listed in (a) or (b) above has a 5 percent or greater ownership interest, by which someone listed in (a) or (b) is employed, or of which someone listed in (a) or (b) is a director, principal or partner.

     For purposes of the policy, an “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person (other than a tenant or employee) sharing the household of a TI director, executive officer or 5 percent holder.
     The policy specifies that a related person transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions or arrangements.

Approval required

Arrangement involving:	Approval required by:
Executive officer who is also a member of the TI board, an Immediate Family Member of such person, or an entity in which any of the foregoing has a 5 percent or greater ownership interest	Governance and Stockholder Relations Committee
Chief compliance officer, any of his or her Immediate Family Members, or an entity in which any of the foregoing has a 5 percent or greater ownership interest	Governance and Stockholder Relations Committee
Any other director or executive officer, an Immediate Family Member of such person, or an entity in which any of the foregoing has a 5 percent or greater ownership interest	Chief compliance officer in consultation with the Chair of the Governance and Stockholder Relations Committee
A 5 percent holder	Governance and Stockholder Relations Committee

No member of the Governance and Stockholder Relations Committee will participate in the consideration of a related person arrangement in which such member or any of his or her Immediate Family Members is the related person.

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     The approving body or persons will consider all of the relevant facts and circumstances available to them, including (if applicable) but not limited to: the benefits to the company of the arrangement; the impact on a director’s independence; the availability of other sources for comparable products or services; the terms of the arrangement; and the terms available to unrelated third parties or to employees generally. The primary consideration is whether the transaction between TI and the related person (a) was the result of undue influence from the related person or (b) could adversely influence or appear to adversely influence the judgment, decisions or actions of the director or executive officer in meeting TI responsibilities or create obligations to other organizations that may come in conflict with responsibilities to TI.
     No related person arrangement will be approved unless it is determined to be in, or not inconsistent with, the best interests of the company and its stockholders, as the approving body or persons shall determine in good faith.
     The chief compliance officer will provide periodic reports to the committee on related person transactions. Any related person transaction brought to the attention of the chief compliance officer or of which the chief compliance officer becomes aware that is not approved pursuant to the process set forth above shall be terminated as soon as practicable.
     Joseph F. Hubach, senior vice president, secretary, general counsel and chief compliance officer of the company, is the brother of Francis P. Hubach, Jr., who was a partner of the law firm of Jones Day in 2008. The company, whose relationship with Jones Day began before Mr. J. Hubach joined the company, engaged the services of Jones Day during 2008. Mr. F. Hubach provided no services to the company. Mr. F. Hubach retired from Jones Day as of December 31, 2008. In accordance with TI’s policy, the committee reviewed the details of this relationship and, having determined that Mr. F. Hubach has no material interest, direct or indirect, in the transactions between TI and Jones Day, approved the continued engagement of Jones Day by the company. Mr. J. Hubach did not participate in any discussions regarding this matter. Given the determination that Mr. F. Hubach has no material interest, this relationship is not a related person transaction. However, TI discloses it in the interest of transparency.

Compensation committee interlocks and insider participation
During 2008, Mr. Carp, Ms. Cox, Mr. Goode, Ms. Simmons and Ms. Whitman served on the Compensation Committee. No committee member (i) was an officer or employee of TI, (ii) was formerly an officer of TI, or (iii) had any relationship requiring disclosure under the SEC’s rules governing disclosure of related person transactions (Item 404 of Regulation S-K). No executive officer of TI served as a director or member of the compensation committee of another entity, one of whose directors or executive officers served as a member of our board of directors or a member of the Compensation Committee.

Cost of solicitation
The solicitation is made on behalf of our board of directors. TI will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.
     Without receiving additional compensation, officials and regular employees of TI may solicit proxies personally, by telephone, fax or e-mail from some stockholders if proxies are not promptly received. We have also hired Georgeson Inc. to assist in the solicitation of proxies at a cost of $12,000 plus out-of-pocket expenses.

Stockholder proposals for 2010
If you wish to submit a proposal for possible inclusion in TI’s 2010 proxy material, we must receive your notice, in accordance with rules of the SEC, on or before November 5, 2009. Proposals are to be sent to: Texas Instruments Incorporated, 12500 TI Boulevard, MS 8658, Dallas, Texas, 75243, Attn: Secretary.
     If you wish to submit a proposal at the 2010 annual meeting (but not seek inclusion of the proposal in the company’s proxy material), we must receive your notice, in accordance with the company’s by-laws, on or before January 16, 2010.
     All suggestions from stockholders concerning the company’s business are welcome and will be carefully considered by TI’s management. To ensure that your suggestions receive appropriate review, the Governance and Stockholder Relations Committee from time to time reviews correspondence from stockholders and management’s responses. Stockholders are thereby given access at the board level without having to resort to formal stockholder proposals. Generally, the board prefers you present your views in this manner rather than through the process of formal stockholder proposals. Please see page 54 for information on contacting the board.

[ 94 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

Quorum requirement
A quorum of stockholders is necessary to hold a valid meeting. If at least a majority of the shares of TI stock issued and outstanding and entitled to vote are present in person or by proxy, a quorum will exist.

Vote required
For all matters submitted at the meeting, including the election of directors, an affirmative vote of the majority of the shares present in person or by proxy and entitled to vote thereon is necessary for approval.
     We do not expect any matters to be presented for a vote at the annual meeting other than (1) the election of directors, (2) the proposal to ratify the appointment of the company’s independent registered public accounting firm for 2009, (3) the proposal to approve the Texas Instruments 2009 Long-Term Incentive Plan, (4) the proposal to approve the Texas Instruments 2009 Director Compensation Plan and (5) the stockholder proposal. If you grant a proxy, the persons named in the proxy will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.
     Under Delaware law and the company’s Restated Certificate of Incorporation and by-laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote FOR, AGAINST or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters. The total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote AGAINST the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently. TI has appointed independent inspectors of election to tabulate the voting for the meeting.

Benefit plan voting
If you are a participant in the TI Contribution and 401(k) Savings Plan, or the TI 401(k) Savings Plan, you are a “named fiduciary” under the plans and are entitled to direct the voting of shares allocable to your accounts under these plans. The trustee administering your plan will vote your shares in accordance with your instructions. If you wish to instruct the trustee on the voting of shares held for your accounts, you should do so by April 13, 2009, in the manner described in the notice of meeting.
     Additionally, participants under the plans are designated as “named fiduciaries” for the purpose of voting TI stock held under the plans for which no voting direction is received. TI shares held by the TI 401(k) savings plans for which no voting instructions are received by April 13, 2009, will be voted in the same proportions as the shares in the plans for which voting instructions have been received by that date.

Section 16(a) beneficial ownership reporting compliance
Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the company’s directors and executive officers, to file reports with the SEC regarding beneficial ownership of certain equity securities of the company. During 2008, all reports were timely filed.

Telephone and Internet voting

Registered stockholders and benefit plan participants. Stockholders with shares registered directly with Computershare (TI’s transfer agent) and participants who beneficially own shares in a TI benefit plan may vote telephonically by calling (800) 690-6903 (within the U.S. and Canada only, toll-free) or via the Internet at www.proxyvote.com.
     The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. TI has been advised by counsel that the telephone and Internet voting procedures, which have been made available through Broadridge Investor Communication Solutions, Inc., are consistent with the requirements of applicable law.

Stockholders with shares registered in the name of a brokerage firm or bank. A number of brokerage firms and banks offer telephone and Internet voting options. These programs may differ from the program provided to registered stockholders and benefit plan participants. Check the information forwarded by your bank, broker or other holder of record to see which options are available to you.

Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

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Stockholders sharing the same address
To reduce the expenses of delivering duplicate proxy materials, we are taking advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling Investor Relations at (972) 995-3773 or by writing to Texas Instruments Incorporated, P.O. Box 660199, MS 8657, Dallas, TX 75266-0199, Attn: Investor Relations. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling (800) 542-1061 or writing to Investor Relations at the address given above.

Electronic delivery of proxy materials
As an alternative to receiving printed copies of these materials in future years, we are pleased to offer stockholders the opportunity to receive proxy mailings electronically. To request electronic delivery, please vote via the Internet at www.proxyvote.com and, when prompted, enroll to receive or access proxy materials electronically in future years. After the meeting date, stockholders holding shares through a broker or bank may request electronic delivery by visiting www.icsdelivery.com/ti and entering information for each account held by a bank or broker. If you are a registered stockholder and would like to request electronic delivery, please visit www-us.computershare.com/investor or call TI Investor Relations at (972) 995-3773 for more information. If you are a participant in a TI benefit plan and would like to request electronic delivery, please call TI Investor Relations for more information.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 16, 2009. This 2009 proxy statement and the company’s 2008 annual report are accessible at: www.proxyvote.com.

Sincerely,

Joseph F. Hubach Senior Vice President, Secretary and General Counsel

March 5, 2009
Dallas, Texas

[ 96 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

Directions and other annual meeting information

Directions

From DFW airport: Take the North Airport exit to IH-635E. Take IH-635E to the Greenville Avenue exit. Turn right (South) on Greenville. Turn right (West) on Forest Lane. Texas Instruments will be on your right at the second traffic light. Please use the North entrance to the building.

From Love Field airport: Take Mockingbird Lane East to US-75N (Central Expressway). Travel North on 75N to the Forest Lane exit. Turn right (East) on Forest Lane. You will pass two traffic lights. At the third light, the entrance to Texas Instruments will be on your left. Please use the North entrance to the building.

Parking
There will be reserved parking for all visitors at the North Lobby. Visitors with special needs requiring assistance will be accommodated at the South Lobby entrance.

Security
Please be advised that TI’s security policy forbids weapons, cameras and audio/video recording devices inside TI buildings. All bags will be subject to search upon entry into the building.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ 97 ]

EXHIBIT A
TEXAS INSTRUMENTS 2009 LONG-TERM INCENTIVE PLAN
Dated April 16, 2009

SECTION 1. PURPOSE.
The Texas Instruments 2009 Long-Term Incentive Plan is intended as a successor plan to the Company’s 2000 Long-Term Incentive Plan, 2003 Long-Term Incentive Plan and the predecessors thereto. This Plan is designed to enhance the ability of the Company to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.

SECTION 2. DEFINITIONS.
As used in the Plan, the following terms shall have the meanings set forth in this Section 2. Any definition of a performance measure used in connection with an Award described by Section 11(f) shall have the meaning commonly ascribed to such term by generally acceptable accounting principles as practiced in the United States.
(a)	“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.
(b)	“Award” shall mean any Option, award of Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan.
(c)	“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in electronic form.
(d)	“Board” shall mean the board of directors of the Company.
(e)	“Cash Flow” for a period shall mean net cash provided by operating activities.
(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
(g)	“Committee” shall mean a committee of the Board designated by the Board to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee designated by the Board shall be the Committee under the Plan.
(h)	“Company” shall mean Texas Instruments Incorporated, together with any successor thereto.
(i)	“Cycle Time” shall mean the actual time a specific process relating to a product or service of the Company takes to accomplish.
(j)	“Earnings Before Income Taxes” shall mean income from continuing operations plus provision for income taxes.
(k)	“Earnings Before Income Taxes, Depreciation and Amortization” or “EBITDA” shall mean income from continuing operations plus (i) provision for income taxes, (ii) depreciation expense and (iii) amortization expense.
(l)	“Earnings Per Share” for a period shall mean diluted earnings per common share from continuing operations before extraordinary items.
(m)	“Executive Group” shall mean every person who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code as of the end of the taxable year in which an amount related to or arising in connection with the Award may be deducted by the Company, and (ii) the recipient of taxable compensation of more than $1,000,000 for that taxable year.
(n)	“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(o)	“Free Cash Flow” for a period shall mean net cash provided by operating activities of continuing operations less additions to property, plant and equipment.
(p)	“Gross Profit” for a period shall mean net revenue less cost of revenue.
(q)	“Gross Profit Margin” for a period shall mean Gross Profit divided by net revenue.
(r)	“Incentive Stock Option” shall mean an option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.
(s)	“Manufacturing Process Yield” shall mean the good units produced as a percent of the total units processed.
(t)	“Market Share” shall mean the percent of sales of the total available market in an industry, product line or product attained by the Company or one or more of its business units, product lines or products during a time period.
(u)	“Net Revenue Per Employee” in a period shall mean net revenue divided by the average number of employees, with average defined as the sum of the number of employees at the beginning and ending of the period divided by two.
(v)	“Non-Qualified Stock Option” shall mean an option granted under Section 6 that is not intended to be an Incentive Stock Option.
(w)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(x)	“Other Stock-Based Award” shall mean any right granted under Section 10.
(y)	“Participant” shall mean an individual granted an Award under the Plan.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ A-1 ]

(z)	“Performance Unit” shall mean any right granted under Section 8.
(aa)	“Plan” shall mean this Texas Instruments 2009 Long-Term Incentive Plan.
(bb)	“Operating Profit” shall mean revenue less (i) cost of revenue, (ii) research and development expense and (iii) selling, general and administrative expense.
(cc)	“Restricted Stock” shall mean any Share granted under Section 7.
(dd)	“Restricted Stock Unit” shall mean a contractual right granted under Section 7 that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) on the terms and conditions set forth in the Plan and the applicable Award Agreement.
(ee)	“Return on Assets” for a period shall mean net income divided by average total assets, with average defined as the sum of the amount of assets at the beginning and ending of the period divided by two.
(ff)	“Return on Capital” for a period shall mean net income divided by stockholders’ equity.
(gg)	“Return on Common Equity” for a period shall mean net income divided by total stockholders’ equity, less amounts, if any, attributable to preferred stock.
(hh)	“Return on Invested Capital” for a period shall mean net income divided by the sum of stockholders’ equity and long-term debt.
(ii)	“Return on Net Assets” for a period shall mean net income divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.
(jj)	“Revenue Growth” shall mean the percentage change in revenue from one period to another.
(kk)	“Shares” shall mean shares of the common stock of the Company, $1.00 par value.
(ll)	“Stock Appreciation Right” or “SAR” shall mean any right granted pursuant to Section 9 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or any date or dates during a specified period before the date of exercise over (ii) the grant price of the right, which grant price, except in the case of Substitute Awards, shall not be less than the Fair Market Value of one Share on the date of grant of the right.
(mm)	“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
(nn)	“Total Stockholder Return” shall mean the sum of the appreciation in stock price and dividends paid on common stock over a given period of time.

SECTION 3. ELIGIBILITY.
(a)	Any individual who is employed by the Company or any Affiliate, and any individual who provides services to the Company or any Affiliate as an independent contractor, including any officer or employee-director, shall be eligible to be selected to receive an Award under the Plan.
(b)	An individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of commencement of employment.
(c)	Directors who are not full-time or part-time officers or employees are not eligible to receive Awards hereunder.
(d)	Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

SECTION 4. ADMINISTRATION.
(a)	The Plan shall be administered by the Committee. The Committee shall be appointed by the Board. A director may serve as a member or alternate member of the Committee only during periods in which the director is (i) independent within the meaning of the rules of the New York Stock Exchange and the Company’s director independence standards and (ii) an “outside director” as described in Section 162(m) of the Code.
(b)	Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine, consistent with Section 11(g), whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, including adopting sub-plans and addenda for Participants outside the United States to achieve favorable tax results or facilitate compliance with applicable laws; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

[ A-2 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

(c)	All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

SECTION 5. SHARES AVAILABLE FOR AWARDS.
(a)	Subject to adjustment as provided in this Section 5, the number of Shares available for issuance under the Plan shall be 75,000,000 shares. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e), no Participant may receive Options and SARs under the Plan in any calendar year that relate to more than 4,000,000 Shares.
(b)	If, after the effective date of the Plan, (i) any Shares covered by an Award, or to which such an Award relates, are forfeited or (ii) any Award expires or is cancelled or otherwise terminated, then the number of Shares available for issuance under the Plan shall increase, to the extent of any such forfeiture, expiration, cancellation or termination. For purposes of this Section 5(b), awards and options granted under any previous option or long-term incentive plan of the Company (other than a Substitute Award granted under any such plan) shall be treated as Awards. For the avoidance of doubt, the number of Shares available for issuance under the Plan shall not be increased by: (i) the withholding of Shares as a result of the net settlement of an outstanding Option or SAR; (ii) the delivery of Shares to pay the exercise price or withholding taxes relating to an Award; or (iii) the repurchase of Shares on the open market using the proceeds of an Option’s exercise.
(c)	Any Shares underlying Substitute Awards shall not be counted against the Shares available for granting Awards.
(d)	Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, of treasury Shares or of both.
(e)	In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a), (ii) the number and type of Shares (or other securities, cash or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. Any such adjustment with respect to a “stock right” outstanding under the Plan, as defined in Section 409A of the Code, shall be made in a manner that is intended to avoid the imposition of any additional tax or penalty under Section 409A.

SECTION 6. OPTIONS.
(a)	The Committee is hereby authorized to grant Options to Participants with the terms and conditions described in this Section 6 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b)	The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(c)	The term of each Option shall be fixed by the Committee but shall not exceed 10 years; provided, however, that the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a Participant’s death to achieve favorable tax results or comply with local law.
(d)	The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.
(e)	The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder, but the Company makes no representation that any options will qualify, or continue to qualify as an Incentive Stock Option and makes no covenant to maintain Incentive Stock Option status.

SECTION 7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS.
(a)	The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the terms and conditions described in this Section 7 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b)	Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ A-3 ]

(c)	Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
(d)	Except as otherwise determined by the Committee, upon termination of employment or cessation of the provision of services (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

SECTION 8. PERFORMANCE UNITS.
(a)	The Committee is hereby authorized to grant Performance Units to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
(b)	Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee.

SECTION 9. STOCK APPRECIATION RIGHTS (SARs).
(a)	The Committee is hereby authorized to grant SARs to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
(b)	The term of each SAR shall be fixed by the Committee but shall not exceed 10 years; provided, however, that the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a Participant’s death.

SECTION 10. OTHER STOCK-BASED AWARDS.
The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

SECTION 11. GENERAL PROVISIONS APPLICABLE TO AWARDS.
(a)	Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
(b)	Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c)	Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with Section 11(g) and rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or, with respect only to Awards other than Options and SARs, the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d)	Unless the Committee shall otherwise determine, (i) no Award, and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect

[ A-4 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

to any Award upon the death of the Participant; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award, and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e)	All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state or foreign securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(f)	Every Award (other than an Option or SAR) to a member of the Executive Group that the Committee intends to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code shall include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, on an absolute basis or relative to other companies, as determined by the Committee, of one or more of the following performance measures: (i) Cash Flow, (ii) Cycle Time, (iii) Earnings Before Income Taxes, (iv) Earnings Per Share, (v) EBITDA, (vi) Free Cash Flow, (vii) Gross Profit, (viii) Gross Profit Margin, (ix) Manufacturing Process Yield, (x) Market Share, (xi) net income, (xii) Net Revenue Per Employee, (xiii) Operating Profit, (xiv) Return on Assets, (xv) Return on Capital, (xvi) Return on Common Equity, (xvii) Return on Invested Capital, (xviii) Return on Net Assets, (xix) Revenue Growth or (xx) Total Stockholder Return. For any Award subject to any such pre-established formula, no more than $5,000,000 can be paid in satisfaction of such Award to any Participant, provided, however, that if the performance formula relating to such Award is expressed in Shares, the maximum limit shall be 4,000,000 Shares in lieu of such dollar limit.
(g)	Unless the Committee expressly determines otherwise in the Award Agreement, any Award of an Option, SAR, or Restricted Stock is intended to qualify as a stock right exempt under Section 409A of the Code, and the terms of the Award Agreement and any related rules and procedures adopted by the Committee shall reflect such intention. Unless the Committee expressly determines otherwise in the Award Agreement, with respect to any other Award that would constitute deferred compensation within the meaning of Section 409A of the Code, the Award Agreement shall set forth the time and form of payment and the election rights, if any, of the holder in a manner that is intended to avoid the imposition of additional taxes and penalties under Section 409A. The Company makes no representation or covenant that any Award granted under the Plan will comply with Section 409A.
(h)	The Committee shall not have the authority to provide in any Award granted hereunder for the automatic award of an Option upon the exercise or settlement of such Award.

SECTION 12. AMENDMENT AND TERMINATION.
(a)	Unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the listing requirements of the New York Stock Exchange or (ii) the consent of the affected Participants, if such action would adversely affect the rights of such Participants under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.
(b)	The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that (i) no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; (ii) except as provided in Section 5(e), no such action shall reduce the exercise price of any Option or SAR established at the time of grant thereof; and (iii) except in connection with a corporate transaction involving the Company (including an event described in Section 5(e)), an Option or SAR may not be terminated in exchange for (x) a cash amount greater than the excess, if any, of the Fair Market Value of the underlying Shares on the date of cancellation over the exercise price times the number of Shares outstanding under the Award, (y) another Option or SAR with an exercise price that is less than the exercise price of the cancelled Option or SAR, or (z) any other type of Award. Notwithstanding the foregoing, the Committee may terminate Awards granted in any jurisdiction outside the United States prior to their expiration date for consideration determined by the Committee when, in the Committee’s judgment, the administrative burden of continuing Awards in such locality outweighs the benefit to the Company. Any such action taken with respect to an Award intended to be a stock right exempt under Section 409A of the Code shall be consistent with the requirements for exemption under Section 409A, and any such action taken with respect to an Award that constitutes deferred

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ A-5 ]

compensation under Section 409A shall be in compliance with the requirements of Section 409A. The Committee also may modify any outstanding Awards to comply with Section 409A without consent from Participants. The Company makes no representation or covenant that any action taken pursuant to this Section 12(b) will comply with Section 409A.

(c)

The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any such action taken with respect to an Award intended to be a stock right exempt under Section 409A of the Code shall be consistent with the requirements for exemption under Section 409A, and any such action taken with respect to an Award that constitutes deferred compensation under Section 409A shall be in compliance with the requirements of Section 409A. However, the Company makes no representation or covenants that Awards will comply with Section 409A.

(d)

The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 13. MISCELLANEOUS.
(a)

No employee, independent contractor, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, Participants, or holders or beneficiaries of Awards, either collectively or individually, under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)

The Committee may delegate to another committee of the Board, one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that any such delegation to management shall conform with the requirements of the General Corporation Law of Delaware, as in effect from time to time.

(c)

The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes (including income tax, social insurance contributions, payment on account and other taxes) due in respect of an Award, its exercise, or any payment or transfer of Shares, cash or property under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations of the Company for the payment of such taxes.

(d)

Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)

The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.

(f)

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h)

No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

[ A-6 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

SECTION 14. EFFECTIVE DATE OF THE PLAN.
The Plan shall be effective as of the date of its approval by the stockholders of the Company.

SECTION 15. TERM OF THE PLAN.
No Award shall be granted under the Plan after the tenth anniversary of the effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee and the Board under Section 12 to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and to amend the Plan, shall extend beyond such date.

SECTION 16. GOVERNING LAW.
The Plan shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to the principles of conflict of laws thereof.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ A-7 ]

EXHIBIT B
TEXAS INSTRUMENTS 2009 DIRECTOR COMPENSATION PLAN
Dated April 16, 2009

SECTION 1. PURPOSE.
The Texas Instruments 2009 Director Compensation Plan (“the Plan”) is intended as a successor plan to the Company’s 2003 Director Compensation Plan (“2003 Plan”). This Plan is designed to attract and retain qualified individuals to serve as directors of the Company and to increase the proprietary and vested interest of such directors in the growth and performance of the Company. This Plan is effective for Awards granted on or after the Effective Date. With respect to Deferred Compensation, as of the Effective Date, the Post-2004 Accounts (as defined in the 2003 Plan) of the participants in the 2003 Plan are hereby merged into the Deferred Compensation accounts under this Plan and the amounts in those Accounts shall be governed thereafter by the terms of this Plan. Any elections made under Section 8 of the 2003 Plan shall remain applicable to and shall govern the Deferred Compensation Accounts of this Plan unless changed by the Participant in accordance with the terms of this Plan.

SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:
(a)	“Account” means a Cash Account or Stock Unit Account established under Section 9 of the Plan.
(b)	“Administrator” means the Board or a committee of directors designated by the Board to administer the Plan.
(c)	“Award” means any Option, Restricted Stock Unit, Stock Appreciation Right or other stock-based award under the Plan.
(d)	“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Director. An Award Agreement may be in electronic form.
(e)	“Board” means the Board of Directors of the Company, as constituted from time to time.
(f)	“Cash Account” means the bookkeeping accounts established or maintained pursuant to Section 9(b)(i) on behalf of each Director who elects pursuant to Section 9(b) to have any of his or her Deferred Compensation credited to a cash account.
(g)	“Change in Control” means an event when (i) any Person, alone or together with its Affiliates and Associates or otherwise, shall become an Acquiring Person otherwise than pursuant to a transaction or agreement approved by the Board prior to the time the Acquiring Person became such, or (ii) a majority of the Board shall change within any 24-month period unless the election or the nomination for election by the Company’s stockholders of each new director has been approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period. For the purposes hereof, the terms Person, Affiliates, Associates and Acquiring Person shall have the meanings given to such terms in the Rights Agreement dated as of June 17, 1998, between the Company and Harris Trust and Savings Bank. Notwithstanding the foregoing, if a Restricted Stock Unit granted under this Plan is or becomes subject to Section 409A of the Code, then with respect to such Restricted Stock Unit “Change in Control” means a change in control event as to the Company, as defined in Section 409A of the Code and the regulations thereunder.
(h)	“Code” means the Internal Revenue Code of 1986, as amended.
(i)	“Company” means Texas Instruments Incorporated, together with any successor thereto.
(j)	“Deferred Cash Compensation” means that portion of any Director’s Eligible Compensation that is payable in cash and that he or she elects pursuant to Section 9(a) to be deferred in accordance with this Plan.
(k)	“Deferred Compensation” means that portion of any Director’s Eligible Compensation that he or she elects pursuant to Section 9(a) to be deferred in accordance with this Plan.
(l)	“Deferred Compensation Account” means a Cash Account or Stock Unit Account containing amounts earned and deferred under this Plan or the 2003 Plan and Restricted Stock Units, the receipt of which a Director has elected to defer.
(m)	“Director” means a member of the Board who is not an employee of the Company or any subsidiary thereof.
(n)	“Effective Date” means the date this Plan is approved by stockholders of the Company.
(o)	“Eligible Compensation” means (i) the cash portion of any compensation payable by the Company to a Director for his or her services as a Director but shall not include any reimbursement by the Company of expenses incurred by a Director incidental to attendance at a meeting of the Company’s stockholders, the Board, or any committee of the Board, or of any other expense incurred on behalf of the Company, (ii) any Restricted Stock Units granted by the Company to a Director for his or her services as a Director, and (iii) any dividend equivalents paid on Restricted Stock Units pursuant to Section 7(f).
(p)	“Fair Market Value” means the closing price of the Shares on the date specified (or, if there is no trading on the New York Stock Exchange on such date, then on the first previous date on which there is such trading) as reported in “New York Stock Exchange Composite Transactions” in “The Wall Street Journal” or by WSJ.com or Bloomberg L.P., or if unavailable, then by reference to any other source as may be deemed appropriate by the G&SR Committee.
(q)	“G&SR Committee” means the Governance and Stockholder Relations Committee of the Board or any successor committee.
(r)	“Option” means an option granted under Section 6.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ B-1 ]

(s)	“Participant” means an individual who has received an Award or established an Account under the Plan.
(t)	“Plan” means this Texas Instruments 2009 Director Compensation Plan.
(u)	“Restricted Stock Unit” means a contractual right granted under Section 7 that is denominated in Shares, each of which represents a right to receive a Share on the terms and conditions set forth in the Plan and the applicable Award Agreement.
(v)	“Secretary” means the Secretary of the Company.
(w)	“Separation from Service” means a termination of services provided by a Participant as a member of the Board or of the board of directors of any other member of the controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company (for purposes of this Section 2(w), the controlled group members other than the Company are referred to collectively as “ERISA Affiliates”), whether such termination is voluntary or involuntary, as determined by the Administrator in accordance with Treas. Reg. §1.409A-1(h). In determining whether a Participant has experienced a Separation from Service as a member of the Board or of a board of directors of an ERISA Affiliate, the following provisions shall apply:
(i) If a Director also provides services to the Company or any ERISA Affiliate as an employee at the time of his Separation from Service as a member of the Board, the services such Participant provides as an employee shall not be taken into account in determining whether the Participant has a Separation from Service as a Director for purposes of this Plan (provided that this Plan is not, at the time of such determination, aggregated under Treas. Reg. §1.409A-1(c)(2)(ii) with any plan in which the Participant participates as an employee).
(ii) A Participant shall be considered to have experienced a termination of services when the facts and circumstances indicate that the Participant, the Company and each ERISA Affiliate reasonably anticipate that the Participant will perform no further services for the Company or any ERISA Affiliate as a member of the Board (or the board of directors of any ERISA Affiliate), and the Participant’s term as a member of the Board has expired.
(iii) If a Director is also providing additional services to the Company as an independent contractor, he or she cannot have a Separation from Service for purposes of Section 409A of the Code until he or she has separated from service both as a Director and as an independent contractor.
(x)	“Shares” shall mean shares of the common stock of the Company, $1.00 par value.
(y)	“Specified Employee” means any Participant who is determined to be a “key employee” (as defined under Section 416(i) of the Code without regard to paragraph (5) thereof) for the applicable period, as determined annually by the Administrator in accordance with Treas. Reg. §1.409A-1(i). In determining whether a Participant is a Specified Employee, the following provisions shall apply:
(i) Identification of the individuals who fall within the above-referenced definition of “key employee” shall be based upon the 12-month period ending on each December 31st (referred to below as the “identification date”). In applying the applicable provisions of Code Section 416(i) to identify such individuals, “compensation” shall be determined in accordance with Treas. Reg. §1.415(c)2(a) without regard to (i) any safe harbor provided in Treas. Reg. §1.415(c)-2(d), (ii) any of the special timing rules provided in Treas. Reg. §1.415(c)-2(e), and (iii) any of the special rules provided in Treas. Reg. §1.415(c)-2(g); and
(ii) Each Participant who is among the individuals identified as a “key employee” in accordance with part (i) of this Section 2(y) shall be treated as a Specified Employee for purposes of this Plan if such Participant experiences a Separation from Service during the 12-month period that begins on the April 1st following the applicable identification date.
(z)	“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 8 to receive, upon exercise by the
Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or any date or dates during a specified period before the date of exercise over (ii) the grant price of the right, which grant price shall not be less than the Fair Market Value of one Share on the date of grant of the right.
(aa)	“Stock Unit Account” means the bookkeeping accounts established, pursuant to Section 9(b)(ii), on behalf of each Director who elects, pursuant to Section 9(b), to have any of his or her Deferred Cash Compensation credited to a stock unit account.
(bb)	“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant or the Participant’s spouse, beneficiary, or dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code), (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control, all as determined by the Administrator based on the relevant facts and circumstances and as provided for in Treas. Reg. §1.409A-3(i)(3) or any successor provision.
(cc)	“Year” means a calendar year.

SECTION 3. ELIGIBILITY.
Each Director shall be eligible to defer Eligible Compensation and to receive Awards under the Plan.

[ B-2 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

SECTION 4. ADMINISTRATION.
This Plan shall be administered by the Administrator. Subject to the terms of the Plan and applicable law, the Administrator shall have full power and authority to: (i) interpret, construe and administer the Plan and any instrument or agreement relating to, or Award granted or Accounts established under, the Plan; (ii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that it deems necessary or desirable for the administration of this Plan. All decisions of the Administrator shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Directors.

SECTION 5. SHARES SUBJECT TO THE PLAN.
(a)	Subject to adjustment as provided in this Section 5, the number of Shares available for issuance under the Plan shall be 2,000,000 Shares.
(b)	If, after the effective date of the Plan, (i) any Shares covered by an Award or Stock Unit Account, or to which such an Award relates, are forfeited, or (ii) if an Award or Account expires or is cancelled or is otherwise terminated without the delivery of Shares, then such Shares, to the extent of any such forfeiture, expiration, cancellation, or termination, shall again be, or shall become, available for issuance under the Plan. For purposes of this Section, awards and options granted under any previous director compensation plan of the Company shall be treated as Awards, and accounts established under any such plan shall be treated as Accounts. For the avoidance of doubt, the number of Shares available for issuance under the Plan shall not be increased by: (1) the withholding of Shares as a result of the net settlement of an outstanding Option; (2) the delivery of Shares to pay the exercise price or withholding taxes relating to an Award; or (3) the repurchase of Shares on the open market using the proceeds of an Option’s exercise.
(c)	Any Shares delivered pursuant to an Award or Stock Unit Account may consist, in whole or in part, of authorized and unissued Shares, of treasury Shares or of both.
(d)	In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall equitably adjust any or all of (i) the number of outstanding Restricted Stock Units, (ii) the number and type of Shares credited to Stock Unit Accounts, (iii) the number and type of Shares subject to Options and SARs, (iv) the exercise price with respect to any Option or SAR or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option or SAR, and (v) the aggregate limit specified in Section 5(a); provided, however, that no fractional Restricted Stock Units or Shares shall be issued or outstanding hereunder. Any such adjustment with respect to a “Stock Right” outstanding under the Plan as defined in Section 409A of the Code, shall be made in a manner that is intended to avoid imposition of any additional tax or penalty under Section 409A.

SECTION 6. OPTIONS.
Following the effective date of this Plan, each Director will be granted annually an Option to purchase 7,000 Shares. The Options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Code and shall have the terms and conditions described in this Section 6:

(a)	Price and Term of Options. The purchase price per share of Shares deliverable upon the exercise of each Option shall be 100% of the Fair Market Value per share of the Shares on the date the Option is granted. In each Year, the effective date for the annual grant of options to the Company’s executive officers by the Compensation Committee of the Board (or any successor committee) shall be the date Options are granted; provided that in any Year in which the Compensation Committee does not grant options to any of the Company’s executive officers in connection with the annual compensation review process, then the effective date of the first options granted by the Compensation Committee in such Year shall be the date Options are granted. Each Option shall have a term not to exceed ten years from the date of grant.
(b)	Payment. The Secretary shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to an Option may be made or deemed to have been made.
(c)	Exercisability. Subject to Sections 6(d) and 6(e), Options shall become exercisable in four equal annual installments commencing on the first anniversary date of the grant.
(d)	Change in Control. In the event of a Change in Control, the provisions of Sections 6(c) and 6(e) shall not apply (except for Section 6(e)(iv)(B), which shall apply) and Options outstanding under the Plan shall be immediately exercisable in full and continue to full term.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ B-3 ]

(e)	Termination of Service as a Director. Except under the circumstances described in Section 6(d), the effect of a Participant’s termination of service as a member of the Board shall be as follows:
	(i)	Termination for cause: All outstanding Options held by the Participant shall be canceled immediately upon termination.
	(ii)	Death: All outstanding Options held by the Participant shall continue to full term, becoming exercisable in accordance with Section 6(c), and shall be exercisable by such Participant’s heirs or legal representatives.
	(iii)	Permanent disability, termination after 8 years of service, or termination for reason of ineligibility to stand for reelection under the Company’s By-Laws: All outstanding Options held by the Participant shall continue to full term, becoming exercisable in accordance with Section 6(c).
	(iv)	Other: For any termination other than those specified above, all outstanding Options held by the Participant shall be exercisable for 30 days after the date of termination, only to the extent that such Options were exercisable on the date of termination, except as follows:
		(A)	If the Participant dies within 30 days after his or her termination, then such Participant’s heirs may exercise the Options for a period of up to one year after the Participant’s death, but only to the extent any unexercised portion was exercisable on the date of termination.
		(B)	If the Participant’s termination occurs within 30 days before the effective date of a Change in Control, then the Change in Control will be deemed to have occurred first and the Options outstanding shall be immediately exercisable in full by the Participant as of the date of the Change in Control and continue to full term.
(f)	Option Agreement. Each Option granted hereunder shall be evidenced by an Award Agreement with the Company, which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

SECTION 7. RESTRICTED STOCK UNITS.
Following the effective date of this Plan, each Director shall, (i) effective as of the date of such individual’s initial election or appointment to the Board, be granted 2,000 Restricted Stock Units; and (ii) shall also be granted annually 2,500 Restricted Stock Units. Each Restricted Stock Unit granted pursuant to this Section 7 shall be paid or settled by the issuance of one Share and shall have the terms and conditions described in this Section 7:

(a)	Effective Date of Annual Grant. In each Year, the effective date for the annual grant of restricted stock units to the Company’s executive officers by the Compensation Committee of the Board (or any successor committee) shall be the date Restricted Stock Units are granted annually under (ii) of the first paragraph of this Section; provided that in any Year in which the Compensation Committee does not grant restricted stock units to any of the Company’s executive officers in connection with the annual compensation review process, then the effective date of the first restricted stock units granted by the Compensation Committee in such Year shall be the date such Restricted Stock Units are granted.
(b)	Vesting and Settlement. Subject to Section 7(c) and subject to a Director’s election to defer the settlement of Restricted Stock Units pursuant to Section 9, the shares covered by the Restricted Stock Units shall be paid or settled as soon as practicable after the fourth anniversary of the date of grant.
(c)	Change in Control. In the event of a Change in Control, the provisions of Sections 7(b) and (d) shall not apply (except for Section 7(d)(iv), which shall apply), any election by a Director to defer settlement of Restricted Stock Units pursuant to Section 9 shall be cancelled and any Restricted Stock Units outstanding under this Plan shall vest and be paid immediately.
(d)	Termination of Service as a Director. The effect of a Participant’s termination of service as a member of the Board shall be as follows:
(i) Death. All outstanding Restricted Stock Units held by the Participant shall continue to full term subject to the other terms and conditions of this Plan, and shares shall be issued to such Participant’s heirs at such times and in such manner as if the Participant were still a member of the Board.
(ii) Permanent disability, termination after 8 years of service, or termination for reason of ineligibility to stand for reelection under the Company’s By-Laws. All outstanding Restricted Stock Units held by the Participant shall continue to full term subject to the other terms and conditions of this Plan, and shares shall be issued to such Participant at such times and in such manner as if the Participant were still a member of the Board.
(iii) Other. For any termination other than those specified above, all outstanding Restricted Stock Units held by the Participant shall terminate and become void without any shares being issued, except as provided in Section 7(c).
(iv) If a Participant’s termination of service (other than for cause) occurs within 30 days of a Change in Control, then the Change in Control shall be deemed to have occurred first and the provisions of Section 7(c) shall apply.
(e)	Restricted Stock Unit Agreement. Each Restricted Stock Unit Award granted under this Section 7(a) shall be evidenced by an Award Agreement with the Company, which shall contain the terms and conditions set forth herein and shall otherwise be consistent with the provisions of this Plan.
(f)	Right to Dividend Equivalents. Each recipient of Restricted Stock Units under this Plan shall have the right, during the period when such Restricted Stock Units are outstanding and prior to the termination, forfeiture or payment or settlement thereof, to receive dividend equivalents equal to the amount or value of any cash or other distributions or dividends payable on the same

[ B-4 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

number of Shares. The Company shall accumulate dividend equivalents on each dividend payment date and, unless a Director has elected to defer receipt of such dividend equivalents pursuant to Section 9, pay such accumulated amounts without interest in December of each fiscal year, but no later than March 15 of the calendar year following the calendar year in which the related dividend is declared.
(g)	Issuance of Shares. A stock certificate or certificates shall be registered and issued or other indicia of ownership of shares shall be issued, in the name or for the benefit of the holder of Restricted Stock Units and delivered to such holder as soon as practicable after such Restricted Stock Units have become payable or settleable in accordance with the terms of the Plan.

SECTION 8. STOCK APPRECIATION RIGHTS (SARs).
(a)	SARs may be granted to Directors with such terms and conditions as the Administrator shall determine not inconsistent with the provisions of the Plan.
(b)	The term of each SAR shall be fixed by the Administrator but shall not exceed 10 years.

SECTION 9. DEFERRED COMPENSATION.
(a)	Deferral Election. Each Director may elect, with respect to any Year, that all or any percentage of his or her Eligible Compensation be deferred in accordance with the terms of this Plan.
(b)	Cash Compensation Investment Alternatives. Each Director may elect that his or her Deferred Cash Compensation for any Year be credited to a Cash Account or a Stock Unit Account or to any combination thereof.
	(i)	Cash Accounts.
		(A)	The Company shall establish and maintain, as appropriate, separate unfunded Cash Accounts for each Director who has elected that any portion of his or her Deferred Cash Compensation be credited to a Cash Account.
		(B)	As of the date on which any amount of a Director’s Deferred Cash Compensation becomes payable, his or her Cash Account shall be credited with an amount equal to that portion of such Deferred Cash Compensation as such Director has elected be credited to his or her Cash Account.
		(C)	As of the last day of each month, interest on each Cash Account shall be credited on the average of the balances on the first and last day of such month. Interest shall be credited at a rate equivalent to the average yield on corporate bonds rated Aaa by Moody’s Investors Service on September 30 of the preceding Year (or if there is no such yield reported for such date, then on the next preceding date for which such a yield is reported) as published in Federal Reserve Statistical Release H.15, or at such other rate that would qualify as a “reasonable rate of interest” as defined by Section 409A of the Code, as may be determined by the G&SR Committee for each Year.
	(ii)	Stock Unit Accounts.
		(A)	The Company shall establish and maintain, as appropriate, separate unfunded Stock Unit Accounts for each Director who has elected that any portion of his or her Deferred Cash Compensation be credited to a Stock Unit Account.
		(B)	As of each date on which any amount of a Director’s Deferred Cash Compensation becomes payable, his or her Stock Unit Account shall be credited with that number of units as are equal to the number of full or fractional Shares as could be purchased at the Fair Market Value on the first trading day preceding such date with the portion of such Deferred Cash Compensation as such Director has elected be credited to his or her Stock Unit Account.
		(C)	As of the payment date for each dividend on Shares declared by the Board, there shall be credited to each Stock Unit Account that number of units as are equal to the number of full or fractional Shares as could be purchased at the Fair Market Value on the first trading day preceding the payment date for such dividend with an amount equal to the product of: (i) the dividend per share, and (ii) the number of units in such Stock Unit Account immediately prior to the record date for such dividend.
(c)	Restricted Stock Units. Each Director may elect to defer all or a portion of any Restricted Stock Unit Award.
(d)	Dividend Equivalents. Each Director may elect to defer all or a portion of any dividend equivalents paid on Restricted Stock Units.
(e)	Time of Election. An election to defer all or any portion of Eligible Compensation for any Year shall be made in writing in the form (“Election Form”) prescribed by the Secretary. The Election Form shall contain the Participant’s elections as to the time of distribution of any compensation so deferred.
	(i)	A Participant may elect that his or her Deferred Compensation be distributed at the time or times indicated below:
		(A)	Entire balance to be distributed immediately after Separation from Service for any reason other than death;
		(B)	Entire balance to be distributed a number of months, as specified by the Participant on the Election Form, after Separation from Service for any reason other than death, but not later than ten years following such Separation from Service;
		(C)	Approximately equal monthly installments for a number of months, as specified by the Participant on the Election Form, commencing the month after Separation from Service for any reason other than death, provided that distribution shall be completed not later than ten years following such Separation from Service; or

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ B-5 ]

		(D)	A percentage of the entire balance to be paid on certain dates, with such percentages and dates specified by the Participant on the Election Form, provided that distribution shall commence no earlier than Separation from Service for any reason other than death, and shall be completed not later than ten years following such Separation from Service.
	(ii)	A Participant may revoke an election as to the time of distribution and substitute a new election therefore by submitting an Election Form to the Secretary in accordance with the following criteria:
		(A)	Any new election regarding the time of distribution must result in a minimum of five (5) years’ lapse between the currently applicable distribution date and the new date of distribution (as determined in accordance with the Regulations under Section 409A of the Code); and (B) the election must be made at least twelve (12) months prior to the date of distribution that would otherwise have been applicable.
	(iii)	Except as hereinafter provided, to be effective, an Election Form relating to payments for a Year, or to Restricted Stock Units that may be granted in such Year, must be received by the Secretary on or before December 31 of the preceding Year. In the case of a Director’s initial election to the Board, the initial Election Form must be received not more than 30 days following his or her election to the Board and, if received within such 30-day period, the Election Form shall be effective only for Eligible Compensation earned after the election becomes irrevocable pursuant to Section 9(f). The time of election and the time of distribution shall comply in all respects with the applicable requirements of Section 409A of the Code.
(f)	Irrevocability of Election. A Director’s election to defer all or any portion of his or her Eligible Compensation for any Year and a revocation and substitution of an election regarding the time of distribution shall be irrevocable upon receipt by the Secretary of a completed Election Form from the Director.
(g)	Form of Distributions.
	(i)	Distributions of amounts credited to each Participant’s Cash Account shall be made in cash.
	(ii)	Distributions of units credited to each Participant’s Stock Unit Account shall be made by issuing to such Participant an equivalent number of Shares.
	(iii)	Distribution of Shares relating to vested Restricted Stock Units the Participant has elected to defer shall be made by issuing to such Participant the whole number of Shares attributable to such vested Restricted Stock Units.
Notwithstanding the foregoing, no fractional shares will be issued and any fractional unit will be distributed by payment of cash in the amount represented by such fractional unit based on the Fair Market Value on the date preceding the date of payment.
(h)	Time of Distributions.
(i)	Normal Distributions. Except as otherwise hereinafter provided, distributions from a Participant’s Deferred Compensation Account shall be made (Y) on the first day of the month following such Participant’s Separation from Service on the Board for any reason other than death, or (Z) at such later time as the Participant has elected on his or her Election Form in accordance with the terms of this Plan.
Notwithstanding the foregoing, no distribution may be made to a Specified Employee before the date that is six months after the date of Separation from Service or, if earlier, the date of death.
(ii)	Early Distributions. An earlier distribution may be made upon a finding that the Participant is suffering from an Unforeseeable Emergency. A withdrawal on account of Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved (A) through reimbursement or compensation from insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or (C) by cessation of deferrals under the Plan.
Withdrawal because of an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution), as determined by the Administrator, in its sole discretion. The Participant must apply in writing for a payment upon an “Unforeseeable Emergency,” using the form prescribed by the Administrator. The Administrator retains the sole and absolute discretion to grant or deny a payment upon an Unforeseeable Emergency. In the event of approval of a payment upon an Unforeseeable Emergency, the Participant’s outstanding deferral elections under the Plan shall be cancelled.
(i)	Death of Participant. Notwithstanding the foregoing, in the event of the death of a Participant prior to receipt by such Participant of the full amount of cash and number of shares to be distributed from his or her Deferred Compensation Account, all such cash and/or shares will be distributed to the beneficiary or beneficiaries designated by the Participant, or if no beneficiary has been designated, to the Participant’s estate as soon as practicable following the month in which the death occurred. Shares to be distributed to the Participant in connection with deferred Restricted Stock Units shall also be distributed as described in the preceding sentence but in no event earlier than the fourth anniversary of the date of grant.

[ B-6 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

(j)	Certain Rights Reserved by the Company. In the event that, pursuant to Section 11, the Company suspends, modifies or terminates this Plan, the Company shall have the right to distribute to each Participant all amounts in such Participant’s Cash Account or Shares equivalent to units in such Participant’s Stock Unit Account, including, in the case of Stock Unit Accounts, the right to distribute cash equivalent to the units in such Accounts and all Shares attributable to vested Restricted Stock Units that a Participant has elected to defer, provided that any such suspension, modification or termination may be effected without penalty under Section 409A of the Code.
(k)	Certain Affiliations. In the event that a Participant terminates his or her membership on the Board and becomes affiliated with a government agency, all amounts in such Participant’s Cash Account, shares equivalent to units in such Participant’s Stock Unit Account and Shares attributable to Restricted Stock Units that such Participant has elected to defer will be distributed to the Participant if such payment is necessary to avoid violation of any applicable federal, state, local or foreign ethics or conflict of interest law or if necessary to comply with an ethics agreement with the federal government.

SECTION 10. OTHER STOCK-BASED AWARDS.
The Administrator is hereby authorized to grant to Directors such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Administrator to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Administrator shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Administrator shall determine, the value of which consideration, as established by the Administrator, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted. The Company intends that such other Awards granted pursuant to this Section shall comply with Section 409A of the Code if applicable.

SECTION 11. AMENDMENT AND TERMINATION.
Except to the extent prohibited by or inconsistent with applicable law:

(a)	Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan, including, without limitation, the number of shares subject to Awards granted pursuant to Sections 6, 7 and 8, without the consent of any stockholder, Participant, other holder or beneficiary of any Award, or other person; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the listing requirements of the New York Stock Exchange or (ii) the consent of the affected Participants, if such action would adversely affect the rights of such Participants under any outstanding Award; and provided further, that no such amendment or alteration shall increase the aggregate number of shares that may be issued under the Plan except as provided in Section 5(d). In addition, any such amendment shall be in compliance with Section 409A of the Code. The Administrator may modify any outstanding Awards to comply with Section 409A without consent from Participants. Notwithstanding any other provision of the Plan or any Award Agreement, no amendment, alteration, suspension, discontinuation or termination of the Plan or any Award Agreement shall be made that would (1) permit Options or SARs to be granted with a per Share exercise price of less than the Fair Market Value of a Share on the date of grant thereof or (2) except as provided in Section 5(d), (w) reduce the exercise price of any Option or SAR established at the time of grant thereof, (x) be treated as a repricing under U.S. generally accepted accounting principles (“GAAP”), (y) cancel an Option or SAR in exchange for another Option, SAR, restricted stock unit or any other Award, or (z) terminate an Option or SAR in exchange for a cash amount equal to or greater than the excess, if any, of the Fair Market Value of the underlying Shares on the date of cancellation over the exercise price times the number of Shares outstanding under the Award. A cancellation and exchange described in clause (y) of the immediately preceding sentence is prohibited regardless of whether the option, SAR, restricted stock unit or other equity is delivered simultaneously with the cancellation and regardless of whether the cancellation and exchange are treated as a repricing under GAAP or are voluntary on the part of the Participant.
(b)	Correction of Defects, Omissions and Inconsistencies. The Administrator may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 12. GENERAL PROVISIONS.
(a)	No Rights of Stockholders. Neither a Participant nor a Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company in respect of any Shares issuable under the Plan in connection with any Award or Account, in whole or in part, unless and until certificates or other indicia of ownership of such shares shall have been issued.

TEXAS INSTRUMENTS 2009 PROXY STATEMENT [ B-7 ]

(b)	Limits of Transfer of Awards. No Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution. During the Participant’s lifetime, rights under an Award shall be exercisable only by the Participant, or if permissible under applicable law, by the Participant’s guardian or legal representative.
(c)	No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d)	Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.
(e)	Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person, Award or Account, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
(f)	No Trust or Fund Created. Neither the Plan nor any Award or Account shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive an Award or Account, or Shares pursuant to an Award or Account, from the Company pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
(g)	Accounts Unsecured. Until distributed, all amounts credited to any Cash Accounts or represented by units credited to any Stock Unit Account shall be property of the Company, available for the Company’s use, and subject to the claims of general creditors of the Company. The rights of any Participant or beneficiary to distributions under this Plan are not subject to anticipation, alienation, sale, transfer, assignment, or encumbrance, and shall not be subject to the debts or liabilities of any Participant or beneficiary.
(h)	Withholding. The Company shall be authorized to withhold from any Awards granted or any transfer made under any Award or under the Plan or from any dividend equivalents to be paid on Restricted Stock Units the amount (in cash, Shares, other securities, or other property) of any taxes required to be withheld in respect of a grant, exercise, payment or settlement of an Award or any payment of dividend equivalents under Restricted Stock Units or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations of the Company for the payment of any such taxes.
(i)	No Right to Continued Board Membership. The grant of an Award or establishment of an Account shall not be construed as giving a Participant the right to be retained as a director of the Company. The Board may at any time fail or refuse to nominate a Participant for election to the Board, and the stockholders of the Company may at any election fail or refuse to elect any Participant to the Board free from any liability or claim under this Plan or any Award or Account.
(j)	409A Compliance. The Company makes no representations or covenants that any Award granted or Deferred Compensation arrangement maintained under the Plan will comply with Section 409A of the Code.

SECTION 13. EFFECTIVE DATE OF THE PLAN.
The Plan shall be effective as of the date of its approval by the stockholders of the Company.

SECTION 14. TERM OF THE PLAN.
No Award shall be granted or compensation deferred under the Plan after the tenth anniversary of the Effective Date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted or Account established prior to the termination of the Plan may extend beyond such date, and the authority of the Committee and the Board under Section 11 to amend, alter, adjust, suspend, discontinue, or terminate any such Award or Account, or to waive any conditions or rights thereunder, shall extend beyond such date.

[ B-8 ] TEXAS INSTRUMENTS 2009 PROXY STATEMENT

ATTN: JANE NAHRA
7839 CHURCHILL WAY
MS 3999
DALLAS, TX 75251

For registered shares, your proxy must be received by 11:59 P.M. (Eastern Daylight Time) on April 15, 2009.

For shares allocable to a benefit plan account, your proxy must be received by 11:59 P.M. (Eastern Daylight Time) on April 13, 2009.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Daylight Time on April 13, 2009 (for shares allocable to a benefit plan account) or April 15, 2009 (for registered shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Texas Instruments Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on April 13, 2009 (for shares allocable to a benefit plan account) or April 15, 2009 (for registered shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Texas Instruments Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TXINS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
TEXAS INSTRUMENTS INCORPORATED

Election of Directors
The board of directors of Texas Instruments Incorporated recommends a vote "FOR" each of the nominees for director

		For	Against	Abstain
1.	Election of Directors - Nominees: 1A) J. R. Adams	☐	☐	☐

	1B) D. L. Boren	☐	☐	☐

	1C) D. A. Carp	☐	☐	☐

	1D) C. S. Cox	☐	☐	☐

	1E) D. R. Goode	☐	☐	☐

	1F) S. P. MacMillan	☐	☐	☐

	1G) P. H. Patsley	☐	☐	☐

	1H) W. R. Sanders	☐	☐	☐

	1I) R. J. Simmons	☐	☐	☐

	1J) R. K. Templeton	☐	☐	☐

	1K) C. T. Whitman	☐	☐	☐
Vote on Proposals
The Board of Directors recommends a vote "FOR" proposals 2, 3 and 4		For	Against	Abstain

2.	Board proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2009.	☐	☐	☐

3.	Board proposal to approve a Texas Instruments 2009 Long-Term Compensation Plan.	☐	☐	☐

4.	Board proposal to approve a Texas Instruments 2009 Director Compensation Plan.	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" proposal 5

5.	Stockholder proposal regarding separation of roles of chairman and CEO.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 16, 2009

You are invited to attend the 2009 annual meeting of stockholders on Thursday, April 16, 2009, at the cafeteria on our property at 12500 TI Boulevard, Dallas, Texas, at 10:00 a.m. (Dallas time). At the meeting, we will consider the election of directors, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009, a board proposal to approve a Texas Instruments 2009 Long-Term Incentive Plan, a board proposal to approve a Texas Instruments 2009 Director Compensation Plan, a stockholder proposal, and such other matters as may properly come before the meeting.

Electronic Delivery of Proxy Materials

We are pleased to offer stockholders the opportunity to receive future proxy mailings by e-mail. To request electronic delivery, please vote via the Internet at www.proxyvote.com and, when prompted, enroll to receive proxy materials electronically in future years.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The 2009 Notice and Proxy Statement and 2008 Annual Report are also available at www.proxyvote.com.

TXINS2

PROXY FOR ANNUAL MEETING TO BE HELD APRIL 16, 2009

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints DANIEL A. CARP, PAMELA H. PATSLEY, RUTH J. SIMMONS, RICHARD K. TEMPLETON, or any one or more of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of stockholders of Texas Instruments Incorporated to be held in Dallas, Texas, on April 16, 2009, at 10:00 a.m. (Dallas time) and at any or all adjournments thereof, according to the number of shares of common stock that the undersigned would be entitled to vote if then personally present, in the election of directors, upon the board proposals, upon the stockholder proposal, and upon other matters properly coming before the meeting. If no contrary indication is made, this proxy will be voted FOR the election of each director nominee and the board proposals and AGAINST the stockholder proposal. If other matters come before the meeting, this proxy will be voted in the discretion of the named proxies.

Should you have an account in the TI Contribution and 401(k) Savings Plan or the TI 401(k) Savings Plan, this proxy represents the number of TI shares allocable to that plan account as well as other shares registered in your name. As a "named fiduciary" under the plans for TI shares allocable to that plan account and for shares for which no voting instructions are received, this proxy will serve as voting instructions for The Northern Trust Company, trustee for the plans, or its designee. The plans provide that the trustee will vote each participant’s shares in accordance with the participant’s instructions. If the trustee does not receive voting instructions for TI shares under the plans by April 13, 2009, those shares will be voted, in accordance with the terms of plans, in the same proportion as the shares for which voting instructions have been received. If other matters come before the meeting, the named proxies will vote plan shares on those matters in their discretion.

IMPORTANT – On the reverse side of this card are procedures on how to vote the shares.

Please consider voting by Internet or telephone.

TEXAS INSTRUMENTS INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

RECORD DATE: February 17, 2009
MEETING DATE: April 16, 2009
CUSIP NUMBER: 882508104

You are cordially invited to attend the 2009 annual meeting of Stockholders on Thursday, April 16, 2009, at the cafeteria on our property at 12500 TI Boulevard, Dallas, Texas, at 10:00 a.m. (Dallas time). At the meeting, we will consider the election of directors, a board proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2009, a board proposal to approve a Texas Instruments 2009 Long-Term Incentive Plan, a board proposal to approve a Texas Instruments 2009 Director Compensation Plan, a stockholder proposal, and such other matters as may properly come before the meeting.

You are enrolled to receive stockholder communications via the Internet. This e-mail contains instructions for accessing the Texas Instruments 2009 Proxy Statement and Annual Report for 2008 and for voting your shares.

Please read the instructions carefully before proceeding.

VOTING YOUR SHARES AND VIEWING THE PROXY MATERIALS- Please review the Proxy Statement and Annual Report before voting. The Proxy Statement discusses the proposals to be voted on.

You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site.

http://www.proxyvote.com/0012345678901

Registered shares must be voted by 11:59 p.m. (Eastern Daylight Time) on April 15, 2009. Shares allocable to a Texas Instruments (TI) benefit plan must be voted by 11:59 p.m. (Eastern Daylight Time) on April 13, 2009.

To enter your vote you will need the following:

CONTROL NUMBER: 012345678901
YOUR 4-DIGIT PIN NUMBER

If you are a TI employee-stockholder, your PIN is the last 4 digits of your Social Security Number (unless you have taken steps to change your PIN). For other stockholders, your PIN is the 4-digit PIN you enrolled with at the time you elected to receive electronic delivery (unless you have taken steps to change your PIN).

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is:
M012345678901

This e-mail covers TI shares registered directly in your name and TI shares allocable to employee benefit plan(s). Should you have an account in the TI Contribution and 401(k) Savings Plan or the TI 401(k) Savings Plan, this proxy represents the number of TI shares allocable to the plan account as well as other shares registered in your name. As a "named fiduciary" under the plans for TI shares allocable to the plan account and for shares for which no voting instructions are received, this proxy will serve as voting instructions for The Northern Trust Company, trustee for the plans, or its designee. The plans provide that the trustee will vote each participant's shares in accordance with the participant's instructions. If the trustee does not receive voting instructions for TI shares under the plans by April 13, 2009, those shares will be voted, in accordance with the terms of the plans, in the same proportion as the shares for which voting instructions have been received. If other matters come before the meeting, the named proxies will vote plan shares on those matters in their discretion.

If you receive more than one e-mail or a proxy card in addition to this e-mail, it generally means that your holdings are listed under other names or different spellings of your name, and you must vote under all e-mails and any proxy cards to vote all shares.

You may also view the proxy materials at:

Annual Report (PDF)
http://materials.proxyvote.com/882508

Annual Report (HTML)
http://investor.ti.com/2008annualreport/index.html

Proxy Statement (PDF)
http://materials.proxyvote.com/882508

Proxy Statement (HTML)
http://investor.ti.com/2009proxy/index.html

To view the proxy materials, you may need Adobe Acrobat Reader, which is available at the following Internet site:
http://www.adobe.com/products/acrobat/readstep2.html

There are no charges for any of the services referenced herein. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

PAPER COPIES - You may receive paper copies of the Proxy Statement and Annual Report free of charge by calling Investor Relations at (972) 995-3773 or by writing to Texas Instruments Incorporated, P.O. Box 660199, MS 8657, Dallas, TX 75266-0199, Attn: Investor Relations.

March 6, 2009

TEXAS INSTRUMENTS INCORPORATED

Meeting Material(s)

2009 Annual Meeting of Shareholders Thursday, April 16, 2009 For holders as of: 02/17/2009 Cusip: 882508-104	Annual Report Proxy Statement Proxy Statement Annual Report

As your vote is very important, we recommend that all voting instructions be received at least one business day prior to the voting cut-off time stated in the proxy materials. Scroll down for proxy instructions and voting.

To vote via telephone, call 1-800-690-6903.

PROXY BALLOT

TEXAS INSTRUMENTS INCORPORATED

2009 Annual Meeting of Shareholders
To be held on 04/16/2009 for holders of record as of 02/17/2009

PROXY FOR ANNUAL MEETING TO BE HELD APRIL 16, 2009

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints DANIEL A. CARP, PAMELA H. PATSLEY, RUTH J. SIMMONS, RICHARD K. TEMPLETON, or any one or more of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of stockholders of Texas Instruments Incorporated to be held in Dallas, Texas, on April 16, 2009, at 10:00 a.m. (Dallas time) and at any or all adjournments thereof, according to the number of shares of common stock that the undersigned would be entitled to vote if then personally present, in the election of directors, upon the board proposals, upon the stockholder proposal, and upon other matters properly coming before the meeting. If no contrary indication is made, this proxy will be voted FOR the election of each director nominee and the board proposals and AGAINST the stockholder proposal. If other matters come before the meeting, this proxy will be voted in the discretion of the named proxies.

Should you have an account in the TI Contribution and 401(k) Savings Plan or the TI 401(k) Savings Plan, this proxy represents the number of TI shares allocable to that plan account as well as other shares registered in your name. As a "named fiduciary" under the plans for TI shares allocable to that plan account and for shares for which no voting instructions are received, this proxy will serve as voting instructions for The Northern Trust Company, trustee for the plans, or its designee. The plans provide that the trustee will vote each participant’s shares in accordance with the participant’s instructions. If the trustee does not receive voting instructions for TI shares under the plans by April 13, 2009, those shares will be voted, in accordance with the terms of plans, in the same proportion as the shares for which voting instructions have been received. If other matters come before the meeting, the named proxies will vote plan shares on those matters in their discretion.

IMPORTANT – On the reverse side of this card are procedures on how to vote the shares.

Please consider voting by Internet or telephone.

Recommendations of the Board of Directors:

Choose this option if you would like to vote your shares with the recommendations of the Board of Directors. See below or refer to the proxy statement for details on the recommendations.

Vote with the Board's Recommendations

	Proposal(s)	Recommendations of the Board of Directors	Vote Options
1A	ELECTION OF DIRECTOR: J.R. ADAMS	For	¡ For ¡ Against ¡ Abstain
1B	ELECTION OF DIRECTOR: D.L. BOREN	For	¡ For ¡ Against ¡ Abstain
1C	ELECTION OF DIRECTOR: D.A. CARP	For	¡ For ¡ Against ¡ Abstain
1D	ELECTION OF DIRECTOR: C.S. COX	For	¡ For ¡ Against ¡ Abstain
1E	ELECTION OF DIRECTOR: D.R. GOODE	For	¡ For ¡ Against ¡ Abstain
1F	ELECTION OF DIRECTOR: S.P. MACMILLAN	For	¡ For ¡ Against ¡ Abstain
1G	ELECTION OF DIRECTOR: P.H. PATSLEY	For	¡ For ¡ Against ¡ Abstain
1H	ELECTION OF DIRECTOR: W.R. SANDERS	For	¡ For ¡ Against ¡ Abstain
1I	ELECTION OF DIRECTOR: R.J. SIMMONS	For	¡ For ¡ Against ¡ Abstain
1J	ELECTION OF DIRECTOR: R.K. TEMPLETON	For	¡ For ¡ Against ¡ Abstain
1K	ELECTION OF DIRECTOR: C.T. WHITMAN	For	¡ For ¡ Against ¡ Abstain
02	BOARD PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.	For	¡ For ¡ Against ¡ Abstain
03	BOARD PROPOSAL TO APPROVE A TEXAS INSTRUMENTS 2009 LONG-TERM COMPENSATION PLAN.	For	¡ For ¡ Against ¡ Abstain
04	BOARD PROPOSAL TO APPROVE A TEXAS INSTRUMENTS 2009 DIRECTOR COMPENSATION PLAN.	For	¡ For ¡ Against ¡ Abstain
05	STOCKHOLDER PROPOSAL REGARDING SEPARATION OF ROLES OF CHAIRMAN AND CEO.	Against	¡ For ¡ Against ¡ Abstain